EXHIBIT 7.1

                       PREFERRED STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                                  TEXOIL, INC.,

                          QUANTUM ENERGY PARTNERS, LP,

                     ENCAP EQUITY 1996 LIMITED PARTNERSHIP,

                     ENERGY CAPITAL INVESTMENT COMPANY PLC,

                         V&C ENERGY LIMITED PARTNERSHIP,

                                ARTHUR L. SMITH,

                                 PAUL B. DAVID,

                                THOMAS A. REISER,

                                       AND

                                 JERRY M. CREWS





                          DATED AS OF OCTOBER 12, 1999


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                                TABLE OF CONTENTS

                                                                           PAGE

SECTION 1.  DESCRIPTION OF TRANSACTION.......................................1
  1.1  Description of Securities.............................................1
  1.2  Closing...............................................................1
  1.3  Conditions to Closing.................................................1
  1.4  Basis for Investment..................................................3
  1.5  Definitions...........................................................3
SECTION 2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................6
  2.1  Organization..........................................................6
  2.2  Corporate Power.......................................................7
  2.3  Governmental Authorizations; Third Party Consents.....................7
  2.4  Authorization.........................................................7
  2.5  Capitalization........................................................7
  2.6  Preemptive Rights; Registration Rights................................8
  2.7  Financial Statements..................................................8
  2.8  Liabilities and Obligations...........................................8
  2.9  Employee Matters......................................................9
  2.10 Employee Benefit Plans...............................................10
  2.11 Absence of Certain Changes...........................................12
  2.12 Material Contracts...................................................13
  2.13 Insurance............................................................14
  2.14 Title to Properties and Assets; Liens, Etc...........................14
  2.15 Ownership of Data....................................................15
  2.16 Gas Imbalances; Preferential Rights..................................15
  2.17 Tax Matters..........................................................16
  2.18 Effect of Transactions...............................................16
  2.19 Litigation...........................................................17
  2.20 Legal Compliance; Pending Changes....................................17
  2.21 Subsidiaries: Joint Ventures.........................................17
  2.22 Brokerage............................................................17
  2.23 Ownership Interests of Interested Persons............................18
  2.24 Investments in Competitors...........................................18
  2.25 Environmental Matters................................................18
  2.26 Certain Payments.....................................................18
  2.27 Government Inquiries.................................................19
  2.28 No Bankruptcies......................................................19
  2.29 Year 2000 Compliance.................................................19
  2.30 Operating Company....................................................19
  2.31 Disclosure...........................................................19
SECTION 3.  REPRESENTATIONS OF THE INVESTORS................................20
  3.1  Authorization........................................................20
  3.2  Investment Purpose...................................................20
  3.3  Restrictions on Transferability......................................20
  3.4  Status of Investor...................................................20
  3.5  Brokerage............................................................21
  3.6  Own Account..........................................................21

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SECTION 4.  COVENANTS OF THE COMPANY........................................21
  4.1  Financial and Other Information......................................21
  4.2  Budget...............................................................22
  4.3  Access to Information................................................22
  4.4  Use of Proceeds......................................................22
  4.5  Board of Directors and Committees of the Board of Directors..........22
  4.6  Restricted Corporate Actions.........................................23
  4.7  Actions Requiring Board Approval.....................................23
  4.8  Preservation of Corporate Existence and Property.....................23
  4.9  Preservation of Business Opportunities...............................24
  4.10 Liability Insurance..................................................24
  4.11 No Impairment........................................................24
  4.12 Reserve for Conversion Shares........................................24
  4.13 Bylaws...............................................................24
  4.14 Compliance...........................................................25
  4.15 Brokerage............................................................25
  4.16 Operating Company Status.............................................25
  4.17 Issuance of Additional Series A Preferred............................25
  4.18 Reporting Consistency................................................25
  4.19 Indemnification Agreements...........................................25
SECTION 5.  RIGHT OF FIRST REFUSAL ON ISSUANCE OF NEW SECURITIES............25
  5.1  Grant of Right.......................................................25
  5.2  Notice...............................................................25
  5.3  Eligible Sales to Third Parties......................................26
SECTION 6.  INDEMNIFICATION.................................................26
  6.1  Indemnification by the Company.......................................26
  6.2  Indemnification by Investors.........................................26
  6.3  Adjustment of Conversion Price.......................................26
  6.4  Notice and Resolution of Claim.......................................27
SECTION 7.  GENERAL.........................................................27
  7.1  Amendments, Waivers and Consents.....................................27
  7.2  Survival; Assignability of Rights....................................27
  7.3  Headings.............................................................28
  7.4  Governing Law........................................................28
  7.5  Notices and Demands..................................................28
  7.6  Severability.........................................................28
  7.7  Expenses.............................................................28
  7.8  Corporate Opportunities..............................................28
  7.9  Entire Agreement.....................................................29
  7.10 Counterparts.........................................................29

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SCHEDULES AND EXHIBITS

Exhibit A   -     Certificate of Designation
Exhibit B   -     Amended and Restated Articles of Incorporation
Exhibit C   -     Amended and Restated Bylaws
Exhibit D   -     Form of Employment Agreement
Exhibit E   -     Indemnification Agreement
Exhibit F   -     Registration Rights Agreement
Exhibit G   -     Allocated Value of Properties


Schedule 1.1      -    Investors
Schedule 2.1      -    Jurisdictions
Schedule 2.5      -    Capitalization
Schedule 2.7      -    Financial Statements
Schedule 2.8      -    Liabilities and Obligations
Schedule 2.9(a)   -    Cash Compensation
Schedule 2.9(b)   -    Compensation Plans
Schedule 2.9(c)   -    Employment Agreements
Schedule 2.9(d)   -    Employee Policies and Procedures
Schedule 2.9(f)   -    Labor Compliance
Schedule 2.10     -    Employee Benefits Plans
Schedule 2.11     -    Certain Changes
Schedule 2.13     -    Insurance
Schedule 2.16     -    Gas Imbalances; Preferential Rights
Schedule 2.17     -    Taxes
Schedule 2.19     -    Litigation
Schedule 2.20     -    Legal Compliance
Schedule 2.21     -    Subsidiaries
Schedule 2.22     -    Brokerage
Schedule 2.23     -    Ownership Interests of Interested Persons
Schedule 2.25     -    Environmental Matters
Schedule 2.27     -    Government Inquiries


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                       PREFERRED STOCK PURCHASE AGREEMENT


      Texoil, Inc., a Nevada corporation (the "COMPANY"), and Quantum Energy Partners, LP, a Delaware limited partnership ("QUANTUM"), EnCap Equity 1996 Limited Partnership, a Texas limited partnership ("ENCAP EQUITY"), Energy Capital Investment Company PLC, a British Corporation (together with EnCap Equity, "ENCAP"), V&C Energy Limited Partnership, a Michigan limited partnership, Arthur L. Smith, an individual, Paul B. David, an individual, Thomas A. Reiser, an individual, and Jerry M. Crews, an individual (each, an "INVESTOR" and collectively, the "INVESTORS"), enter into this Preferred Stock Purchase Agreement, dated October 12, 1999 (this "AGREEMENT").

SECTION 1.  DESCRIPTION OF TRANSACTION

      1.1 DESCRIPTION OF SECURITIES. The Company has furnished the Investors with financial and nonfinancial information concerning the Company and its assets, liabilities, condition (financial and otherwise), operations, business and prospects. Based on such information, the representations and warranties set forth herein and the other terms and provisions hereof, the Investors collectively will purchase 2,750,000 shares of Series A Convertible Preferred Stock, par value $0.01 per share, of the Company (the "SERIES A PREFERRED"), at a purchase price per share of $8.00, all on the terms and conditions set forth herein. Each Investor will purchase the number of shares of Series A Preferred set forth opposite its name on SCHEDULE 1.1.

      1.2 CLOSING. The closing (the "CLOSING") of the sale of the Series A Preferred will take place at the offices of Jenkens & Gilchrist, a Professional Corporation, 1100 Louisiana, Suite 1800, Houston, Texas 77002, at 10:00 a.m., on or before the tenth day after satisfaction or waiver of the conditions set forth in SECTION 1.3 or such other time and place as agreed to by the parties hereto (the "CLOSING DATE"); provided that if the Closing does not take place on or before March 31, 2000, any party can terminate this Agreement. At the Closing, the Company will deliver to each Investor a certificate representing the shares of Series A Preferred being acquired by each Investor on the Closing Date upon payment of the purchase price by each Investor to the Company of immediately available funds by wire transfer, or by other form of payment acceptable to the Company. In addition, at the Closing the Company shall deliver to the Investors
(a) payment for the reasonable expenses of the Investors, including without limitation the fees and expenses of Quantum's counsel and EnCap's counsel, to the extent such expenses are reimbursable by the Company as provided in SECTION
7.7 below, and (b) a closing fee equal to 2% of the aggregate purchase price for the Series A Preferred purchased by the Investors, to be allocated among the Investors in proportion to the number of shares of Series A Preferred purchased by each Investor.

      1.3 CONDITIONS TO CLOSING. The obligation of the Investors to purchase and pay for the Series A Preferred to be purchased by the Investors on the Closing Date is subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

      (a) the Company shall have duly authorized and filed the Certificate of Designation (the "CERTIFICATE") with the Secretary of State of the State of Nevada, substantially in the form attached hereto as EXHIBIT A;


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      (b) the Company shall have duly authorized and filed the Amended and
Restated Articles of Incorporation (the "ARTICLES OF INCORPORATION") with the Secretary of State of the State of Nevada, substantially in the form attached hereto as EXHIBIT B;

      (c) the Company shall have amended and restated its Bylaws, substantially in the form attached hereto as EXHIBIT C;

      (d) this Agreement, the Articles of Incorporation, and the Certificate shall have been approved by the stockholders of the Company;

      (e) each of Frank A. Lodzinski, Jerry M. Crews, Francis Mury and Peggy Simpson shall have entered into an Employment Agreement, substantially in the form attached hereto as EXHIBIT D;

      (f) Bond & Taylor, L.L.P., counsel for the Company, and Nevada counsel for the Company shall have delivered to the Investors legal opinions, dated as of the Closing Date, in form and substance satisfactory to the Investors;

      (g) the Company and each of the directors who are designees of the Investors shall have entered into Indemnification Agreements (the
"INDEMNIFICATION AGREEMENTS"), substantially in the form attached hereto as EXHIBIT E;

      (h) the Company and the Investors shall have entered into a Registration Rights Agreement (the "REGISTRATION RIGHTS AGREEMENT"), substantially in the form attached hereto as EXHIBIT F;

      (i) each of the Investors shall purchase at the Closing pursuant to this Agreement the number of shares of Series A Preferred set forth opposite its name on SCHEDULE 1.1;

      (j) at the Closing, the net proceeds from the sale of the Series A Preferred shall be applied to the repayment of outstanding indebtedness of the Company, including the redemption of the $10,000,000 convertible debenture held by RIMCO; provided, however, that if the Company is unable to redeem the RIMCO debenture at the Closing without incurring a prepayment penalty, at the request of a Requisite Interest, $10,000,000 of the net proceeds shall be placed into an escrow account at the Closing pursuant to an escrow agreement, satisfactory in form and substance to a Requisite Interest, providing for the application of such funds to the redemption of the RIMCO debenture;

      (k) all representations and warranties of the Company to the Investors shall be true, correct and complete as of the Closing Date;

      (l) the Company shall have complied with all agreements, undertakings and obligations that are required to be performed or complied with by the Company at or prior to the Closing Date;

      (m) there shall have been no material adverse change in the business, assets, financial condition, operation and results of operations of the Company since September 30, 1999; and

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      (n) the Company shall have delivered to the Investors:

            (i) the Articles of Incorporation of the Company and all amendments thereto, certified by the Secretary of State of Nevada;

            (ii) (A) copies of the resolutions of the Company's Board of Directors authorizing and approving this Agreement and all of the transactions and agreements contemplated hereby and thereby, (B) the Bylaws of the Company and (C) the names of the officer or officers of the Company authorized to execute this Agreement and any and all documents, agreements and instruments contemplated herein, all certified by the Secretary of the Company to be true, correct, complete and in full force and effect and unmodified as of the Closing Date;

            (iii) a certificate of existence for the Company from the Secretary of State of Nevada;

            (iv) a certificate of account status for the Company from the Comptroller of the State of Nevada;

            (v) certificates from each state where the Company is required to be qualified as a foreign corporation showing such qualification, dated as of a date within ten (10) days of the Closing Date; and

            (vi) such other documents, instruments, and certificates as the Investors may reasonably request.

      1.4 BASIS FOR INVESTMENT. The Investors are making an investment in the Series A Preferred based on an equity value for the Company, prior to the sale of the Series A Preferred to the Investors, of $26,524,689 (the "EQUITY VALUE") and with an expectation of holding the Series A Preferred for at least two years. The Investors may be issued additional shares of Series A Preferred after the Closing pursuant to SECTION 4.17 of this Agreement. The Company's agreement to issue such additional shares if required by this Agreement is a material inducement to the Investors to enter into this Agreement and to purchase the Series A Preferred on the terms and conditions set forth herein. The Board of Directors of the Company has determined that the consideration to be received by the Company for the shares of Series A Preferred to be issued pursuant to this Agreement, including both the shares to be issued at Closing and shares that may be issued pursuant to SECTION 4.17, is adequate and fair.

      1.5 DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth below:

      (a) "AFFILIATE" shall have the same meaning given in Rule 405 promulgated under the Securities Act.

      (b) "ARTICLES OF INCORPORATION" shall have the meaning set forth in
SECTION 1.3(B).

      (c) "BALANCE SHEET" shall mean the balance sheet of the Company as of June 30, 1999, which Balance Sheet is included in the Financial Statements.

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      (d) "BALANCE SHEET DATE" means June 30, 1999.

      (e) "BYLAWS" shall mean the Amended and Restated Bylaws of the Company, as amended to date.

      (f) "CASH COMPENSATION" shall mean wages, salaries, bonuses (discretionary and formula) and other compensation paid or payable in cash.

      (g) "CERTIFICATE" shall have the meaning set forth in SECTION 1.3(A).

      (h) "CLASS B COMMON STOCK" shall mean the Class B Common Stock, $0.01 par value per share, of the Company.

      (i) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

      (j) "COMMISSION" shall mean the Securities and Exchange Commission.

      (k) "COMMON STOCK" shall mean the common shares, $0.01 par value per share, of the Company.

      (l) "COMPENSATION PLANS" shall mean compensation plans, arrangements and practices.

      (m) "CONTROLLED GROUP" shall mean a controlled group (within the meaning of Section 412(n)(6)(B) of the Code) in which the Company or any Subsidiary is a member.

      (n) "CONVERSION SHARES" shall mean any securities of the Company issued or issuable upon conversion of the Series A Preferred or the Class B Common Stock.

      (o) "DEBT LIMIT" shall mean $100,000,000 in aggregate principal amount outstanding at any time pursuant to the Amended and Restated Credit Agreement dated as of August 1, 1997 between Cliffwood Oil & Gas Corp., Cliffwood Energy Company and Cliffwood Production Co. (which are Subsidiaries of the Company), Comerica Bank-Texas, as agent for itself and certain other lenders and as a lender, and First Union National Bank, as a lender, as amended, restated, renewed, replaced or otherwise modified from time to time thereafter (the "CREDIT AGREEMENT"), provided that such debt does not bear interest at a rate in excess of the "Base Rate" plus 1% or the "Eurodollar Rate" plus 2.5%, as such rates are defined in the Credit Agreement (except when the "Default Rate" may become effective under the provisions of the Credit Agreement).

      (p) "DATA" shall have the meaning set forth in SECTION 2.15(C).

      (q) "EMPLOYEE POLICIES AND PROCEDURES" shall mean all employee manuals, policies, procedures and work related rules that apply to employees of the Company or any Subsidiary.

      (r) "EMPLOYEE BENEFIT PLANS" shall mean employee benefit plans within
Section 3(3) of ERISA.

      (s) "ENVIRONMENTAL LAWS" shall mean all federal, state and local laws (including common law), rules and regulations, permits, treaties, orders, enforceable

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requirements, decrees, judgments, injunctions, variances, authorizations, or agreements promulgated or entered into, or as interpreted by, any governmental entity relating to pollution or protection of human health or welfare or the environment, including without limitation the Clean Water Act (33 U.S.C. Section 1251 et seq.), as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Section 7401 et seq. ("CERCLA"), and all other laws and regulations relating to Hazardous Materials.

      (t) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

      (u) "EQUITY VALUE" shall have the meaning set forth in SECTION 1.4.

      (v) "FINANCIAL STATEMENTS" shall mean (a) the consolidated audited balance sheets, statements of operations and statements of cash flow of the Company as of December 31, 1998 and 1997 and (b) consolidated unaudited balance sheets, statements of operations and statements of cash flow of the Company for the six-month period ended June 30, 1999.

      (w) "GAAP" shall mean generally accepted accounting principles consistently applied.

      (x) "HAZARDOUS MATERIALS" shall mean any chemicals, pollutants, contaminants, wastes, asbestos, PCBs, urea formaldehyde, oils, petroleum and petroleum substance, or fractions thereof, or byproducts or other toxic or hazardous wastes, materials or substances, as those or any similar terms are defined in any Environmental Laws, or any other substance or waste regulated pursuant to any Environmental Law.

      (y) "MANAGEMENT" shall mean Frank A. Lodzinski, Jerry M. Crews, Francis Mury and Peggy Simpson.

      (z) "PREFERRED STOCK" shall mean the preferred stock, par value $0.01 per share, of the Company.

      (aa) "PRO RATA SHARE" shall mean the ratio that (i) the sum of the total number of shares of Common Stock which are then held by an Investor and those which such Investor has the right to obtain pursuant to exercise or conversion of any option, warrant, right or convertible security bears to (ii) the sum of the total number of shares of Common Stock then outstanding and which are issuable pursuant to exercise or conversion of any then outstanding options, warrants, rights or convertible securities.

      (bb) "QUANTUM" shall mean Quantum Energy Partners, LP, a Delaware limited partnership.

      (cc) "RELEASE" shall mean any spilling, leaking, pumping, pouring, emitting, discharging, injecting, escaping, leaching, dumping, or disposing into the environment.

      (dd) "REQUISITE INTEREST" shall mean the vote of the holders of at least a majority of the then outstanding Series A Preferred.

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      (ee) "SALE TRANSACTION" shall mean the consolidation or merger of the
Company with or into any other corporation or business entity in which the holders of the voting securities of the Company outstanding immediately after the Closing do not continue to hold more than 50% of the total voting securities of the surviving entity outstanding immediately after such transaction, the sale or other transfer in a single transaction or a series of related transactions of all or substantially all of the assets of the Company, or the liquidation, dissolution, winding-up or reorganization of the Company.

      (ff) "SECURITIES" shall mean the equity securities of the Company, including, without limitation, any class or series of Preferred Stock, Common Stock, Class B Common Stock, instruments convertible or exchangeable into such securities, or rights to acquire such securities.

      (gg) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

      (hh) "SERIES A PREFERRED" shall mean the Series A Preferred Stock, $0.01 par value per share, of the Company.

      (ii) "SUBSIDIARY" shall mean any corporation, partnership, joint venture or other legal entity in which the Company owns, directly or indirectly, an equity interest.

      (jj) "SUPERMAJORITY INTEREST" shall mean the vote of the holders of at least ninety percent (90%) of the then outstanding Series A Preferred.

      (kk) "THRESHOLD AMOUNT" shall mean at least ten percent (10%) of the sum of (a) the shares of the Series A Preferred issued to the Investors on the Closing Date, and (b) the number of additional shares of Series A Preferred issued to the Investors as dividends or pursuant to other adjustments in accordance with the provisions of the Certificate and/or this Agreement.

      (ll) "TO THE BEST KNOWLEDGE OF THE COMPANY" shall mean those facts after due inquiry that are actually known, or should have been known, by the officers of the Company.

SECTION 2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      As part of the basis of this Agreement, the Company hereby represents and warrants to the Investors on and as of the date hereof, and at the Closing Date, that:

      2.1 ORGANIZATION. Each of the Company and the Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and except as described in SCHEDULE 2.1, is not required to be qualified to do business as a foreign corporation in any other jurisdiction, except where the failure to be so qualified would not have a material adverse effect upon the condition (financial or otherwise), properties, operations or prospects of the Company or such Subsidiary. SCHEDULE 2.1 sets forth the jurisdictions in which the Company and each Subsidiary is qualified.

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      2.2 CORPORATE POWER. The Company and the Subsidiaries have all required corporate power and authority to own their respective properties and to carry on their respective businesses as presently conducted and as proposed to be conducted. The Company has all required corporate power and authority to execute and deliver this Agreement and on or prior to the Closing Date, will have all required corporate power and authority to execute and deliver the other agreements contemplated herein, to issue and sell the Series A Preferred hereunder, to issue shares of Class B Common Stock upon the automatic conversion of the Series A Preferred, to issue shares of Common Stock upon conversion of the Series A Preferred or the Class B Common Stock, and to carry out the transactions contemplated by this Agreement and the other agreements contemplated herein. The Articles of Incorporation and Bylaws, copies of which have been delivered to the Investors pursuant to SECTION 1.3(N) hereof, are true, correct and complete.

      2.3 GOVERNMENTAL AUTHORIZATIONS; THIRD PARTY CONSENTS. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any governmental authority or any other individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind is necessary or required in connection with the execution, delivery or performance by the Company of this Agreement, or any other documents executed pursuant to this Agreement, other than (a) as specifically required by this Agreement, and (b) the filing of a registration statement pursuant to the Registration Rights Agreement, the filing of a Form D with the Securities and Exchange Commission and filings required under applicable state securities or "blue sky" laws.

      2.4 AUTHORIZATION. All corporate action on the part of the Company, its directors and shareholders necessary for the authorization, execution and delivery of this Agreement has been taken. All corporate action on the part of the Company, its directors and shareholders necessary for (a) the authorization, execution and delivery of the other agreements contemplated herein by the Company, (b) the authorization, sale, issuance and delivery of the Series A Preferred (including the Conversion Shares) and (c) the performance of all of the Company's obligations hereunder and under the other agreements contemplated herein will have been taken on or prior to the Closing Date. This Agreement is, and all documents executed pursuant to this Agreement will be on or prior to the Closing Date, valid and binding obligations of the Company, enforceable according to their terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other similar laws of general application relating to or affecting the enforcement of creditor rights, (ii) laws and judicial decisions regarding indemnification for violations of federal securities laws,
(iii) the availability of specific performance or other equitable remedies, and
(iv) with respect to any indemnification agreements set forth herein or therein, principles of public policy.

      2.5 CAPITALIZATION. The authorized and issued capital stock of the Company is as set forth in SCHEDULE 2.5. All of the presently outstanding shares of capital stock of the Company have been validly authorized and issued and are fully paid and nonassessable. The Series A Preferred have been validly authorized and, when delivered and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable and free of all encumbrances and restrictions, except restrictions on transfer imposed by applicable securities laws. The relative rights, preferences, restrictions and other provisions relating to the Series A Preferred are as set forth in

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EXHIBIT A. The Company has authorized and reserved for issuance upon conversion of the Series A Preferred not less than 10,000,000 shares of its Class B Common Stock and not less than 10,000,000 shares of its Common Stock, and the Conversion Shares will be, when and if issued, validly authorized and issued, fully paid and nonassessable, and free of all encumbrances and restrictions, except restrictions on transfer imposed by applicable securities laws. Except as provided in SCHEDULE 2.5, the Company has not issued any other shares of its capital stock and there are no outstanding options, warrants, subscriptions or other rights or obligations to purchase or acquire any of such shares, nor any outstanding securities convertible into or exchangeable for such shares. Except as disclosed on SCHEDULE 2.5 or as contemplated under this Agreement (and the other agreements executed in connection herewith), there are no agreements to which the Company is a party or has knowledge regarding the issuance, registration, voting or transfer of or obligation (contingent or otherwise) of the Company or any Subsidiary to repurchase or otherwise acquire or retire or redeem any of its outstanding shares of capital stock. No dividends are accrued but unpaid on any capital stock of the Company.

      2.6 PREEMPTIVE RIGHTS; REGISTRATION RIGHTS. There are no preemptive rights affecting the issuance or sale of the Company's capital stock, except as described in SECTION 5. The Company is not under any contractual obligation to register (in compliance with the filing requirements and being deemed effective under the Securities Act) any of its presently outstanding Securities or any of its Securities which may hereafter be issued, except as described in the Registration Rights Agreement.

      2.7 FINANCIAL STATEMENTS. SCHEDULE 2.7 contains true, correct and complete copies of the Financial Statements. Except as described in SCHEDULE 2.7, the Financial Statements are in accordance with the books and records of the Company and the Subsidiaries, have been prepared consistently with past practices, have been prepared in accordance with GAAP (except that the unaudited Financial Statements do not contain notes required by GAAP) and present fairly in all material respects the financial position of the Company and the Subsidiaries on the dates of such statements and the results of their operations for the periods covered. The Company maintains its books, records and accounts in accordance with good business practice and in sufficient detail to reflect fairly and in all material respects the transactions and dispositions of its assets, liabilities and securities.

      2.8 LIABILITIES AND OBLIGATIONS. Except as set forth in SCHEDULE 2.8, the Financial Statements reflect all liabilities of the Company and the Subsidiaries, accrued, contingent or otherwise (asserted or unasserted), arising out of transactions effected or events occurring on or prior to the Balance Sheet Date. All allowances or provisions for loss shown in the Financial Statements are appropriate, reasonable and sufficient to adequately provide for losses thereby contemplated. Except as set forth in the Financial Statements, neither the Company nor any Subsidiary is liable upon or with respect to, or obligated in any other way to provide funds in respect of or to guarantee or assume in any manner, any debt, obligation or dividend of any person, corporation, association, partnership, joint venture, trust or other entity, and the Company knows of no basis for the assertion of any other claims or liabilities of any material nature or in any material amount.

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      2.9 EMPLOYEE MATTERS.

      (a) CASH COMPENSATION. The Company has delivered to the Investors a complete and accurate list of the names, titles and Cash Compensation of all executive management of the Company and the Subsidiaries, regardless of compensation levels, and other employees who are currently compensated at a rate in excess of $10,000 per year or who earned in excess of $10,000 during the Company's preceding fiscal year. In addition, the Company has delivered to the Investors a schedule containing a complete and accurate description of (i) all increases in Cash Compensation of such employees of the Company or the Subsidiaries during the current and immediately preceding fiscal years of the Company, (ii) any promised increases in Cash Compensation of such employees of the Company or the Subsidiaries that have not yet been effected and (iii) all increases in Cash Compensation of any other employees which would cause such employees to be compensated at a rate in excess of $10,000 per year, but which have not yet been effected.

      (b) COMPENSATION PLANS. SCHEDULE 2.9(B) contains a complete and accurate list of all Compensation Plans sponsored by the Company or the Subsidiaries or to which the Company or any Subsidiary contributes on behalf of its employees, other than Employee Benefit Plans listed in SCHEDULE 2.10. The Compensation Plans include, without limitation, plans, arrangements or practices that provide for severance pay, deferred compensation, incentive, bonus or performance awards, and stock ownership or stock options.

      (c) EMPLOYMENT AGREEMENTS. SCHEDULE 2.9(C) contains a complete and accurate list of all employment agreements to which the Company or any Subsidiary is a party with respect to its employees. Such employment agreements include, without limitation, employee leasing agreements, employee services agreements and noncompetition agreements.

      (d) EMPLOYEE POLICIES AND PROCEDURES. SCHEDULE 2.9(D) contains a complete and accurate list of all Employee Policies and Procedures.

      (e) UNWRITTEN AMENDMENTS. No unwritten amendments have been made, whether by oral communication, pattern of conduct or otherwise, with respect to any Compensation Plans, employment agreements to which the Company or any Subsidiary is a party with respect to its employees or Employee Policies and Procedures.

      (f) LABOR COMPLIANCE. Except as set forth in SCHEDULE 2.9(F), the Company and each Subsidiary (i) has been and is in compliance in all material respects with all laws, rules, regulations and ordinances respecting employment and employment practices, terms and conditions of employment and wages and hours, and (ii) is not liable for any material arrears of wages or penalties for failure to comply with any of the foregoing. Neither the Company nor any Subsidiary has engaged in any unfair labor practice or discriminated on the basis of race, color, religion, sex, national origin, age or handicap in its employment conditions or practices. There are no (A) unfair labor practice charges or complaints or racial, color, religious, sex, national origin, age or handicap discrimination charges or complaints pending or, to the best knowledge of the Company, threatened against the Company or any Subsidiary before any federal, state or local court, board, department, commission or agency nor, to the best knowledge of the Company, does any basis therefor exist or (B) existing or, to the best knowledge of the Company, threatened labor strikes, disputes (individual or otherwise) or grievances affecting the Company or any Subsidiary, nor, to the best knowledge of the Company, does any basis therefor exist.

      (g) UNIONS. Neither the Company nor any Subsidiary has ever been a party to any agreement with any union, labor organization or collective bargaining unit. No employees of the Company or any Subsidiary are represented by any union, labor organization or collective bargaining unit. To the best knowledge of the Company, the employees of the Company and the Subsidiaries have no intention to and have not threatened to organize or join a union, labor organization or collective bargaining unit.

      (h) ALIENS. All employees of the Company and the domestic Subsidiaries are citizens of, or are authorized to be employed in, the United States.

      (i) CONTINUATION OF EMPLOYMENT. No member of Management of the Company or any Subsidiary has indicated to the Company his or her desire or intent to terminate employment with the Company or any Subsidiary, and neither the Company nor any Subsidiary has any present intent of terminating any member of management.

      2.10 EMPLOYEE BENEFIT PLANS.

      (a) IDENTIFICATION. SCHEDULE 2.10 contains a complete and accurate list of all Employee Benefit Plans maintained by the Company or any Subsidiary or to which the Company or any Subsidiary contributes on behalf of its employees and all Employee Benefit Plans previously maintained or contributed to on behalf of its employees within the five years preceding the date hereof. No unwritten amendment exists with respect to any Employee Benefit Plan.

      (b) ADMINISTRATION. Each Employee Benefit Plan and any related trust agreements or annuity contracts currently comply and have complied in the past both as to form and operation with the provisions of the applicable documents and all laws, rules and regulations governing or applying to such plan agreements or contracts. Each Employee Benefit Plan has been administered to date in compliance with the requirements of the Code and ERISA, and all reports and filings required by any government agency with respect to each Employee Benefit Plan have been timely and completely filed. Future compliance with the requirements of ERISA as in effect on the date of the Closing or any collective bargaining agreements to which the Company or an Affiliate is a party will not result in any increase in the rate of benefit accrual under any Employee Benefit Plan except as otherwise stated in SCHEDULE 2.10.

      (c) EXAMINATIONS. No Employee Benefit Plan is currently the subject of an audit, investigation, enforcement action or other similar proceeding conducted by any state or federal agency.

      (d) PROHIBITED TRANSACTIONS. No prohibited transactions (within the meaning of Section 4975 of the Code and Section 406(a) or (b) of ERISA) have occurred with respect to any Employee Benefit Plan.

      (e) CLAIMS AND LITIGATION. No pending or, to the best knowledge of the Company, threatened, claims, suits or other proceedings exist with respect to any

Employee Benefit Plan, other than normal benefit claims filed by participants or beneficiaries.

      (f) QUALIFICATION. A favorable determination letter or ruling from the Internal Revenue Service has been issued for each Employee Benefit Plan (including any amendments thereto) intended to be qualified within the meaning of Section 401(a) of the Code and/or tax-exempt within the meaning of Section 501(a) of the Code. No proceedings against the Company exist or, to the best knowledge of the Company, have been threatened that could result in the revocation of any such favorable determination letter or ruling.

      (g) FUNDING STATUS. No accumulated funding deficiency (within the meaning of Section 412 of the Code), whether waived or unwaived, exists with respect to any Employee Benefit Plan or any plan sponsored by any member of a Controlled Group. With respect to each Employee Benefit Plan subject to Title IV of ERISA, the assets of each such plan are at least equal in value to the present value of accrued benefits determined on an ongoing basis as of the date hereof. With respect to each Employee Benefit Plan described in Section 501(c)(9) of the Code, the assets of each such plan are at least equal in value to the present value of accrued benefits as of the date hereof. No partial termination has occurred or is expected to occur in connection with the Closing.

      (h) EXCISE TAXES. Neither the Company nor any Subsidiary or any member of a Controlled Group has any liability to pay excise taxes, penalty taxes or fines with respect to any Employee Benefit Plan under applicable provisions of the Code or ERISA.

      (i) MULTIEMPLOYER PLANS. Neither the Company nor any Subsidiary nor any member of a Controlled Group is or ever has been obligated to contribute to a multiemployer plan within the meaning of Section 3(37) of ERISA.

      (j) PBGC. No facts or circumstances exist that would result in the imposition of liability against the Investors or the Company by the Pension Benefit Guaranty Company as a result of any act or omission by the Company, any Subsidiary or any member of a Controlled Group. No reportable event (within the meaning of Section 4043 of ERISA) for which the notice requirement has not been waived has occurred with respect to any Employee Benefit Plan subject to the requirements of Title IV of ERISA.

      (k) RETIREES. Neither the Company nor any Subsidiary has any obligation or commitment to provide medical, dental or life insurance benefits to or on behalf of any of its employees who may retire or any of its former employees who have retired from employment with the Company or any Subsidiary.

      (l) DEFERRED COMPENSATION PLANS. SCHEDULE 2.10 lists each deferred compensation plan, bonus plan, stock option plan, employee stock purchase plan and any other Employee Benefit Plan, agreement, arrangement or commitment not required under a previous subsection to be listed in the schedule to this Section (other than normal policies concerning holidays, vacations and salary continuation during short absences for illness or other reasons) maintained by the Company or an Affiliate. All such plans, agreements, arrangements and commitments comply currently and have complied in the past, both as to form and operation with all applicable laws, rules and regulations.

      (m) PARACHUTE PAYMENTS. There are no agreements which will provide payments to any officer, employee, shareholder or highly compensated individual which will be "parachute payments" under ss. 280G of the Code that are nondeductible to the Company or an Affiliate or subject to tax under ss. 4999 of said Code for which the Company or an Affiliate would have withholding liability.

      (n) UNFUNDED LIABILITIES. There are no material unfunded liabilities associated with any Employee Benefit Plan.

      2.11 ABSENCE OF CERTAIN CHANGES. Except as set forth in the Form 8-K of the Company dated July 30, 1999, since the Balance Sheet Date, neither the Company nor any Subsidiary has:

      (a) suffered any material adverse change, whether or not caused by any deliberate act or omission of the Company, any Subsidiary or any shareholder of the Company, in its condition (financial or otherwise), operations, assets, liabilities, business or prospects, taken as a whole;

      (b) contracted for the purchase of any capital assets having a cost in excess of $1,500,000 or paid any capital expenditures in excess of $1,500,000;

      (c) incurred any indebtedness for borrowed money or issued or sold any debt securities;

      (d) incurred or discharged any liabilities or obligations, except in the ordinary course of business;

      (e) paid any amount on any indebtedness prior to the due date, or forgiven or canceled any debts;

      (f) mortgaged, pledged or subjected to any security interest, lien, lease or other charge or encumbrance any of its properties or assets;

      (g) suffered any damage or destruction to or loss of any assets (whether or not covered by insurance) that has materially and adversely affected, or could materially and adversely affect, its business;

      (h) acquired or disposed of any assets except in the ordinary course of business;

      (i) written up or written down the carrying value of any of its assets;

      (j) changed any accounting principles, methods or practices previously followed or changed the costing system or depreciation methods of accounting for its assets;

      (k) waived any material rights or forgiven any material claims;

      (l) lost, terminated or experienced any change in the relationship with any employee, customer or supplier, which termination or change has materially and adversely affected, or could materially and adversely affect, its business or assets;

      (m) increased the compensation of any director or officer;

      (n) increased the compensation of any employee, except in the ordinary course of business;

      (o) made any payments to or loaned any money to any person or entity referred to in SECTION 2.23;

      (p) formed or acquired or disposed of any interest in any corporation, partnership, joint venture or other entity;

      (q) redeemed, purchased or otherwise acquired, or sold, granted or otherwise disposed of, directly or indirectly, any of its capital stock or Securities or any rights to acquire such capital stock or Securities, or agreed to change the terms and conditions of any such rights or paid any dividends or made any distribution to the holders of the Company's capital stock;

      (r) entered into any agreement with any person or group, or modified or amended in any material respect the terms of any such existing agreement, except in the ordinary course of business;

      (s) entered into, adopted or amended any Employee Benefit Plan; or

      (t) committed to do any of the foregoing or entered into any other commitment or transaction or experienced any other event that is material to this Agreement or to any of the other agreements and documents executed or to be executed pursuant to this Agreement or to the transactions contemplated hereby or thereby, or that has materially and adversely affected, or could materially and adversely affect, the condition (financial or otherwise), operations, assets, liabilities, business or prospects of the Company or any Subsidiary, taken as a whole.

      2.12 MATERIAL CONTRACTS.

      (a) The Company has filed with the Commission all agreements, contracts, leases or other documents of a character required by the rules and regulations of the Commission to be filed by the Company as exhibits to any registration statement or report filed by the Company (the "MATERIAL CONTRACTS"). A complete and correct copy of each Material Contract has been furnished to or made available to the Investors. Each Material Contract is valid, binding and enforceable. The Company and each Subsidiary are in compliance in all material respects with the provisions of each such Material Contract to which they are a party. Neither the Company nor any Subsidiary has knowledge or reason to believe that each other party to each Material Contract is not in compliance in all material respects with the provisions of each such Material Contract.

      (b) Except as disclosed in the Company's Commission Reports (as defined in SECTION 2.26), neither the Company nor any Subsidiary has entered into, nor is the capital stock, the assets or the business of the Company or any Subsidiary bound by, whether or not in writing any

      (i) employment, consulting or compensation agreement or arrangement, including the election or retention in office of any director or officer;

      (ii) agreement between the Company and any Affiliate of the Company;

      (iii) agreement relating to any material matter or transaction in which an interest is held by a person or entity that is an Affiliate of the Company; or

      (iv) contracts containing noncompetition covenants.

      2.13 INSURANCE. The Company and the Subsidiaries carry property, liability, workers' compensation and such other types of insurance as is customary in the industry of the insured. A list and brief description of all insurance policies of the Company and the Subsidiaries are set forth in SCHEDULE
2.13. All of such policies are valid and enforceable policies, issued by insurers of recognized responsibility in amounts and against such risks and losses as is customary in the industry of the insured.

      2.14 TITLE TO PROPERTIES AND ASSETS; LIENS, ETC.

      (a) EXHIBIT G sets forth a true and accurate description of the undivided leasehold and other interests of the Company and its Subsidiaries in the oil, gas and other mineral properties that are owned by the Company and its Subsidiaries and the value of each such interest as of the Closing Date as agreed by the Company and the Investors.

      (b) Prior to acquiring such oil, gas and other mineral properties, the Company has conducted such review of the title to such properties as would customarily be conducted by a prudent operator in acquiring comparable oil and gas properties. Subject to typical oil and gas options to lease, oil and gas leases, seismic surface and mineral permits, typical oil and gas industry operating agreements, product purchase contracts, and other typical contractual arrangements in the oil and gas industry, (i) the Company has good and defensible title to its properties and assets, including the properties and assets reflected in the Financial Statements and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (w) those resulting from taxes which have not yet become delinquent, (x) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company, (y) those securing the Company's credit facilities and those reflected in the Financial Statements (including the footnotes thereto), and (z) those that have otherwise arisen in the ordinary course of business which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company, and (ii) each Subsidiary has good and defensible title to its properties and assets and good title to its leasehold estates. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company and the Subsidiaries are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used.

      (c) The Company and each Subsidiary enjoys peaceful and undisturbed possession under all leases necessary for the operation of its properties, assets and business and all such leases are valid and subsisting and are in full force and effect. To the best knowledge of the Company, there exists no default under any provision of any lease that would permit the lessor thereunder to terminate any such lease or to exercise any rights under such lease that, individually or together with all other such defaults, could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), operations, assets, liabilities, business or prospects of the Company or any Subsidiary, taken as a whole.

      2.15 OWNERSHIP OF DATA.

      (a) OWNERSHIP. The Company and each Subsidiary owns all Data (as defined herein) used in connection with its properties or assets, or possesses adequate licenses or other rights therefor, without conflict with the rights of others.

      (b) CONFLICTING RIGHTS OF THIRD PARTIES. To the best knowledge of the Company (i) neither the Company nor any Subsidiary is using or in any way making use of any confidential information (including Data, to the extent confidential) or trade secrets of any third party, including, without limitation, any past or present employee of the Company or any Subsidiary, except under valid and existing license agreements; (ii) use of the Data does not require the consent of any other person which has not been obtained; and (iii) no claim, which would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), properties, operations or prospects of the Company has been asserted by any person to the ownership of or right to use any Data or challenging or questioning the validity or effectiveness of any license or agreement constituting a part of any Data, and the Company knows of no valid basis for any such claim.

      (c) For purposes of the foregoing, "DATA" means materials and information (in any form) relating to the identification, acquisition, evaluation, exploration or development of oil, gas and other mineral properties, interests and prospects, including without limitation (i) geological, geophysical and seismic maps, reports, interpretations and other data; (ii) lease, land, title and other files, records and information; (iii) logs, production records, reserve reports, engineering data and drilling, completion and operating records, reports and information; and (iv) any written calculations, summaries, memoranda, correspondence, plans, proposals or strategies relating to any of the foregoing.

      2.16 GAS IMBALANCES; PREFERENTIAL RIGHTS. SCHEDULE 2.16 sets forth (a) an accurate description of all material obligations (if any) of the Company to any third party under any contracts to which the Company or by which its assets are bound and which includes "take or pay" or similar provisions obligating the Company to deliver production from an oil and gas property of the Company for which it has already received payment (or obligating the Company to return any such payment) together with an accurate and detailed listing of the amount of all such delivery obligations, (b) a list of all instruments and agreements whereby any third party may claim a preferential right or call to purchase a material portion of the production of the Company at a price other than the market price prevailing from time to time where such properties are located, other than under existing contracts for sale of production, and (c) an accurate and detailed listing of all gas imbalances owing by or owing to the Company as of a recent date (not more than

5 days prior to the Closing Date) to the extent such imbalances would be reasonably likely to result in a net liability of the Company in excess of $100,000 in the aggregate.

      2.17 TAX MATTERS.

      (a) All required foreign, federal, state, local and other tax returns, notices and reports (including, without limitation, income, property, sales, use, franchise, capital stock, excise, added value, employees' income withholding, social security and unemployment tax returns) of the Company and the Subsidiaries have been accurately prepared in all material respects and duly and timely filed, and all foreign, federal, state, local and other taxes required to be paid with respect to the periods covered by such returns have been paid. The Company and the Subsidiaries are not and have not been delinquent in the payment of any tax, assessment or governmental charge. The Company is not a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code. The Company does not have and has not had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country.

      (b) Except as set forth in SCHEDULE 2.17, the Company and the Subsidiaries have not had any tax deficiency proposed or assessed against any of them and have not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. Except as set forth in SCHEDULE 2.17, and except for sales tax audits, none of the Company's or the Subsidiaries' franchise tax returns has ever been audited by governmental authorities. No tax audit, action, suit, proceeding, investigation or claim is now pending nor, to the best knowledge of the Company, threatened against the Company or any Subsidiary, and no issue or question has been raised (and is currently pending) by any taxing authority in connection with any of the Company's or any Subsidiaries' tax returns or reports.

      (c) The allowances or provisions for taxes, assessments and governmental charges reflected on the Balance Sheet are and will be sufficient for the payment of all unpaid taxes and governmental charges payable by the Company and the Subsidiaries with respect to the period ended on the Balance Sheet Date. Since the Balance Sheet Date, the Company and the Subsidiaries have made adequate provisions on their respective books of account for all taxes, assessments and governmental charges with respect to their respective businesses, properties and operations for such period. The Company and the Subsidiaries have withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and have paid the same to the proper tax receiving officers or authorized depositories.

      2.18 EFFECT OF TRANSACTIONS. The Company's execution and delivery of this Agreement and the performance of the businesses of the Company and each Subsidiary as now conducted does not, and the Company's execution and delivery of the other agreements contemplated herein, its performance of the transactions contemplated by this Agreement and the other agreements contemplated herein and the performance of the businesses of the Company and each Subsidiary as now conducted will not, as of the Closing Date, violate any terms of the Articles of Incorporation or Bylaws or violate any judgment, decree or order, or any material contract or obligation of the Company or such Subsidiary, as the case may be, or any statute, rule or regulation of any federal, state or local government or agency applicable to the Company or any such Subsidiary, or any material contract to which any employee of the Company or any Subsidiary is bound. Subject to the truth and accuracy of the Investors' representations and warranties herein, the offer and sale of the Series A Preferred will be in compliance with all federal and state securities laws.

      2.19 LITIGATION. Except as described in the Company's Commission Reports (as defined in SECTION 2.26), there is no litigation, arbitration or governmental proceeding or investigation pending or, to the best knowledge of the Company, threatened (a) against the Company or any Subsidiary, (b) affecting any of the properties or assets of the Company or any Subsidiary, (c) that questions the validity of this Agreement or any of the other agreements contemplated herein, or the right of the Company to enter into this Agreement or any of the other agreements contemplated herein, or consummate the transactions contemplated hereby or thereby, or (d) against any officer, director, shareholder or employee of the Company or any Subsidiary in such capacity or relating to his prior employment relationships. Except as set forth on SCHEDULE 2.19, the Company is not aware of any fact that is likely to form the basis of any such litigation, arbitration or proceeding. Except as set forth on SCHEDULE 2.19, there is no action or suit pending or threatened against others.

      2.20 LEGAL COMPLIANCE; PENDING CHANGES. Except as set forth on SCHEDULE 2.20, (a) the Company and the Subsidiaries have all material franchises, permits, licenses and other rights and privileges necessary to permit them to own their respective properties and to conduct their respective businesses as presently conducted and (b) the Company and each Subsidiary, and the business and operations of the Company and each Subsidiary, have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations, and neither the Company nor any Subsidiary is in violation of any judgment, order or decree. There is no existing law, rule, regulation or order which would prohibit or restrict the Company or any Subsidiary from, or otherwise materially adversely affect the Company or any Subsidiary in, conducting its business in any jurisdiction in which it is now conducting business or in which it proposes to conduct business. To the best knowledge of the Company, without further inquiry, there is no pending or threatened change in any law, rule, regulation or ordinance which materially and adversely affects or could materially and adversely affect the Company or the Subsidiaries or their respective financial condition, operations, assets, prospects or business, taken as a whole.

      2.21 SUBSIDIARIES: JOINT VENTURES. Except as described in SCHEDULE 2.21, the Company does not have any direct or indirect Subsidiaries. Each Subsidiary is wholly owned by the Company, and the Company has no present intention of (a) disposing of any of the capital stock or equity interests of any such Subsidiary presently owned by the Company or (b) allowing any Subsidiary to sell or otherwise dispose of any material portion of such Subsidiary's assets, except for normal dispositions in the ordinary course of business.

      2.22 BROKERAGE. Except as provided in SCHEDULE 2.22, there are no claims for brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by the Company or any Subsidiary.

      2.23 OWNERSHIP INTERESTS OF INTERESTED PERSONS. Except as set forth in
Schedule 2.23, no Management, or their respective spouses or children, owns directly or indirectly, on an individual or joint basis, any material interest in, or serves as an officer or director of, any customer, supplier, or distributor which has a business relationship with the Company or any Subsidiary, any organization that has a material contract or arrangement with the Company or any Subsidiary, or any organization that has a material contract or arrangement with a competitor of the Company or any Subsidiary, other than the ownership of less than one percent (1%) of the securities of any company that are publicly traded on any national exchange or over the counter market.

      2.24 INVESTMENTS IN COMPETITORS. No Management, or their respective spouses or children, owns directly or indirectly, on an individual or joint basis, any interests or has any investment in any corporation, business or other person that is a competitor of the Company or any Subsidiary, other than the ownership of less than one percent (1%) of the securities of any company that are publicly traded on any national exchange or over the counter market.

      2.25 ENVIRONMENTAL MATTERS. Except as set forth on SCHEDULE 2.25, and except for matters which individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Company or any Subsidiary or their respective financial condition, operations, assets, prospects or business, (a) neither the Company nor any Subsidiary, nor any facility, vessel, or property currently or formerly owned, leased or operated by any of them (a "SITE"), is in violation of or has violated any Environmental Laws; (b) the Company and each Subsidiary have obtained and are in material compliance with all permits, licenses, authorizations, registrations and other governmental consents required under Environmental Laws and the Company does not know of any reason why any Site cannot continue to be operated in compliance with such permits, licenses, authorizations, registrations and other governmental consents; (c) there have been no Releases of Hazardous Materials in, on, under, from or affecting any Site; (d) there are no pending or threatened actions, suits, claims or other legal proceedings based on (i) the current or past presence on any Site of Hazardous Materials, (ii) the current or past Release or threatened Release into the environment of Hazardous Materials from any Site,
(iii) the off-site disposal, transport, or arrangement for disposal of Hazardous Materials originating on or from any Site or the business or assets of the Company or any Subsidiary or (iv) any violation or alleged violation of Environmental Laws by the Company or any Subsidiary, nor are there any facts or circumstances which could give rise to any such action, suit, claim or other proceedings; (e) neither the Company nor any Subsidiary is, and on the Effective Date none of them will be, subject to any actual or contingent liability or any remediation requirements in connection with any Release or threatened Release of Hazardous Materials into the environment and there are no conditions or occurrences which could result in any such liability or requirement; and (f) there are no and have not been any underground storage tanks or underground piping associated with any such tanks at or under any Site. The Company has provided the Investors all information, documents and reports, in its possession and control relating to the environmental condition of all Sites.

      2.26 COMMISSION REPORTS. The Company has filed in a timely manner with the Commission all forms, financial statements, documents and reports (collectively the "COMMISSION REPORTS") required to be filed by the Company pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"). Such Commission Reports were prepared in all material respects in accordance with the Exchange Act and do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      2.27 GOVERNMENT INQUIRIES. Except as set forth on SCHEDULE 2.27 and except for filings in the ordinary course of business with state agencies that regulate oil and gas exploration and production, there have been no material inquiries, demands or requests for information received by the Company or any Subsidiary from, or any material statement, report or other document filed by the Company or any Subsidiary with, any governmental or administrative agency.

      2.28 NO BANKRUPTCIES. Neither the Company nor the Subsidiaries, nor any of their respective officers, directors or Affiliates, have voluntarily sought, consented to or acquiesced in the benefits of, or become party to or made the subject of the Bankruptcy Code of the United States or any other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

      2.29 YEAR 2000 COMPLIANCE. All of the material computer programs owned by the Company or its Subsidiaries are "YEAR 2000 COMPLIANT." "YEAR 2000 COMPLIANT," for the purposes of this Agreement, means that (a) such computer programs are designed to be used before, during and after the calendar Year 2000 A.D.; (b) such designs include the capability of performing date data century recognition and calculations that accommodate same century and multi-century formulas and date values, and using date data interface values that reflect the century (and where a two-digit year is used, provides a clear definition of the assumptions used for determining the proper century); and (c) such computer programs, when used during each such time period, will accurately receive, provide and process data/time data (including calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, including the years 1999 and 2000, and leap year calculations. To the best knowledge of the Company, no material intellectual property licensed from third parties nor any embedded date sensitive technology will cause a material adverse effect on the Company or any Subsidiary or their respective financial condition, operations, assets, prospects or business on or after January 1, 2000.

      2.30 OPERATING COMPANY. The Company is an "operating company" as such term is defined under Department of Labor Regulation Section 2510.3 - 101(c).

      2.31 DISCLOSURE. This Agreement and the exhibits and schedules hereto, when taken as a whole with other documents and certificates furnished by the Company and any Subsidiary to the Investors or their counsel, do not contain any untrue statement of material fact or omit any material fact necessary in order to make the statements therein not misleading; PROVIDED, HOWEVER, certain materials provided to the Investors contain projections and estimates of future events, and such projections and estimates have been based upon certain assumptions that management of the Company and the Subsidiaries made in good faith and believed were reasonable at the time such materials were prepared. There is no fact known to the Company or any Subsidiary that has not been disclosed to the Investors prior to the date of this Agreement that materially and adversely affects the business, assets, properties, prospects or condition (financial or otherwise) of the Company or any Subsidiary, taken as a whole, or the ability of the Company or any Subsidiary to perform under this Agreement or the other agreements contemplated hereby or to consummate the transactions contemplated hereby or thereby.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

      As part of the basis of this Agreement, each Investor hereby represents and warrants, severally and not jointly, to the Company on and as of the date hereof, and at the Closing Date, that:

      3.1 AUTHORIZATION. The execution by the Investor of this Agreement has been, and the execution by the Investor of the documents to be executed by the Investor pursuant to this Agreement will be on or prior to the Closing Date, authorized by all necessary action on the part of the Investor. This Agreement is, and all documents executed by the Investor pursuant to this Agreement will be on or prior to the Closing Date, valid, legal, binding and enforceable agreements of the Investor, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization or other similar laws of general application relating to or affecting the enforcement of creditor rights, (b) laws and judicial decisions regarding indemnification for violations of federal securities laws, (c) the availability of specific performance or other equitable remedies, and (d) with respect to any indemnification agreements set forth herein or therein, principles of public policy.

      3.2 INVESTMENT PURPOSE. The Investor is acquiring the Series A Preferred for its own account, for investment, and not with a view to any "distribution" within the meaning of the Securities Act. The Investor has no present intention to make any transfer of the Series A Preferred.

      3.3 RESTRICTIONS ON TRANSFERABILITY. The Investor understands that because the Series A Preferred have not been, and the Conversion Shares when issued will not have been, registered under the Securities Act, it cannot dispose of any or all of the Series A Preferred or Conversion Shares unless they are subsequently registered under the Securities Act or exemptions from registration are available. The Investor understands that no public market now exists for the Series A Preferred issued by the Company and that there is no assurance that a public market will ever exist for the Series A Preferred. The Investor understands that each certificate representing the Series A Preferred and Conversion Shares will bear a legend substantially as follows:

      THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THESE SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS APPLICABLE.

      3.4 STATUS OF INVESTOR. The Investor is knowledgeable and experienced in making investments of the type contemplated by this Agreement and is able to bear the economic risk of loss of its investment in the Company. The Investor is an "accredited investor," as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

      3.5 BROKERAGE. There are no claims for brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by the Investor.

      3.6 OWN ACCOUNT. The Investor is acting on its own behalf in connection with the investigation and examination of the Company and its decision to execute these documents.

SECTION 4. COVENANTS OF THE COMPANY

      The Company hereby covenants and agrees that for so long as the Investors hold any of the Series A Preferred or the Conversion Shares or, with respect to
SECTION 4.5 or SECTION 4.6, for the periods stated therein:

      4.1 FINANCIAL AND OTHER INFORMATION. The Company will maintain a system of accounts in accordance with sound accounting principles and procedures, keep full and complete financial records and furnish to the Investors the following:

      (a) within ninety (90) days after the end of each fiscal year, a copy of the consolidated balance sheet of the Company as of the end of such year, together with consolidated statements of income and cash flow of the Company for such year, audited by and accompanied by the report of independent public accountants of nationally recognized standing, prepared in accordance with GAAP and practices consistently applied; in addition, the Company will provide such financial statements in comparative form with the corresponding periods of the prior year and budgeted figures for the current year;

      (b) within forty (40) days after the end of each quarter, an unaudited consolidated balance sheet of the Company as of the end of such quarter and unaudited consolidated statements of income and cash flow for the Company for such quarter and for the year to date, prepared in accordance with GAAP (except for footnotes) and practices consistently applied; in addition, the Company will provide such financial statements in comparative form with the corresponding periods of the prior year and budgeted figures for the current year;

      (c) as soon as practicable, but in no event later than ninety (90) days after the end of each fiscal year of the Company, a third party engineering report as of the last day of such period prepared by an independent engineering firm approved by the Board of Directors of the Company; and as soon as practicable, but in no event later than forty-five (45) days after the end of the second fiscal quarter of each fiscal year, an internally generated engineering report as of the last day of such period updating the third party fiscal year-end report, with each report setting forth with respect to the Company as a whole, proved reserves, future net revenues relating thereto (based upon pricing assumptions specified by the Investors) and the present discounted value of such future net revenues (the rate of discount to be specified by the Investors);

      (d) at the time of delivery of each annual financial statement pursuant to
SECTION 4.1(A), a certificate executed by the Chief Accounting Officer of the Company stating that such officer has caused this Agreement and the Certificate to be reviewed and that such officer has no knowledge of any default by the Company in the performance or observance of any of the provisions of this Agreement or the Certificate or, if such officer has such knowledge, specifying such default and the nature thereof;

      (e) promptly following receipt by the Company, each audit response letter, accountant's management letter and other written report submitted to the Company by its independent public accountants in connection with an annual or interim audit of the books of the Company or any of its Subsidiaries;

      (f) promptly after the commencement thereof, but in no event later than forty-eight (48) hours after the Company becomes aware of such commencement, notice of all actions, suits, claims, proceedings, investigations and inquires of the type described in SECTION 2.20 that could materially and adversely affect the Company or any of its Subsidiaries;

      (g) promptly upon sending, making available or filing the same, all press releases, reports and financial statements that the Company sends or makes available to its shareholders or directors or files with the Commission;

      (h) promptly upon the Company's discovery thereof, but in no event later than seventy-two (72) hours after such discovery, notice of any inaccuracy in or breach or nonperformance of the agreements, covenants, representations or warranties made or to be performed by the Company pursuant to this Agreement; and

      (i) such other financial information as the Investors may reasonably request from time to time.

      4.2 BUDGET. The Company has submitted to the Investors and the Investors have approved a budget for estimated revenues and expenditures of the Company in connection with the operations of the Company for the twelve (12) calendar month period following the Closing Date. At least ten days prior to the date on which each regular quarterly meeting of the Board of Directors of the Company is scheduled, the Company shall submit for approval by the Board of Directors a revised budget estimating the revenues and expenditures of the Company in connection with the Company's operations during the next succeeding twelve (12) calendar months.

      4.3 ACCESS TO INFORMATION. The Company will permit the Investors to inspect at the Investors' expense any of the properties or books and records of the Company and any of the Subsidiaries, to make copies of extracts from such books and records and to discuss the affairs and condition of the Company and the Subsidiaries with representatives of the Company and such Subsidiaries, all to such reasonable extent and at such reasonable times and intervals as the Investors may reasonably request.

      4.4 USE OF PROCEEDS. The Company shall use the net proceeds from the sale of the Series A Preferred to redeem that certain $10,000,000 convertible debenture held by RIMCO and to repay other outstanding indebtedness.

      4.5 BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS. The Investors shall have the right to elect up to three (3) Class B Directors to the Board of Directors of the Company and such directors elected by the Investors shall have a certain portion of the voting power of the Board of Directors of the Company, all in accordance with the terms and provisions of the Articles of Incorporation, the Certificate and the Bylaws. If the Investors decide not to elect any or all of their designees to the Board of Directors of the Company, the Investors shall have the right to receive notice of and have the number of representatives equal to such number of directors they are entitled to elect to the Board of Directors pursuant to the Articles of Incorporation, the Certificate or Bylaws, but which they have not elected, attend all meetings and other functions of the Board of Directors of the Company. At least one Class B Director designated by the Investors shall be a member of each committee of the Board of Directors.

      4.6 RESTRICTED CORPORATE ACTIONS. For so long as the Investors hold at least the Threshold Amount of the Series A Preferred:

      (a) The Company will not, without the written approval of the holders of a Requisite Interest, take any action set forth in Section 9(a) of the Certificate; and

      (b) The Company will not, without the written approval of the holders of a Supermajority Interest, take any action set forth in Section 9(b) of the Certificate.

      4.7 ACTIONS REQUIRING BOARD APPROVAL. The Company will not, without the written approval of the Board of Directors of the Company, take any of the following actions:

      (a) make or obligate the Company to make expenditures in excess of $3,000,000 for any single or series of related oil and gas property acquisitions or development projects;

      (b) make or obligate the Company to make expenditures in excess of $750,000 for the generation and acquisition (excluding drilling) of any single exploration prospect or project;

      (c) make or obligate the Company to make expenditures in excess of $750,000 for the drilling of any well to casing point;

      (d) make or obligate the Company to make expenditures in excess of $500,000 for any single or series of projects not directly related to exploration and production of oil and gas, such as well servicing or gathering of production;

      (e) enter into or engage in any transaction, contract, agreement, arrangement or operation that would involve a material change in the operating strategy or geographic orientation of the Company;

      (f) incur or permit to exist any indebtedness (whether secured or unsecured) in excess of the Debt Limit; or

      (g) enter into or engage in any transaction, contract, agreement or arrangement with any director, officer or Affiliate of the Company or any Subsidiary, in each case involving aggregate consideration the fair market value of which exceeds $25,000.

      4.8 PRESERVATION OF CORPORATE EXISTENCE AND PROPERTY. The Company agrees to preserve, protect, and maintain, and cause each Subsidiary to preserve, protect, and maintain, (a) its corporate existence, and (b) all rights, franchises, accreditations, privileges, and properties the failure of which to preserve, protect, and maintain might have a material and adverse effect on the business, affairs, assets, prospects, operations, or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole.

      4.9 PRESERVATION OF BUSINESS OPPORTUNITIES. The Company agrees to use its best efforts to prohibit Management and all other employees of the Company or their Affiliates from, directly or indirectly, (a) investing or otherwise participating alongside the Company in any business opportunities of the Company, or (b) investing or otherwise participating in any business or activity relating to a business opportunity of the Company without unanimous written approval from the Board of Directors, regardless of whether the Company ultimately participates in such business or activity; provided that clause (b) shall not preclude any Management or employee from making investments in securities of oil and gas companies which are registered on a national stock exchange.

      4.10 LIABILITY INSURANCE. The Company will maintain comprehensive liability insurance (including automobile liability coverage) at regular premium rates with insurer(s) of recognized responsibility in an amount which is commercially reasonable for the benefit of itself and the Subsidiaries.

      4.11 NO IMPAIRMENT. The Company and the Subsidiaries will observe and honor in good faith all rights of the Investors, under the terms of this Agreement or any other documents executed in connection herewith, and will take no action that would impair or otherwise prejudice such rights.

      4.12 RESERVE FOR CONVERSION SHARES. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock and Class B Common Stock, for the purpose of effecting the conversion of the Series A Preferred, all additional shares of Series A Preferred issued to the Investors pursuant to SECTION 4.17 of this Agreement or as dividends on the Series A Preferred in accordance with the Certificate (the "ADDITIONAL SERIES A PREFERRED") and the Class B Common Stock, such number of its duly authorized shares of Common Stock and/or Class B Common Stock, as the case may be, as shall be sufficient to effect the conversion of the Series A Preferred, the Additional Series A Preferred and the Class B Common Stock from time to time outstanding or otherwise to comply with the terms of this Agreement. If at any time the number of authorized but unissued shares of Common Stock and/or Class B Common Stock, as the case may be, shall not be sufficient to effect the conversion of the Series A Preferred, the Additional Series A Preferred and the Class B Common Stock or otherwise to comply with the terms of this Agreement, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock and/or Class B Common Stock, as the case may be, to such number of shares as shall be sufficient for such purposes. The Company will obtain any authorization, consent, approval or other action by or make any filing with any court or administrative body that may be required under applicable securities laws in connection with the issuance of shares of Common Stock and/or Class B Common Stock, as the case may be, upon conversion of the Series A Preferred, the Additional Series A Preferred and the Class B Common Stock.

      4.13 BYLAWS. The Company shall at all times cause its Bylaws to provide that the number of directors fixed in accordance therewith shall in no event conflict with any of the terms or provisions of this Agreement, the Certificate or the Articles of Incorporation. The Company shall at all times maintain provisions in its Bylaws and/or Articles of Incorporation indemnifying all directors against liability and absolving all directors from liability to the Company and its shareholders to the maximum extent permitted under the laws of the State of Nevada.

      4.14 COMPLIANCE. The Company shall comply, and cause each Subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could materially and adversely affect its business or condition, financial or otherwise.

      4.15 BROKERAGE. The Company agrees to indemnify and hold harmless the Investors for any brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by the Company or any Subsidiary.

      4.16 OPERATING COMPANY STATUS. The Company shall at all times maintain its status as an "operating company" as such term is defined under Department of Labor Regulation Section 2510.3-10(c).

      4.17 ISSUANCE OF ADDITIONAL SERIES A PREFERRED. In the event that a Sale Transaction shall occur at any time prior to the second anniversary of the Closing Date, the Company shall issue to each Investor immediately prior to the consummation of the Sale Transaction an additional number of shares of Series A Preferred equal to the difference between (a) the number of shares of Series A Preferred that would have been held by such Investor if such Investor had received all dividends that would have accrued on such Investor's Series A Preferred (including Series A Preferred received as dividends on the Series A Preferred) from the date of the Sale Transaction through such second anniversary as Payments-in-Kind (as defined in the Certificate), regardless of whether such Investor has previously received Payments-in-Kind or cash dividends pursuant to the first sentence of Section 2(b) of the Certificate, and (b) the number of shares of Series A Preferred then held by such Investor (including shares of Series A Preferred issued as dividends on the Series A Preferred).

      4.18 REPORTING CONSISTENCY. For purposes of Treasury Regulation 1.305-5(b)(5) and all other tax reporting, the Company shall report the Series A Preferred as not subject to the constructive distribution provisions of Section 305(c) of the Code.

      4.19 INDEMNIFICATION AGREEMENTS. The Company shall enter into an Indemnification Agreement, substantially in the form attached hereto as EXHIBIT E, with each director of the Company who is elected by the holders of the Series A Preferred or Class B Common Stock.

SECTION 5. RIGHT OF FIRST REFUSAL ON ISSUANCE OF NEW SECURITIES

      5.1 GRANT OF RIGHT. The Company hereby grants to each Investor the right of first refusal to purchase its Pro Rata Share of New Securities which the Company may, from time to time, propose to sell and issue.

      5.2 NOTICE. In the event the Company proposes to undertake an issuance or sale of New Securities, it shall give the Investors prompt written notice of its intention, describing the amount and type of New Securities, and the proposed price and terms upon which the Company proposes to issue the same. Each Investor shall have twenty (20) days from the date of receipt of any such notice to elect to purchase up to its Pro Rata Share of such New Securities for the proposed price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. The closing of the purchase of the New Securities to be issued and sold to the Investors shall occur on the earlier of (a) the tenth (10th) business day after the expiration of the option period set forth above, or (b) at the same time as the closing of the sale of New Securities not elected or eligible to be purchased by the Investors shall occur.

      5.3 ELIGIBLE SALES TO THIRD PARTIES. After giving the notice and opportunity for the Investors to participate as required under SECTION 5.2 above, the Company shall have ninety (90) days thereafter to issue and sell the New Securities not elected nor eligible to be purchased by the Investors at the price and upon the terms no more favorable to the purchasers of such securities than specified in the Company's notice under SECTION 5.2. In the event the Company has not sold such New Securities within said ninety (90) day period, the Company shall not thereafter issue or sell any New Securities without first offering such securities in the manner provided above.

SECTION 6. INDEMNIFICATION

      6.1 INDEMNIFICATION BY THE COMPANY. The Company shall indemnify, defend and hold the Investors harmless from and against any and all losses, liabilities, damages, obligations, costs and expenses (including without limitation legal and other similar expenses) (collectively, "DAMAGES") from, resulting by reason of or arising in connection with any inaccuracy in or breach of the representations or warranties made by the Company pursuant to this Agreement, provided that the Investors have given the Company notice of such inaccuracy or breach within one (1) year after the Closing Date or, if the Company fails to comply with SECTION 4.1(H) with respect to any such inaccuracy or breach, within one (1) year after receipt of the notice required by SECTION 4.1(H).

      6.2 INDEMNIFICATION BY INVESTORS. Each Investor shall, separately and not jointly, indemnify, defend and hold the Company harmless from and against any and all Damages from, resulting by reason of or arising in connection with any inaccuracy in or breach of the representations or warranties made by the Investors pursuant to this Agreement, provided that the Company has given the Investors notice of such inaccuracy or breach within one (1) year after the Closing Date.

      6.3 ADJUSTMENT OF CONVERSION PRICE.

      (a) In the event of any inaccuracy in or breach or nonperformance of the agreements, covenants, representations or warranties made or to be performed by the Company pursuant to this Agreement, the Conversion Price (as defined in the Certificate) shall be adjusted as provided in SECTION 6.3(B).

      (b) The Equity Value shall be reduced by the amount of the Damages resulting from such breach or nonperformance to calculate the "REVISED EQUITY VALUE. " The Conversion Price then in effect shall be adjusted by multiplying such Conversion Price by the quotient of (i) the Revised Equity Value divided by
(ii) the Equity Value. After the first adjustment pursuant to this SECTION 6.3, for all subsequent adjustments that may be required under this SECTION 6.3, the Equity Value shall be deemed to be the most recently calculated Revised Equity Value.

      (c) If such breach or nonperformance relates to specific interests or properties described on EXHIBIT G, the value assigned to such interests or properties on EXHIBIT G shall be the basis for determining the amount of the resulting Damages.

      6.4 NOTICE AND RESOLUTION OF CLAIM. An indemnified party hereunder shall promptly give notice to the indemnifying party after obtaining knowledge of any claim against the indemnified party as to which recovery may be sought against the indemnifying party because of the indemnity set forth above. If such indemnity shall arise from a claim by a third party against the Company, the Company shall control the negotiation and defense of the claim, including selection of counsel (subject to the approval of the Investors, which shall not be unreasonably withheld), and the Investors shall be entitled to participate in such proceedings at their own expense. If the Company fails to defend such claim diligently, the Investors shall be entitled to conduct the defense of the claim at the Company's expense. If such claim shall arise from a claim by a third party against the Investors, the Investors shall control the negotiation and defense of the claim, including selection of counsel (subject to the approval of the Company, which shall not be unreasonably withheld), and the Company shall be entitled to participate in such proceedings at its own expense. If the Investors fail to defend such claim diligently, the Company shall be entitled to conduct the defense of the claim at its. In the defense of any claim, each party shall make available all information and assistance that the other party may reasonably request and shall cooperate with the other party in such defense. Neither the Company nor the Investors shall compromise or settle any claim without the consent of the other, which consent shall not be unreasonably withheld.

SECTION 7. GENERAL

      7.1 AMENDMENTS, WAIVERS AND CONSENTS. Unless otherwise specified in this Agreement, any consents required and any waiver, amendment or other action of the Investors or holders of the Series A Preferred (or Conversion Shares) may be made by consent(s) in writing signed by the holders of the interest specified herein for approval of any such consent, waiver, amendment or other action. Any amendment or waiver made according to this SECTION 7.1 will be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities have been converted) and each future holder. Any amendment or waiver by the Company must be made in writing. This Agreement may not be amended, except in a written document signed by the Company and the holders of at least ninety percent (90%) of the then outstanding Series A Preferred (including, for such purpose, any Conversion Shares into which any of the Series A Preferred or Class B Common Stock has been converted that have not been sold to the public).

      7.2 SURVIVAL; ASSIGNABILITY OF RIGHTS. All representations and warranties of the parties made in this Agreement and in the certificates, exhibits, schedules or other written information delivered or furnished by one party to the other in connection with this Agreement will survive the Closing and the delivery of the Series A Preferred for a period of one (1) year after the Closing Date; provided that a party may pursue any claim after the expiration of such one-year period if it has given the other party notice of such claim prior to the expiration of such period or within the extended one-year period provided in

SECTION 6.1 in the event of a failure of the Company to comply with SECTION 4.1(H). All covenants and agreements made in this Agreement will survive the Closing, and will bind and inure to the benefit of the parties' hereto and their respective successors and assigns. Each Investor shall have the right to transfer any or all of its rights and obligations hereunder. The Company may not assign its rights or obligations hereunder without the consent of the Investors, as provided in SECTION 7.1.

      7.3 HEADINGS. The headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

      7.4 GOVERNING LAW. THIS AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PROVISIONS THEREOF.

      7.5 NOTICES AND DEMANDS. Any notice or demand which is permitted or required hereunder will be deemed to have been sufficiently received (except as otherwise provided herein) (a) upon receipt when personally delivered, (b) or one (1) day after sent by overnight delivery or telecopy providing confirmation or receipt of delivery, or (c) three (3) days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested to the following addresses: if to the Company, at the address as shown on the signature page of this Agreement (with a copy as shown), or at any other address designated by the Company to the Investors in writing; if to the Investors, at each Investor's mailing address as shown on the signature pages of this Agreement (with a copy as shown), or at any other address designated by any Investor to the Company in writing.

      7.6 SEVERABILITY. If any provision of this Agreement is held invalid under applicable law, such provision will be ineffective to the extent of such invalidity, and such invalid provision will be modified to the extent necessary to make it valid and enforceable. Any such invalidity will not invalidate the remainder of this Agreement.

      7.7 EXPENSES. The Company will pay (a) all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement, (b) the reasonable out-of-pocket expenses of the Investors and the reasonable legal fees and disbursements incurred by one counsel for the Quantum with respect to this Agreement and the transactions contemplated hereby,
(c) the reasonable legal fees and disbursements, up to a maximum of $10,000, incurred by one counsel for EnCap and (d) a closing fee as described in SECTION 1.2, such closing fee to be allocated pro rata among the Investors. Quantum designates Jenkens & Gilchrist, a professional corporation, as its counsel for this transaction. If any party is required to take any action to enforce its rights under this Agreement, the prevailing party shall be entitled to its reasonable expenses, including attorneys' fees, in connection with any such action.

      7.8 CORPORATE OPPORTUNITIES.

      (a) The Company recognizes that the Investors, their Affiliates and the directors elected or appointed to the Board of Directors of the Company by the Investors (i) have participated, directly or indirectly, and will continue to participate in venture capital and other direct investments in corporations, partnerships, joint ventures, limited liability companies and other entities ("OTHER INVESTMENTS"), including Other Investments engaged in various aspects of the oil and gas industry that may be competitive with the Company's business, (ii) may have interests in, participate with, aid and maintain seats on the board of directors or similar governing body of Other Investments and (iii) may develop opportunities for Other Investments. In their positions with Other Investments, the Investors or their representatives may become aware of business opportunities that could be suitable for the Company, but the Company expressly acknowledges that the Investors and their representatives will not have any duty to disclose to the Company any such business opportunities, whether or not competitive with the Company's business and whether or not the Company might be interested in such business opportunity for itself. Furthermore, the Company acknowledges that the Investors and their representatives have duties not to disclose confidential information of or related to Other Investments. The sale of the Series A Preferred to the Investors for the consideration and on the terms contained herein is of material benefit to the Company and its shareholders and the Company is willing to accept the limitations on the duties of the Investors and their representatives to the Company described in this SECTION 7.8 in order to obtain the benefits to the Company of the sale of the Series A Preferred to the Investors. The Company agrees that the activities of the Investors and their representatives relating to Other Investments that are contemplated by this SECTION 7.8 are not unreasonable and would not violate the duty of loyalty of a director of the Company elected by the Investors.

      (b) The Company agrees that, to the extent any court holds that any activity relating to any Other Investment is a breach of a duty to the Company or its stockholders, the Company hereby waives any and all claims and causes of action that the Company may have for such activity. The Company further agrees that the waivers and agreements in this Agreement identify certain types and categories of activities which do not violate the director's duty of loyalty to the Company, and such types and categories are not manifestly unreasonable. The waivers and agreements in this Agreement apply equally to activities conducted in the future and that have been conducted in the past.

      (c) In any transaction or situation in which there reasonably appears to be a conflict of interest between the Company and any of the Other Investments of any Investor, such Investor shall, to the extent consistent with duties and obligations owed to such Other Investment, disclose the existence and nature of such conflict to the Board of Directors of the Company.

      7.9 ENTIRE AGREEMENT. This Agreement and the schedules and exhibits to this Agreement constitute the entire agreement of the parties, and supersede any prior agreements.

      7.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be taken to be an original; but such counterparts will together constitute one document.

      The undersigned have executed this Agreement as of the day and year first written above.

                              TEXOIL, INC.

                              By: /s/ FRANK A. LODZINSKI
                              Name:   Frank A. Lodzinski
                              Title:  President

                              Address:    110 Cypress Station Drive
                                          Suite 220
                                          Houston, Texas 77090
                                          Telephone: (281) 537-9920
                                          Telecopy: (281) 537-8324

                              With a copy to:
                                          Bond & Taylor, L.L.P.
                                          1021 Main Street
                                          Suite 1940
                                          Houston, Texas  77002
                                          Attention:  Adrienne Randle Bond
                                          Telephone:  (713) 759-9970
                                          Telecopy:  (713) 759-1980


                              QUANTUM ENERGY PARTNERS, LP

                              By: Quantum Energy Management, LLC,
                                  its General Partner

                              By: /s/ S. WIL VANLOH, JR.
                              Name:   S. Wil VanLoh, Jr.
                              Title:  President

                              Address:    777 Walker
                                          2530 Two Shell Plaza
                                          Houston, Texas  77002
                                          Telephone:  (713) 225-4800
                                          Telecopy:  (713) 225-5700

                              With a copy to:
                                          Jenkens & Gilchrist,
                                          a Professional Corporation
                                          1445 Ross Avenue
                                          Suite 3200
                                          Dallas, Texas  75202
                                          Attention:  Thomas G. Adler
                                          Telephone:  (214) 855-4500
                                          Telecopy:  (214) 855-4300

                              ENCAP EQUITY 1996 LIMITED PARTNERSHIP

                              By: EnCap Investments L.L.C.,
                                  its general partner

                                  By: /s/ ROBERT L. ZORICH
                                  Name:   Robert L. Zorich
                                  Title:  Managing Director

                              Address:    1100 Louisiana
                                          Suite 3150
                                          Houston, Texas 77002
                                          Telephone: (713) 659-6100
                                          Telecopy: (713) 659-6130

                              With a copy to:
                                          Thompson & Knight,
                                          a Professional Corporation
                                          1700 Texas Commerce Tower
                                          600 Travis
                                          Houston, Texas  77002
                                          Attention:  Michael K. Pierce
                                          Telephone:  (713) 217-2800
                                          Telecopy:  (713) 217-2828


                              ENERGY CAPITAL INVESTMENT COMPANY
                              PLC


                                  By: /s/ GARY R. PETERSEN
                                  Name:   Gary R. Petersen
                                  Title:  Director

                                  Address:  1100 Louisiana
                                            Suite 3150
                                            Houston, Texas 77002
                                            Telephone: (713) 659-6100
                                            Telecopy: (713) 659-6130

                                  With a copy to:
                                            Thompson & Knight,
                                            a Professional Corporation
                                            1700 Texas Commerce Tower
                                            600 Travis
                                            Houston, Texas  77002
                                            Attention:  Michael K. Pierce
                                            Telephone:  (713) 217-2800
                                            Telecopy:  (713) 217-2828

                              V&C ENERGY LIMITED PARTNERSHIP

                              By: Energy Resource Associates, Inc.,
                                  its general partner

                                  By: /s/ FRANK A. LODZINSKI
                                  Name:   Frank A. Lodzinski
                                  Title:  President

                              Address:    110 Cypress Station Drive
                                          Suite 220
                                          Houston, Texas 77090
                                          Telephone: (281) 537-9920
                                          Telecopy: (281) 537-8324

                              With a copy to:
                                          Bond & Taylor, L.L.P.
                                          1021 Main Street
                                          Suite 1940
                                          Houston, Texas  77002
                                          Attention:  Adrienne Randle Bond
                                          Telephone:  (713) 759-9970
                                          Telecopy:  (713) 759-1980



                              /s/ ARTHUR L. SMITH
                                  Arthur L. Smith

                              Address:    John S. Herold, Inc.
                                          Wedgewood International Tower
                                          1415 Louisiana
                                          Suite 2210
                                          Houston, Texas  77002
                                          Attn:  Mr. Arthur L. Smith
                                          Telephone:  (713) 651-1399
                                          Telecopy:  (713) 651-1390

                              With a copy to:
                                          Bond & Taylor, L.L.P.
                                          1021 Main Street
                                          Suite 1940
                                          Houston, Texas  77002
                                          Attention:  Adrienne Randle Bond
                                          Telephone:  (713) 759-9970
                                          Telecopy:  (713) 759-1980

                              /s/ PAUL B. DAVID
                                  Paul B. David

                              Address:    204 Kings Road
                                          Lafayette, Louisiana  70503
                                          Telephone:  (318) 988-2121
                                          Telecopy:  (318) 988-2122

                              With a copy to:
                                          Bond & Taylor, L.L.P.
                                          1021 Main Street
                                          Suite 1940
                                          Houston, Texas  77002
                                          Attention:  Adrienne Randle Bond
                                          Telephone:  (713) 759-9970
                                          Telecopy:  (713) 759-1980



                              /s/ THOMAS A. REISER
                                  Thomas A. Reiser

                              Address:    2020 N. Memorial Way
                                          Houston, Texas  77007
                                          Telephone:  (713) 802-1560
                                          Telecopy:  (713) 802-1571

                              With a copy to:
                                          Bond & Taylor, L.L.P.
                                          1021 Main Street
                                          Suite 1940
                                          Houston, Texas  77002
                                          Attention:  Adrienne Randle Bond
                                          Telephone:  (713) 759-9970
                                          Telecopy:  (713) 759-1980

                              /s/ JERRY M. CREWS
                                  Jerry M. Crews

                              Address:    8930 Sedgemoor Drive
                                          Tomball, Texas  77375
                                          Telephone:  (281) 351-6396

                              With a copy to:
                                          Bond & Taylor, L.L.P.
                                          1021 Main Street
                                          Suite 1940
                                          Houston, Texas  77002
                                          Attention:  Adrienne Randle Bond
                                          Telephone:  (713) 759-9970
                                          Telecopy:  (713) 759-1980

                                   SCHEDULE I


                                               NUMBER OF     PURCHASE PRICE FOR
INVESTOR NAME                               SERIES A SHARES    SERIES A SHARES
-------------                               ---------------  ------------------
Quantum Energy Partners, L.P. .............    1,875,000         $15,000,000

V&C Energy Limited Partnership ............      456,250           3,650,000

EnCap Equity 1996 Limited Partnership .....      281,250           2,250,000

Energy Capital Investment Company PLC .....       93,750             750,000

Arthur L. Smith ...........................       12,500             100,000

Paul B. David .............................       18,750             150,000

Thomas A. Reiser ..........................        6,250              50,000

Jerry M. Crews ............................        6,250              50,000
                                             -----------         -----------
                                               2,750,000         $22,000,000

                                    EXHIBIT A

                           CERTIFICATE OF DESIGNATION
                                  ESTABLISHING
                      SERIES A CONVERTIBLE PREFERRED STOCK
                                       OF
                                  TEXOIL, INC.


      1. The name of the Corporation is Texoil, Inc., a Nevada corporation (the "CORPORATION").

      2. The Board of Directors of the Corporation duly adopted the following resolutions by Unanimous Written Consent dated __________, 1999:

      WHEREAS, the Corporation's directors have reviewed and approved the Designation of Preferences, Limitations and Rights of Series A Convertible Preferred Stock of Texoil, Inc. ("CERTIFICATE"), attached hereto as EXHIBIT A and incorporated herein by reference, delineating the number of shares, the voting powers, designations, preferences and relative, participating, optional, redemption, conversion, exchange, dividend or other special rights and qualifications, limitations or restrictions of a series of Preferred Stock to be issued by the Corporation and designated Series A Convertible Preferred Stock, par value $0.01 per share (the "SERIES A PREFERRED STOCK");

      RESOLVED, that 5,000,000 shares of authorized but unissued Preferred Stock of the Corporation be designated Series A Preferred Stock and authorized for issuance and that the Series A Preferred Stock have the rights, preferences, limitations and restrictions set forth herein.

      FURTHER RESOLVED, that the President or any Vice President of the Corporation, individually or collectively, and the Secretary or Assistant Secretary of the Corporation, individually or collectively, be, and such officers hereby are, authorized and directed to execute, acknowledge, attest, record and file with the Secretary of State of the State of Nevada a Certificate of Designation in accordance with Section 78.1955 of the Nevada General Corporation Law and to take all other actions that such officers deem necessary to effectuate the Certificate of Designation and establish the Series A Preferred Stock.

      3. The authorized number of shares of Preferred Stock of the Corporation is 10,000,000 and the number of shares of the Series A Preferred Stock, none of which has been issued, is 5,000,000.

      4. The resolutions set forth above have been duly adopted by all necessary action on the part of the Corporation.

      IN WITNESS WHEREOF, Texoil, Inc. has caused this Certificate to be executed by Frank A. Lodzinski, its President, and Jerry M. Crews, its Secretary, this _____ day of ____________, 1999.

                                         TEXOIL, INC.



                                         By: _____________________________
                                             Frank A. Lodzinski, President
ATTEST:


By: _________________________
    Jerry M. Crews, Secretary



State of Texas      )
                    )
County of Harris    )

      The foregoing instrument was acknowledged before me, on the ____ day of _____________, 1999, by Frank A. Lodzinski, President, and Jerry M. Crews, Secretary of Texoil, Inc., a Nevada corporation, on behalf of the corporation.

      Given under my hand and official seal this ____ day of _______________, 1999.


                                          ____________________________
                                          Notary Public in and for the
                                          State of Texas

My Commission Expires:

_____________________

Seal

                                    EXHIBIT A

               DESIGNATION OF PREFERENCES, LIMITATIONS AND RIGHTS
                                       OF
                      SERIES A CONVERTIBLE PREFERRED STOCK
                                       OF
                                  TEXOIL, INC.


      1. SERIES A CONVERTIBLE PREFERRED STOCK. The Series A Convertible Preferred Stock, par value $0.01 per share (the "SERIES A PREFERRED"), will consist of 5,000,000 shares and will have the designations, preferences, voting powers, relative, participating, optional or other special rights and privileges, and the qualifications, limitations and restrictions set forth in this Designation of Preferences, Limitations and Rights of Series A Convertible Preferred Stock of Texoil, Inc. (the "CERTIFICATE").

      2. DIVIDENDS AND DISTRIBUTIONS.

            (A) The holders of record of shares of Series A Preferred (the "HOLDERS") shall be entitled to receive dividends at a rate of nine percent (9%) of the Conversion Value (as defined in SECTION 4(A) below) per annum per share of Series A Preferred, out of funds legally available therefor, which shall be fully cumulative, prior and in preference to any declaration or payment of any dividend or other distribution on any other class or series of Preferred Stock or Common Stock (excluding any stock subdivisions, combinations or consolidations for which an adjustment is made under SECTION 4(D)(I) below and subject to SECTION 2(B) below). The dividend(s) payable hereunder shall be payable quarterly on March 31, June 30, September 30 and December 31 of each year (each a "QUARTERLY DIVIDEND DATE"), commencing with December 31, 1999, except that if any such date is a Saturday, Sunday or legal holiday then such dividend shall be payable on the next day that is not a Saturday, Sunday or legal holiday on which banks in the State of Texas are permitted to be closed (a "BUSINESS DAY"), to Holders on the stock books of the Corporation 10 days preceding the payment date for such dividends (the "RECORD DATE"). The foregoing dividend on the Series A Preferred shall accrue from the date of issuance of each share until the earlier of (i) the conversion of the Series A Preferred to common shares, par value $0.01 per share ("COMMON STOCK") or Class B Common Stock, par value $0.01 per share ("CLASS B COMMON STOCK") (Common Stock and Class B Common Stock are sometimes collectively referred to in this Certificate as "CONVERSION SHARES"), or (ii) the liquidation, distribution or winding up of the Corporation. The dividends shall be payable in the manner set forth in
SECTION 2(B) below. The amount of dividends payable for any period that is shorter or longer than a full quarter shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which such amount is payable.

            (B) All dividends payable on or before December 31, 2001 shall be payable in shares of Series A Preferred (the "PAYMENTS-IN-KIND"), unless any Holder elects to receive dividends payable in cash, which election must be made in writing no later than ten (10) days after the original issuance of the shares of Series A Preferred. Once a Holder elects to receive cash, it may not receive Payments-in-Kind during such period. Dividends payable after December 31, 2001 shall be paid in the same form as previously paid to each Holder; provided that, for each quarter, the Board of Directors may elect to pay the dividends in cash by notifying the Holders of the Corporation's election to pay cash in lieu of Payments-in-Kind for such Quarterly Dividend Date. Any such dividend election by the Corporation for any particular

Quarterly Dividend Date shall operate only for such Quarterly Dividend Date. Each Payment-in-Kind shall be equal in amount to that number of shares of Series A Preferred that is equal in number to the aggregate cash dividend that would be payable on any such dividend date, assuming such dividend were being paid in cash, divided by the Conversion Value (as defined in SECTION 4(A) below), and shall be allocated on a pro rata basis to each Holder entitled to receive such dividend. Certificates representing the shares of Series A Preferred issuable on payment of any Payment-in-Kind shall be delivered to each Holder entitled to receive such Payment-in-Kind (in appropriate denominations) promptly following the Quarterly Dividend Date for which such Payment-in-Kind is to be made hereunder.

            (C) All cash dividends on shares of Series A Preferred shall be due on the Quarterly Dividend Date. If cash dividends are not paid within ten (10) days of the Quarterly Dividend Date, the unpaid dividend amount shall accrue interest from and after each Quarterly Dividend Date at a rate of nine percent (9%) per annum (compounded on a quarterly basis). All shares of Series A Preferred to be issued as Payments-in-Kind that are not issued when due shall be deemed for all purposes to have been issued on and to be outstanding from and after the applicable Quarterly Dividend Date.

            (D) If the Corporation pays any dividend on its Common Stock (other than in shares of its Common Stock), the Corporation shall at the same time pay a dividend on the Series A Preferred in an amount per share of Series A Preferred equal to the amount of such dividend per share of Common Stock multiplied by the number of shares of Common Stock into which each share of Series A Preferred is then convertible.

      3. LIQUIDATION RIGHTS. In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a "LIQUIDATION"), distributions shall be made to the Holders in respect of such Series A Preferred before any amount shall be paid to the holders of any other class or series of capital stock of the Corporation in the following manner:

            (A) SERIES A PREFERRED. The Holders shall be entitled to be paid first out of the assets of the Corporation available for distribution to holders of its capital stock an amount per share equal to the greater of:

                  (I) the sum of (A) the Conversion Value, plus (B) all accrued but unpaid dividends then owed (calculated through the date of liquidation), plus any accrued and unpaid interest thereon, prior to any distribution to the holders of any other Preferred Stock or Common Stock; or

                  (II) the fair market value of the Corporation as determined by an independent appraiser or investment banker experienced in the oil and gas industry (an "INDEPENDENT EVALUATOR") selected by the Holders of at least a majority of the then outstanding Series A Preferred (the "REQUISITE INTEREST") and approved by the Board of Directors of the Corporation, which approval shall not be unreasonably withheld, divided by the total number of outstanding shares of Common Stock of the Corporation (on a fully-diluted basis) and multiplied by the number of shares of Common Stock into which each share of Series A Preferred is then convertible.

      If the proceeds from a Liquidation are not sufficient to pay to the Holders at least the preference amount set forth in Section 3(a)(i), then such Holders shall instead be entitled to receive the entire assets and funds of the Corporation legally available for distribution to the holders of capital stock, which assets and funds shall be distributed ratably among the Holders in proportion to the shares of Series A Preferred then held by each of them.

            (B) REMAINING ASSETS. After payment to the Holders of the amounts set forth in SECTION 3(A) above, the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed among the holders of Common Stock in proportion to the shares of Common Stock then held by them.

            (C) EVENTS DEEMED A LIQUIDATION. For purposes of this SECTION 3, the Holders of a Requisite Interest may elect to have treated as a Liquidation (i) the sale or other transfer in a single transaction or a series of related transactions of all or substantially all of the assets of the Corporation, or
(ii) the sale of a majority of the Corporation's outstanding Common Stock in a single transaction or a series of related transactions, or (iii) the merger, consolidation or other reorganization of the Corporation with or into any other entity unless the holders of the voting securities of the Corporation outstanding immediately prior to such transaction continue to hold more than 50% of the total voting securities of the surviving entity outstanding immediately after such transaction. Upon the occurrence of any of the foregoing enumerated events, the Corporation shall provide prompt written notice to the Holders, who shall have ten (10) days to provide written notice to the Corporation of their election under this SECTION 3(C).

            (D) VALUATION OF SECURITIES AND PROPERTY. In the event the Corporation proposes to distribute assets other than cash in connection with any Liquidation, the value of the assets to be distributed to the Holders shall be determined in good faith by the Board of Directors. The method of valuation of securities subject to an investment letter or other restrictions on free marketability shall be adjusted to make an appropriate discount to reflect the fair market value thereof as determined in good faith by the Board of Directors. The Holders of at least ten percent (10%) of the outstanding Series A Preferred shall have the right to challenge any determination by the Board of Directors of fair market value pursuant to this SECTION 3(D), in which case the determination of fair market value shall be made by an Independent Evaluator selected jointly by the Board of Directors and the challenging parties (or if they are unable to agree, an Independent Evaluator selected by the American Arbitration Association), the reasonable cost of such appraisal to be borne by the Corporation.

      4. CONVERSION. The Holders have conversion rights as follows (the "CONVERSION RIGHTS"):

            (A) RIGHT TO CONVERT. Each share of Series A Preferred shall initially be convertible, at the option of the Holder thereof, at any time on or after the date of issuance thereof, into the number of fully paid and nonassessable shares of Common Stock which results from dividing the Conversion Price (as hereinafter specified) per share in effect at the time of conversion into the per share Conversion Value. The initial Conversion Price of the Series A Preferred shall be $4.00 per share, and the Conversion Value of the Series A Preferred shall be $8.00 per share. The initial Conversion Price of the Series A Preferred shall be subject to adjustment from time to time as provided in
SECTION 4(D) hereof. The Conversion Value shall not be subject to adjustment. Upon conversion, all accrued but unpaid dividends on a Holder's Series A Preferred so converted, plus any accrued and unpaid interest thereon, shall, at the option of such Holder, be paid in cash (to the extent permitted under applicable corporate law) or converted into the number of fully paid and nonassessable shares of Common Stock which results from dividing the Conversion Price in effect at such time into the aggregate of all such accrued but unpaid dividends and accrued and unpaid interest.

            (B) AUTOMATIC CONVERSION. At any time after December 31, 2002 that
(i) the Corporation's Net Equity Value equals or exceeds $121,500,000 and (ii) the Corporation's Net Equity Value per share (Net Equity Value divided by the number of shares of Common Stock outstanding on a fully-diluted basis) equals or exceeds $10.00, each share of Series A Preferred shall automatically be converted into the number of fully paid and nonassessable shares of Class B Common Stock which results from dividing the Conversion Price per share in effect at the time of conversion into the per share Conversion Value. For purposes of this SECTION 4, "NET EQUITY VALUE" shall be determined as of each March 31, June 30, September 30 and December 31 and shall equal the sum of (A) 95% of the present value, using a 10% discount rate, of the estimated future net revenues from the Corporation's proved developed producing reserves, (B) 50% of the present value, using a 10% discount rate, of the estimated future net revenues from the Corporation's proved developed nonproducing reserves ("PDNP VALUE"), (C) 25% of the present value, using a 10% discount rate, of the estimated future net revenues from the Corporation's proved undeveloped reserves ("PUD VALUE"), and (D) the Corporation's current assets; LESS the sum of (Y) the Corporation's current liabilities and (Z) the Corporation's long-term liabilities (exclusive of deferred taxes); provided, however, that, for purposes of determining Net Equity Value, the sum of the PDNP Value and the PUD Value shall not exceed three-sevenths (3/7) of the value determined under clause (A) of this sentence. In determining the value of the Corporation's oil and gas reserves, (1) the definitions of reserve categories in the rules and regulations of the Securities and Exchange Commission shall apply, (2) oil and gas prices shall equal the futures prices quoted on the New York Mercantile Exchange for the next succeeding 36 months from the date as of which the determination is being made and then shall be held flat for periods thereafter and (3) operating costs shall be escalated 2% per year for the next succeeding 3 years from the date as of which the determination is being made and then shall be held flat for periods thereafter. For purposes of determining Net Equity Value, the value of the Corporation's proved oil and gas reserves shall be determined on the basis set forth above as of each March 31, June 30 and September 30 by the Corporation and as of each December 31 by an independent engineering firm approved by the Board of Directors of the Corporation. If the Holders of a Requisite Interest disagree with the Corporation's determination of Net Equity Value, then, within 30 days after receiving notice of the Corporation's determination, such Holders shall give notice of such disagreement to the Corporation and shall determine the Net Equity Value of the Corporation on the basis set forth above. The Corporation will promptly furnish, or direct its independent engineering firm to furnish, all information reasonably requested by such Holders. If the Net Equity Value determined by such Holders is greater than or equal to 90% of the Net Equity Value determined by the Corporation, then the Net Equity Value shall be the average of the two valuations. If the Net Equity Value determined by such Holders is less than 90% of the Net Equity Value determined by the Corporation, then the Net Equity Value shall be determined by an Independent Evaluator selected by such Holders and the Corporation (or if they are unable to agree, an Independent Evaluator selected by the American Arbitration Association). The Net Equity Value determined by the Independent Evaluator shall be final and binding on the parties with respect to the valuation date in question. The reasonable fees and expenses of the Independent Evaluator shall be borne by the Corporation; otherwise, the Holders and the Corporation shall each bear their own fees, costs and expenses (including fees and expenses of attorneys, accountants and other professional advisors) incurred in connection with such determination of Net Equity Value. Upon conversion, all accrued but unpaid dividends (whether declared or undeclared) on a Holder's Series A Preferred, plus any accrued and unpaid interest thereon shall, at the option of such Holder, be paid in cash (to the extent permitted under applicable corporate law) or converted into the number of fully paid and nonassessable shares of Class B Common Stock which results from dividing the Conversion Price in effect at such time into the aggregate of all such accrued but unpaid dividends and accrued and unpaid interest.

            (C) MECHANICS OF CONVERSION. Before any Holder shall be entitled to convert shares of Series A Preferred into shares of Common Stock and to receive certificates therefor, such Holder shall surrender the certificate or certificates therefor, duly endorsed, at the principal office of the Corporation or of any transfer agent for the Series A Preferred, and shall give written notice to the Corporation at such office that such Holder elects to convert the same; PROVIDED, HOWEVER, that in the event of an automatic conversion pursuant to SECTION 4(B) hereof, the outstanding shares of Series A Preferred shall be converted automatically without any further action by the Holders and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; and provided further that the Corporation shall not be obligated to issue certificates evidencing the shares of Class B Common Stock issuable upon such automatic conversion unless and until the certificates evidencing such shares of Series A Preferred are either delivered to the Corporation or its transfer agent as provided above, or the Holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. The Corporation shall as soon as practicable after such delivery, or after such agreement and indemnification, issue and deliver at such office to such Holder a certificate or certificates for the number of shares of Common Stock or Class B Common Stock, as the case may be, to which it, he or she shall be entitled and, at the option of such Holder, either a check payable to the Holder in the amount of any accrued but unpaid dividends payable pursuant to SECTION 2 hereof, and any accrued and unpaid interest thereon, or the number of fully paid and nonassessable shares of Common Stock or Class B Common Stock, as the case may be, which results from dividing the Conversion Price in effect at such time into the aggregate of all such accrued but unpaid dividends and accrued and unpaid interest. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred to be converted, or, in the case of automatic conversion, simultaneously upon the occurrence of the event leading to such automatic conversion, and the person or persons entitled to receive the shares of Common Stock or Class B Common Stock, as the case may be, issuable upon such conversion shall be treated for all purposes as the holder or holders of such shares of Common Stock or Class B Common Stock, as the case may be, on such date.

            (D) ADJUSTMENTS TO CONVERSION PRICE.

                  (I) SPECIAL DEFINITIONS. For purposes of this SECTION 4(D), the following definitions shall apply:

                        (1) "OPTIONS" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                        (2) "CONVERTIBLE SECURITIES" shall mean any evidences of indebtedness, shares or other securities convertible into or exchangeable for Common Stock.

                        (3) "ADDITIONAL SHARES OF COMMON STOCK" shall mean all shares of Common Stock issued (or, pursuant to SECTION 4(D)(III), deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

                              (A) upon conversion of shares of Series A
                  Preferred or Class B Common Stock;

                              (B) pursuant to a stock option or warrant
                  outstanding as of the Original Issue Date;

                              (C) as a dividend or distribution on shares of
                  Series A Preferred;

                              (D) in a transaction described in SECTION
                  4(D)(VI); or

                              (E) by way of dividend or other distribution on
                  shares of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing CLAUSES
                  (A), (B), (C), (D) or this CLAUSE (E).

                        (4) "ORIGINAL ISSUE DATE" shall mean the date on which the first share of Series A Preferred was issued.

                  (II) DEEMED ISSUE OF ADDITIONAL SHARES OF COMMON STOCK. In the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the exercise of such Options and conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to SECTION 4(D)(IV) hereof) of such Additional Shares of Common Stock would be less than the Conversion Price in effect immediately prior to such issue or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                        (1) except as provided in SECTION 4(D)(II)(2), no further adjustment in the Conversion Price of the Series A Preferred shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                        (2) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any change in the consideration payable to the Corporation, or change in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof (other than under or by reason of provisions designed to protect against dilution), the Conversion Price of the Series A Preferred computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities; and

                        (3) no readjustment pursuant to CLAUSE (2) above shall have the effect of increasing the Conversion Price of the Series A Preferred to an amount which exceeds the lower of (A) the Conversion Price of the Series A Preferred on the original adjustment date related to such Options or Convertible Securities or (B) the Conversion Price of the Series A Preferred that would have resulted from any other issuance of Additional Shares of Common Stock between the original adjustment date related to such Options or Convertible Securities and such readjustment date.

                  (III) ADJUSTMENT OF CONVERSION PRICE UPON ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. In the event the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to SECTION 4(D)(II)), then, and in each such event, the Conversion Price in effect immediately prior to such issue shall be adjusted to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue (determined on a fully diluted basis) plus (2) (A) the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock issued or deemed to be issued since the Original Issue Date divided by (B) the Conversion Price in effect immediately prior to such issue, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue (determined on a fully diluted basis) plus the number of Additional Shares of Common Stock issued or deemed to be issued since the Original Issue Date; provided that the Conversion Price may never be adjusted to an amount greater than the Conversion Price at the Original Issue Date as subsequently adjusted pursuant to Sections 4(d)(v), (vi) and (vii) (without regard to any prior or current adjustments pursuant to this Section 4(d)(iii)).

                  (IV) DETERMINATION OF CONSIDERATION. For purposes of this
      Section 4(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                        (1) CASH AND PROPERTY: Such consideration shall be computed as follows:

                              (A) insofar as it consists of cash, such
                  consideration shall be computed at the aggregate amount of cash received by the Corporation;

                              (B) insofar as it consists of property other than
                  cash, such consideration shall be computed at the fair market value thereof at the time of such issue, as determined by the Board of Directors in the good faith exercise of its reasonable business judgment; and

                              (C) in the event Additional Shares of Common Stock
                  are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, such consideration shall be the proportion of such consideration so received, computed as provided in CLAUSES (A) and (B) above, as determined by the Board of Directors in the good faith exercise of its reasonable business judgment.

                        (2) OPTIONS AND CONVERTIBLE SECURITIES. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to SECTION 4(D)(II), relating to Options and Convertible Securities, shall be determined by dividing

                              (A) the total amount, if any, received or
                  receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                              (B) the maximum number of shares of Common Stock
                  (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                        (3) FAIR MARKET VALUE. The Holders of a Requisite Interest of the issued and outstanding Series A Preferred shall have the right to challenge any determination by the Board of Directors of fair market value pursuant to this SECTION 4(D), in which case such determination of fair market value shall be made by an Independent Evaluator selected jointly by the Board of Directors and the challenging parties (or if they are unable to agree, an Independent Evaluator selected by the American Arbitration Association), the reasonable cost of such appraisal to be borne by the Corporation.

                  (V) SUBDIVISIONS, COMBINATIONS, OR CONSOLIDATION OF COMMON STOCK. In the event the outstanding shares of Common Stock shall be subdivided, combined or consolidated, by stock split, stock dividend, combination or like event, into a greater or lesser number of shares of Common Stock, the Conversion Price of the Series A Preferred in effect immediately prior to such subdivision, combination or consolidation shall, concurrently with the effectiveness of such subdivision, combination or consolidation, be proportionately adjusted.

                  (VI) RECLASSIFICATIONS. In the case, at any time after the date hereof, of any capital reorganization or any reclassification of the stock of the Corporation (other than as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another person (other than a consolidation or merger (A) in which the Corporation is the continuing entity and which does not result in any change in the Common Stock or (B) which is treated as a liquidation pursuant to SECTION 3(C) above), the shares of Series A Preferred shall, after such reorganization, reclassification, consolidation or merger, be convertible into the kind and number of shares of stock or other securities or property of the surviving corporation or otherwise to which such Holder would have been entitled if immediately prior to such reorganization, reclassification, consolidation or merger such Holder had converted his shares of Series A Preferred into Common Stock. In any such case, appropriate adjustment shall be made in the application of the provisions of this SECTION 4 after such reorganization, reclassification, consolidation or merger so that the provisions of this SECTION 4 (including adjustments to the Conversion Price) shall be applicable after such event and shall be as nearly equivalent as practicable. The provisions of this SECTION 4(D)(VI) shall similarly apply to successive reorganizations, reclassifications, consolidations or mergers.

                  (VII) PREFERRED STOCK PURCHASE AGREEMENT. The Conversion Price shall be adjusted as provided in the Preferred Stock Purchase Agreement dated as of October 12, 1999 by and among the Corporation, Quantum Energy Partners, LP, EnCap Equity 1996 Limited Partnership, Energy Capital Investment Company PLC, V&C Energy Limited Partnership and the other parties who are signatories thereto (the "PURCHASE AGREEMENT"), in the event of any inaccuracy in or breach of the representations or warranties made by the Corporation therein.

            (E) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Price of the Series A Preferred pursuant to this SECTION 4, the Corporation at its expense shall promptly thereafter compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder of Series A Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any Holder, furnish or cause to be furnished to such Holder a like certificate setting forth (i) such adjustments and readjustments, if any, (ii) the Conversion Price of the Series A Preferred at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series A Preferred.

            (F) STATUS OF CONVERTED STOCK. In case any shares of Series A Preferred shall be converted pursuant to SECTION 4 hereof, the shares so converted shall be canceled, shall not be reissuable as Series A Preferred and shall become a part of the authorized, but unissued preferred stock of the Corporation.

            (G) FRACTIONAL SHARES. In lieu of any fractional shares in the aggregate to which any Holder would otherwise be entitled upon conversion, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of one share of Common Stock determined by the Board of Directors in the good faith exercise of its reasonable business judgment.

            (H) MISCELLANEOUS.

                  (I) All calculations under this SECTION 4 shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

                  (II) No adjustment in the Conversion Price of the Series A Preferred will be made if such adjustment would result in a change in such Conversion Price of less than $0.01. Any adjustment of less than $0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in such Conversion Price.

            (I) NO IMPAIRMENT. The Corporation will not through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this SECTION 4 and in the taking of all action as may be necessary or appropriate in order to protect the conversion rights of the Holders against impairment.

            (J) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock and Class B Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred, such number of its shares of Common Stock and Class B Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred. If at any time the number of authorized but unissued shares of Common Stock or Class B Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock or Class B Common Stock, as the case may be, to such number of shares as shall be sufficient for such purpose.

      5. VOTING RIGHTS.

            (A) GENERAL. To the extent required by law or by SECTION 5(B) or
SECTION 9 hereof, the Holders will be entitled to vote on all matters as a separate class or series. On all matters other than matters set forth in SECTION 5(B), the Holders of Series A Preferred will also vote together with the holders of Common Stock as a single class and each share of Series A Preferred will entitle the Holder to the number of votes per share equal to the full number of shares of Common Stock into which each share of Series A Preferred is convertible on the record date for such vote. The Holders of Series A Preferred shall receive notice of and shall be entitled to attend in person or by proxy any meeting of the holders of Common Stock.

            (B) VOTING FOR DIRECTORS. For so long as at least the "Threshold Amount" (as defined below) of Series A Preferred is outstanding, the Holders of a Requisite Interest, voting as a separate class, shall be entitled to elect the Class B directors to the Board of Directors of the Corporation in accordance with the Corporation's Amended and Restated Articles of Incorporation (the "ARTICLES OF INCORPORATION"). Any vacancies on the Board of Directors resulting from the death, resignation, disqualification or removal of any Class B director, and any vacancies resulting from an increase in the number of Class B directors, may be filled by a majority of the remaining Class B directors, though less than a quorum, or by the Holders of a Requisite Interest. Class B directors may be removed from the Board of Directors at any time, with or without cause, by the vote or consent of the Holders of a Requisite Interest. "THRESHOLD AMOUNT" shall mean at least ten percent (10%) of the sum of (a) the shares of Series A Preferred issued on the Original Issue Date, and (b) the number of additional shares of Series A Preferred issued to the Holders as dividends or pursuant to other adjustments in accordance with the provisions of this Certificate or the Purchase Agreement.

            (C) AMENDMENT. Any amendment to this Certificate may be made solely by a vote of the Board of Directors of the Corporation and the Holders of at least ninety percent

(90%) of the then outstanding Series A Preferred (a "SUPERMAJORITY INTEREST"), by duly called meeting or by written consent.

      6. LIQUIDATION RIGHTS.

            (A) RIGHT TO LIQUIDATION. At anytime after April 1, 2004, the Holders of a Requisite Interest may elect to require the Corporation to use its best efforts to liquidate (the "LIQUIDATION RIGHT") all or any portion of the shares of Series A Preferred at a price per share equal to the Liquidation Price (as defined herein). The Holders of a Requisite Interest may require the Corporation to effect the Liquidation Right by giving written notice to the Corporation of such election (a "LIQUIDATION Notice"). Upon receipt of a Liquidation Notice, the Corporation will use its best efforts to liquidate the shares of Series A Preferred specified in such Liquidation Notice as soon as practicable and in all events within nine (9) months of the Corporation's receipt of the Liquidation Notice. The Corporation shall give the Holders not less than forty-five (45) days' notice of the date estimated for liquidation of the Series A Preferred (the "LIQUIDATION DATE"). Upon the occurrence of a "Trigger Event" (as defined in SECTION 6(G)), the Holders' sole remedy shall be the right of increased voting power of the Class B directors elected by the Holders, as set forth in the Articles of Incorporation; provided that the limitation contained in this sentence shall not limit any other rights or privileges the Holders may have under this Certificate, the Purchase Agreement or any other agreement between the Corporation and a Holder.

            (B) LIQUIDATION PRICE. The Holders shall be entitled to receive an amount in cash for each share of Series A Preferred to be liquidated (the "LIQUIDATION PRICE") equal to the greater of (i) the Fair Market Value of the Corporation as of the Valuation Date (as hereinafter defined), as determined in accordance with SECTION 6(C) hereof, divided by the total number of outstanding shares of Common Stock of the Corporation (on a fully-diluted basis) and multiplied by the number of shares of Common Stock into which each share of Series A Preferred is convertible at the time the Liquidation Price is paid or
(ii) an amount per share of Series A Preferred equal to (A) the Conversion Value plus (B) all accrued and unpaid dividends through the date of liquidation plus any accrued and unpaid interest thereon ((A) and (B) in the aggregate, the "REQUIRED RETURN"). The "VALUATION DATE " shall be the date 30 days prior to the Liquidation Date.

            (C) FAIR MARKET VALUE. The "FAIR MARKET VALUE" of the Corporation shall be determined as follows:

                  (I) Within 30 days after the date of the Corporation's notice of the Liquidation Date, the Corporation, on the one hand, and the Holders on the other hand, will independently determine the Fair Market Value of the Corporation as of the Valuation Date and each shall provide a written analysis of such value to the other party. The Corporation will promptly furnish, or direct its independent engineering firm to furnish, all information reasonably requested by the Holders. If the difference between the two valuations is less than 10% of the lower valuation, the Fair Market Value of the Corporation shall be the average of the two valuations. If either party fails to deliver a written notice of valuation to the other party within the 30-day period, such party shall be deemed to consent and agree to the valuation submitted by the other party, which shall be the Fair Market Value of the Corporation for purposes of this
      SECTION 6.

                  (II) If the difference between the two valuations is greater than 10% of the lower valuation, the parties agree to engage an Independent Evaluator mutually acceptable to each of them (or if they are unable to agree, an Independent Evaluator selected by the American Arbitration Association) to value the Corporation. The Independent Evaluator shall review the valuations submitted by the Corporation and the Holders in accordance with SECTION 6(C)(I) and shall consider such valuations as well as any other information it deems relevant in order to determine the Fair Market Value of the Corporation. The Fair Market Value of the Corporation as established by the Independent Evaluator shall be final and binding on the parties; provided that, if the Independent Evaluator fails to determine the Fair Market Value of the Corporation prior to the Liquidation Date, then, at the option of either the Corporation or the Holders of a Requisite Interest, the Fair Market Value of the Corporation shall be redetermined, in which case the Corporation shall establish a new Liquidation Date by notice as provided in SECTION 6(A), the Valuation Date shall be changed correspondingly and the process for determining the Fair Market Value of the Corporation pursuant to SECTION 6(C) shall be repeated. The reasonable fees and expenses of the Independent Evaluator shall be borne by the Corporation; otherwise, such Holders and the Corporation shall each bear their own fees, costs and expenses (including fees and expenses of attorneys, accountants and other professional advisors) incurred in connection with the appraisal and the liquidation of the Holders' Series A Preferred.

                  (III) In all cases, the determination of the Fair Market Value of the Corporation shall be made on a basis that (y) assumes that all of the debts and obligations of the Corporation have been or will be satisfied in full, and (z) in the event that the Corporation is a public company, meaning that it is a company required to file periodic reports with the Securities and Exchange Commission, at such time, takes into account not only the market price of the Corporation's equity securities, but also the underlying net asset value of the Corporation's properties.

            (D) DIVIDENDS; RIGHTS OF HOLDERS. No shares of Series A Preferred are entitled to any dividends accruing after the date on which the Liquidation Price of such shares of Series A Preferred is paid. On such date, all rights of the Holders will cease, and such shares of Series A Preferred will be deemed not to be outstanding.

            (E) REISSUANCE; NEW CERTIFICATES. Any shares of Series A Preferred which are redeemed or otherwise acquired by the Corporation will be canceled and will not be reissued, sold or transferred, but will become part of the authorized but unissued preferred stock of the Corporation. If fewer than the total number of shares of Series A Preferred represented by any certificate are redeemed, a new certificate representing the number of unredeemed shares of Series A Preferred will be issued to the Holder thereof without cost to such Holder within three (3) business days after surrender of the certificate representing the redeemed shares.

            (F) RATABLE OFFERS. Neither the Corporation nor any subsidiary will redeem, repurchase or otherwise acquire any shares of Series A Preferred pursuant to this SECTION 6, except as expressly authorized herein or pursuant to a purchase offer made pro rata to all Holders of shares of Series A Preferred on the basis of the number of shares of Series A Preferred owned by each such Holder.

            (G) TRIGGER EVENT. A "TRIGGER EVENT" shall be deemed to have occurred if, within nine months after the Corporation's receipt of a Liquidation Notice, the Corporation shall have failed to accomplish either of the following:
(i) the completion of a registered public offering of the Conversion Shares on terms acceptable to the Holders of a Requisite Interest pursuant to which the Holders have received net proceeds in an amount sufficient to achieve the Required Return per share of Series A Preferred held immediately prior to the public offering, or (ii) the liquidation of all of the Series A Preferred at or above the Liquidation Price.

      7. NOTICES OF RECORD DATE. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each Holder, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the anticipated amount and character of such dividend, distribution or right.

      8. NOTICES. Any notice required or permitted by the provisions of this Certificate to be given to the Holders shall be deemed given when deposited in the United States mail, postage prepaid, and addressed to each Holder of record at such Holder's address appearing on the books of the Corporation. Any notice required or permitted by the provisions of this Certificate to be given to the Corporation shall be deemed given when deposited in the United States mail, postage prepaid, and addressed to the Corporation at its registered office or its principal place of business.

      9. APPROVAL OF CERTAIN TRANSACTIONS WHILE SERIES A PREFERRED IS
OUTSTANDING.

            (A) REQUISITE INTEREST. So long as at least the Threshold Amount of Series A Preferred is outstanding, the Corporation shall not, without first obtaining the written approval of the Holders of a Requisite Interest, voting as a separate class, take any action to:

                  (I) create any new class or series of shares that has a preference over or is on a parity with the Series A Preferred with respect to voting, dividends, liquidation preferences or otherwise;

                  (II) issue any shares of capital stock of the Corporation, including Common Stock and any series of Preferred Stock, whether now authorized or not, or any rights, options or warrants to purchase shares of Common Stock or Preferred Stock, or any securities of any type whatsoever that are, or may become, convertible into or exchangeable for shares of Common stock or Preferred Stock; PROVIDED, HOWEVER, that the Corporation may issue (i) shares of capital stock to the Holders in connection with the conversion of the Series A Preferred or as a dividend or distribution on the Series A Preferred; (ii) securities in connection with stock options or warrants outstanding as of the date hereof;
(iii) stock issued in connection with any stock split, stock dividend or recapitalization by the Corporation; and (iv) shares of Common Stock (not including any rights, options, warrants or other securities convertible into or exchangeable for Common Stock) at a purchase price per share of such Common Stock for cash or other consideration the fair market value of which is greater than or equal to 150% of the Conversion Price then in effect;

                  (III) repurchase, redeem or retire any shares of capital stock of the Corporation other than the repurchase of shares of Series A Preferred pursuant to the terms thereof;

                  (IV) authorize or pay any dividend or other distribution (other than a stock dividend) with respect to the Preferred Stock or the Common Stock (other than the dividends payable to the Holders as provided in this Certificate);

                  (V) undertake, enter into or consummate (A) a consolidation or merger of the Corporation with or into any other corporation or business entity in which the holders of the voting securities of the Corporation outstanding immediately after the Original Issue Date do not continue to hold more than fifty percent (50%) of the total voting securities of the surviving entity outstanding immediately after such transaction, (B) the sale or other transfer in a single transaction or a series of related transactions of all or substantially all of the assets of the Corporation, or (C) the liquidation, dissolution, winding-up or reorganization of the Corporation; or

                  (VI) enter into or modify any commodity hedge transaction at a price below $17.50 per barrel for crude oil or $2.10 per MMBtu for natural gas.

      For purposes of SECTION 9(A)(II), the fair market value of non-cash consideration to be paid for Common Stock shall be determined by the Board of Directors of the Corporation, provided that the Holders of a Requisite Interest of the issued and outstanding Series A Preferred shall have the right to challenge any determination by the Board of Directors of fair market value pursuant to SECTION 9(A)(II), in which case such determination of fair market value shall be made by an Independent Evaluator selected jointly by the Board of Directors and the challenging parties (or if they are unable to agree, an Independent Evaluator selected by the American Arbitration Association), the reasonable cost of such appraisal to be borne by the Corporation.

            (B) SUPERMAJORITY INTEREST. So long as at least the Threshold Amount of Series A Preferred is outstanding, the Corporation shall not, without first obtaining the written approval of the Holders of a Supermajority Interest, voting as a separate class, take any action to:

                  (I) alter the rights, preferences or privileges of the Series A Preferred;

or

                  (II) alter or amend the Articles of Incorporation, this Certificate or the bylaws of the Corporation.

                                   EXHIBIT B

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                                  TEXOIL, INC.


                                    ARTICLE I

       The name of the Corporation is Texoil, Inc (the "Corporation").

                                   ARTICLE II

       The location of the principal office of the Corporation in the State of Nevada is Corporation Trust Co. of Nevada, 1 East First St., Reno, Nevada 89501. Branch offices may hereafter be established at such other place or places, either within or without the State of Nevada as may be determined from time to time by the Board of Directors.

                                   ARTICLE III

       The Corporation may engage in any lawful activity.

                                   ARTICLE IV

       The total number of shares that the Corporation shall have authority to issue is 45,000,000 shares, of which 25,000,000 shall be common shares ("Common Stock") with a par value of $.01 per share, 10,000,000 shall be Class B Common Stock ("Class B Common Stock") with a par value of $.01 per share and 10,000,000 shall be preferred shares ("Preferred Stock") with a par value of $.01 per share.

       The designation, relative rights, preferences and liabilities of each class of stock, itemized by class, shall be as follows:

            (a) PREFERRED STOCK. Shares of Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such designations, powers, preferences, rights, limitations and restrictions as are stated in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors of the Corporation (the "Board of Directors" or the "Board"). Authority is hereby expressly granted to the Board of Directors to authorize the issuance of the Preferred Stock from time to time in one or more series. The authority of the Board with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

                 (i) The number of shares constituting that series and the
            distinctive designation of that series;

                 (ii) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates;

                 (iii) Whether that series shall have voting rights in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

                 (iv) Whether that series shall have conversion privileges and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                 (v) Whether or not shares of that series shall be redeemable and whether or not the Corporation or the holder (or both) may exercise the redemption right, including the date or dates upon which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions; and

                 (vi) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation and any other relative rights, preferences and limitations of that class or series as may be permitted or required by law.

             (b) COMMON STOCK. Except as provided in subsections (i) through
       (iii) of this subsection (b) below, the Common Stock and the Class B Common Stock shall be identical in every respect, including, but not limited to, voting rights, dividends, distributions, designations, preferences, qualifications, limitations, restrictions and special or relative rights (if any).

                 (i) Issuance of Class B Common Stock. Class B Common Stock may
             only be issued upon the automatic conversion of the Series A Convertible Preferred Stock of the Corporation (the "Series A Preferred") pursuant to Section 4(b) of the Certificate of Designation Establishing Series A Convertible Preferred Stock of Texoil, Inc. (the "Certificate") filed with the Secretary of State of Nevada contemporaneously with the filing of these Amended and Restated Articles of Incorporation, as such Certificate may hereafter be amended in accordance with its terms.

                 (ii) VOTING RIGHTS

                       (1) The voting rights of the Common Stock and the Class B
                 Common Stock are identical except that the holders of the Common Stock are entitled to elect the Class A Directors of the Corporation, and the holders of the Class B Common Stock, if any is outstanding, are entitled to elect the Class B Directors of the Corporation, except as provided in Article V(b).

                       (2) The Common Stock and the Class B Common Stock vote
                 together as a single class on all matters on which shareholders are entitled to vote, except for the election of directors as provided herein and in the Certificate, and Class B Common Stock may never otherwise vote separately as a class.

                       (3) Each share of Common Stock and Class B Common Stock
                 shall be entitled to one vote on all matters submitted to a vote of shareholders.

                  (iii) CONVERSION OF CLASS B COMMON STOCK.

                       (1) RIGHT TO CONVERT. Each share of Class B Common Stock
                 shall initially be convertible, at the option of the holder thereof, at any time on or after the date of issuance thereof, into fully paid and nonassessable shares of Common Stock at the rate of one share of Common Stock for each share of Class B Common Stock surrendered for conversion. The number of shares of Common Stock into which each share of Class B Common Stock is convertible, as such number may be adjusted from time to time pursuant to Article IV(b)(iii)(3), is referred to as the "Conversion Ratio."

                       (2) MECHANICS OF CONVERSION. Before any holder of Class B
                 Common Stock shall be entitled to convert shares of Class B Common Stock into shares of Common Stock and to receive certificates therefor, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the principal office of the Corporation or of any transfer agent for the Class B Common Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same. The Corporation shall as soon as practicable after such delivery issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Class B Common Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the holder or holders of such shares of Common Stock on such date.

                       (3) ADJUSTMENTS TO CONVERSION PRICE.

                           (A) SUBDIVISIONS, COMBINATIONS OR CONSOLIDATION OF
                    COMMON STOCK. In the event the outstanding shares of Common Stock shall be subdivided, combined or consolidated, by stock split, stock dividend, combination or like event, into a greater or lesser number of shares of Common Stock, the Conversion Ratio in effect immediately prior to such subdivision, combination or consolidation shall, concurrently with the effectiveness of such subdivision, combination or consolidation, be proportionately adjusted.

                           (B) RECLASSIFICATIONS. In the case, at any time after
                    the date hereof, of any capital reorganization or any reclassification of the stock of the Corporation (other than as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another person (other than a consolidation or merger in which the Corporation is the continuing entity and which does not result in any change in the Common Stock) the shares of Class B Common Stock shall, after such reorganization, reclassification, consolidation or merger, be convertible into the kind and number of shares of stock or other securities or property of the surviving corporation or otherwise to which a holder of Class B Common Stock would have been entitled if immediately prior to such reorganization, reclassification, consolidation or merger such holder had converted his shares of Class B Common Stock into Common Stock. In any such case, appropriate adjustment shall be made in the application of the provisions of this
                    Article IV(b)(iii) after such reorganization, reclassification, consolidation or merger so that the provisions of this Article IV(b)(iii) (including adjustments to the Conversion Ratio) shall be applicable after such event and shall be as nearly equivalent as practicable. The provisions of this Article IV(b)(iii)(3)(B) shall similarly apply to successive reorganizations, reclassifications, consolidations or mergers.

                       (4) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of
                 each adjustment or readjustment of the Conversion Ratio pursuant to Article IV(b)(iii)(3), the Corporation at its expense shall promptly thereafter compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Class B Common Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any such holder, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustments and readjustments, if any, (B) the Conversion Ratio of the Class B Common Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Class B Common Stock.

                       (5) STATUS OF CONVERTED STOCK. Any shares of Class B
                 Common Stock converted pursuant to this Article IV(b)(iii) shall be retired and canceled, and shall no longer be available for issuance.

                       (6) MISCELLANEOUS. All calculations under this Article
                 IV(b)(iii) shall be made to the nearest one hundredth (1/100) of a share.

                       (7) NO IMPAIRMENT. The Corporation will not through any
                 reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Article IV(b)(iii) and in the taking of all action as may be necessary or appropriate in order to protect the conversion rights of the holders of Class B Common Stock against impairment.

                       (8) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The
                 Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Class B Common Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                 (iv) DIVIDENDS. To the extent permitted by law and subject to the rights of any series of Preferred Stock, the holders of the Common Stock and Class B Common Stock shall be entitled to share pro rata according to the number of shares held in such dividends as may be declared by the Board of Directors from time to time.

                 (v) LIQUIDATION. In the event of the liquidation, dissolution or winding up, whether voluntary or involuntary of the Corporation, the remaining assets and funds of the Corporation, after payment to creditors and to those holders of securities with preference over the Common Stock and the Class B Common Stock, shall be divided among the holders of Common Stock and Class B Common Stock pro rata according to the number of shares held.

             (c) APPLICATION OF NEVADA STATUTES. The provisions of Nevada Revised Statutes 78.378 through 78.3793 do not apply to the acquisition of the Series A Preferred pursuant to the Purchase Agreement (as defined in the Certificate) or to the acquisition of Conversion Shares (as defined in the Certificate) by the holders of Series A Preferred.

                                   ARTICLE V

       Members of the governing board shall be known as "Directors." The maximum number of members of the Board of Directors shall be nine (9), with the exact number of Directors to be determined from time to time as provided in this
Article V. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board shall take action by the affirmative vote of a majority of the directors present at a meeting, except as otherwise provided by law or these Articles (as they may be modified by a certificate of designation with respect to the issuance by the Board of a series of preferred stock), provided that a quorum is present. The Board of Directors may adopt such rules and regulations for the conduct of its meetings and the management of the Corporation as it deems appropriate, consistent with law, these Articles or the Bylaws of the Corporation, as amended.

       Directors need not be shareholders of the Corporation. The Board of Directors shall be classified, into two (2) classes (Class A and Class B) as provided under Paragraphs (a) and (b) below, with the members of each class to hold office until their successors are elected and qualified.

             (a) CLASS A DIRECTORS. Not less than one (1) or more than six (6) of the directors shall be designated Class A directors. Within that range, the exact number of Class A Directors shall be determined from time to time by a majority of the Class A Directors then in office, though less than a quorum, or by the holders of Common Stock at the annual meeting of shareholders; provided that no Class A Director's term shall be shortened by a reduction in the number of Class A Directors. Class A directorships will initially be held by the six members of the Board of Directors who hold office on the date these Articles are filed with the Secretary of the State of Nevada, and such members will continue to serve pursuant to the terms hereof. Upon shareholder approval of these Amended and Restated Articles of Incorporation, Class A directors shall hold office for three (3) years and be divided into three (3) equal groups, Group One to initially hold office one year and to be elected in the first annual meeting after the date these Articles become effective, and every three years thereafter, Group Two to hold office for two (2) years and to be elected in the second annual meeting after the date these Articles become effective, and and every three years thereafter and Group Three to hold office for three (3) years and to be elected in the third annual meeting after the date these Articles become effective, and every three years thereafter.

       Until a Trigger Event (as defined in the Certificate) occurs or six (6) years elapse from the date these Articles are filed with the Secretary of State of Nevada, whichever occurs first, the Class A Directors shall have a total of six (6) votes, to be divided equally among the Class A Directors then holding office. After a Trigger Event has occurred or six years have elapsed, the Class A Directors shall, without further action by the Corporation or its Board of Directors, have a total of three (3) votes, to be divided equally among the Class A Directors then holding office. In each of the next annual meetings of the shareholders after the Trigger Event, only one (1) Class A Director of each Group shall be elected with the result that the actual number of Class A Directors shall be reduced by Group to a total of three (3), without requiring the involuntary resignation or removal of any Class A Director.

             (b) CLASS B DIRECTORS. Not less than one (1) or more than three (3) of the Directors shall be designated Class B Directors of the Corporation who shall be elected by the holders of Series A Preferred of the Corporation as long as there are any shares of Series A Preferred outstanding, and by the holders of the Class B Common Stock of the Corporation if there are no outstanding shares of Series A Preferred. Within that range, the exact number of Class B Directors shall be determined from time to time by a majority of the Class B Directors then in office, though less than an quorum, or by the holders of a majority of the outstanding shares of Series A Preferred or Class B Common Stock; provided that no Class B Director's term shall be shortened by a reduction in the number of Class B Directors. Class B directorships will initially be filled by nominees elected by the holders of the Series A Preferred, and the initial Class B Directors will serve until the next annual meeting following their election. Thereafter, subject to the provisions of the Certificate, Class B directors shall be elected every year at the annual meeting of shareholders by the holders of Series A Preferred Stock or holders of Class B Common Stock as provided above. Nominees for Class B directorships shall be made by the holders of the Series A Preferred Stock or Class B Common Stock, as applicable, and shall be designated and elected as Class B Directors. At such time, after the Original Issue Date (as defined in the Certificate), as less than the Threshold Amount of Series A Preferred and less than the Threshold Amount of Class B Common Stock are outstanding, the right to elect Class B Directors shall cease and the Board shall consist solely of Class A Directors. With respect to the Series A Preferred, "Threshold Amount" has the meaning specified in the Certificate. With respect to the Class B Common Stock, "Threshold Amount" means ten percent (10%) of the number of shares of Class B Common Stock outstanding immediately after the automatic conversion of the Series A Preferred pursuant to Section 4(b) of the Certificate.

       Until a Trigger Event occurs or six (6) years elapse from the date these Articles are filed with the Secretary of State of Nevada, whichever occurs first, the Class B Directors shall have a total of three (3) votes, to be divided equally among the Class B Directors then holding office. After a Trigger Event has occurred or six (6) years have elapsed, the Class B Directors shall, without further action by the Corporation or its Board of Directors, have a total of six (6) votes, to be divided equally among the Class B Directors then holding office. As the actual numbers of Class A Directors are reduced, pursuant to Article V(a), the holders of Series A Preferred Stock or Class B Common Stock, as applicable, may correspondingly increase the actual number of Class B Directors up to a total number of six (6).

             (c) VACANCIES. Any vacancies on the Board of Directors resulting from the death, resignation, disqualification or removal of any Class A Director, and any vacancies resulting from an increase in the number of Class A Directors, may be filled by the Class A Directors, whether or not there is a quorum of Directors. Class A Directors may only be removed for cause by the affirmative vote of the holders of the Common Stock. Any vacancies on the Board of Directors resulting from the death, resignation, disqualification or removal of any Class B Director, and any vacancies resulting from an increase in the number of Class B Directors, may be filled by a majority of the remaining Class B Directors, though less than a quorum, or by the holders of a majority of the outstanding shares of Series A Preferred or Class B Common Stock. Class B Directors may be removed from the Board at any time, with or without cause, by the vote or consent of the holders of a majority of the outstanding shares of Series A Preferred or Class B Common Stock. The Board of Directors may not create and fill new directorships or otherwise fill any vacancies, except in accordance with the terms hereof.

                                   ARTICLE VI

       The Corporation shall become effective January 1, 1982, and shall have perpetual existence.

                                  ARTICLE VII

       A resolution, in writing, signed by all of the members of the Board of Directors of the Corporation, shall be and constitute action by the Board of Directors to the effect therein expressed with the same force and effect as though such resolution has been passed at a duly convened meeting, and it shall be the duty of the Secretary to record every such resolution in the minute book of the Corporation under its proper date.

                                  ARTICLE VIII

       The Directors shall have the power to make, alter or repeal from time to time the Bylaws of the Corporation in any manner not inconsistent with the law, these Articles or the Certificate. Bylaws so made by the Directors under the powers so conferred may be altered, amended, or repealed by the Directors or the shareholders in any manner not inconsistent with the law, these Articles or the Certificate at any meeting called and held for that purpose.

                                   ARTICLE IX

       No director or officer of the Corporation shall be liable to the Corporation or its shareholders for damages for breach of fiduciary duty as a director or officer, except for (a) acts of omission which involve intentional misconduct, fraud or a knowing violation of law; or (b) the payment of dividends in violation of Nevada Revised Statutes Section 78.300.

                                   ARTICLE X

             (a) INDEMNIFICATION. The Corporation shall indemnify any Director of the Corporation who was or is a party (whether plaintiff, defendant or third party) or witness, or is threatened to be made a party or witness to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Corporation, by reason of the fact that the Director is or was a director, officer, shareholder, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (whether or not for profit), or by reason of anything done or not done by the Director in any such capacity or capacities, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the Director in connection with the action, suit or proceeding if the Director acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was illegal. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and that, with respect to an criminal action or proceeding, he or she had reasonable cause to believe that his or her conduct was unlawful.

       The Corporation shall indemnify any Director of the Corporation who was or is a party (whether plaintiff, defendant or third party) or witness, or is threatened to be made a party or witness to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the Director is or was a director, officer, shareholder, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (whether or not for profit), or by reason of anything done or not done by the Director in any such capacity or capacities, against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by the Director in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom, to be liable to the Corporation or for amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines, upon application, that in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

       The expenses of Directors incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Director to repay the amount if it is ultimately determined by a court of competent jurisdiction that the Director is not entitled to be indemnified by the Corporation. The provisions of this paragraph do not affect any rights to advancement of expenses to which corporate personnel other than Directors may be entitled under any contract or otherwise by law.

       The indemnification and advancement of expenses authorized by this
Article:

             (i) Does not exclude any other rights to which a Director seeking indemnification or advancement of expenses may be entitled under any other Article or any Bylaw, agreement, vote of shareholders or disinterested directors, insurance policy or otherwise, for either an action in his or her official capacity or an action in another capacity while holding his or her office, except that indemnification, unless ordered by a court or for the advancement of expenses made pursuant to this Article, may not be made to or on behalf of any Director if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violations of the law and was material to the cause of action.

             (ii) Continues for a person who has ceased to be a director or officer and inures to the benefit of the estate, spouse, heirs, executors, administrators and personal representatives of such a person.

       Any change or amendment in these Articles that would adversely affect the rights granted to the indemnified person shall be prospective only and shall not be operative to adversely affect any rights of any person entitled to indemnification hereunder.

             (b) INSURANCE. The Corporation shall use its best efforts to purchase and maintain insurance or make other financial arrangements on behalf of any Director who is or was a director, officer, shareholder, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise (whether or not for profit), or by reason of anything done or not done by the Director in any such capacity or capacities, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, shareholder, employee or agent, or arising out of his status as such, whether or not the Corporation has the authority to indemnify him against such liability and expenses.

             (c) OTHER FINANCIAL ARRANGEMENTS. The other financial arrangements which may be made by the Corporation pursuant to part (b) above may include, but are not limited to, the following:

                 (i) The creation of a trust fund;

                 (ii) The establishment of a program of self-insurance;

                 (iii) The securing of its obligations of indemnification by granting a security interest or other lien on any assets of the Corporation; or

                 (iv)The establishment of a letter of credit, guaranty or
             surety.

       No financial arrangement made pursuant to this part (c) may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

       Any insurance or other financial arrangement made on behalf of a person pursuant to this Article may be provided by the Corporation or any other person approved by the Board of Directors, even if all of the other person's stock or other securities is owned by the Corporation.

       (d) GENERAL. In the absence of intentional misconduct, fraud or a knowing violation of law:

             (i) The decision of the Board of Directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to parts (b) and (c) above and the choice of the person to provide the insurance or other financial arrangement is conclusive; and

             (ii) The insurance or other financial arrangement:

                    (1) Is not void or voidable; and

                    (2) Does not subject any director approving it to personal liability for his or her action, even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

                                   ARTICLE XI

       This Corporation elects not to be governed by Nevada Revised Statutes
78.411 to 78.444, inclusive concerning combinations with interested stockholders.

       EXECUTED by the undersigned, effective as of this ______ day of ______________, 1999.



                                        ------------------------------------
                                            Frank A. Lodzinski, President



                                        -------------------------------------
                                             Jerry M. Crews, Secretary

                                    EXHIBIT C

                              AMENDED AND RESTATED
                                    BYLAWS OF
                                  TEXOIL, INC.
                              NOVEMBER ______, 1999
                         (HEREINAFTER THE "CORPORATION")


                                    ARTICLE I
                                  SHAREHOLDERS

      SECTION 1.1 ANNUAL MEETING. An annual meeting of the Corporation's shareholders shall be held for the election of directors at such date, time and place, either within or without the State of Nevada, as designated by resolution adopted from time to time by the Corporation's Board of Directors. Any other proper business may be transacted at the annual meeting.

      SECTION 1.2 SPECIAL MEETINGS.

            (a) Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the chairman, the president or the Board of Directors and shall be called by the chairman, the president or the Board of Directors at the written request of the holders of not less than ten percent (10%) of the voting power of all the outstanding shares of the Corporation entitled to vote at such meeting.

            (b) Business transacted at all special meetings shall be confined to the purpose or purposes stated in the notice of the meeting, unless one of the conditions for the holding of a meeting without notice set forth in
      Section 1.5 shall be satisfied, in which case any business may be transacted and the meeting shall be valid for all purposes.

      SECTION 1.3 PLACE OF MEETINGS. Any meeting of the shareholders of the Corporation may be held at its registered office in the State of Nevada, its principal office in the State of Texas or at such other place in or out of the United States as the Board of Directors may designate in a notice of meeting.

      SECTION 1.4 NOTICE OF MEETINGS.

            (a) The president, a vice president, the secretary, an assistant secretary or any other individual designated by the Board of Directors shall sign and deliver written notice of any meeting to each shareholder of record entitled to vote at such meeting not fewer than ten (10) days, nor more than sixty (60) days, before the date of such meeting. The notice shall state the place, date and time of the meeting and the purpose or purposes for which the meeting is called. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called and the person or persons calling the meeting.

            (b) A copy of the notice shall be delivered personally or mailed postage prepaid to each shareholder of record entitled to vote at the meeting at the address appearing on the records of the Corporation, and the notice shall be deemed effective when mailed the date the same is correctly deposited in the United States mail for transmission to such shareholder. Personal delivery of any such notice to any officer of a corporation or association, or to any member of a partnership, constitutes delivery of the notice to the corporation, association or partnership.

            (c) The written certificate of the individual signing a notice of meeting, setting forth the substance of the notice or having a copy thereof attached, the date the notice was mailed or personally delivered to the shareholders and the addresses to which the notice was mailed, shall be prima facie evidence of the manner and fact of giving such notice.

            (d) Any shareholder may waive notice of any meeting by a signed writing, either before or after the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver of notice or consent, except as otherwise provided in Section 1.4 (a) of these Bylaws. All such waivers shall be filed with the minutes or other Corporation records.

            (e) Unless otherwise provided in the Articles of Incorporation as they may be amended or, whenever notice is required to be given, under any provision of the laws of the State of Nevada, the Articles of Incorporation or these Bylaws, to any shareholder to whom:

                        (i) Notice of two consecutive annual meetings, and all
                  notices of meetings or the taking of action by written consent without a meeting to that shareholder during the period between those two consecutive annual meetings; or

                        (ii) All, and at least two, payments sent by first class
                  mail of dividends or interest on securities during a 12-month period, have been mailed addressed to that shareholder at his address as shown on the records of the Corporation and have been returned undeliverable, the giving of further notices to that shareholder is not required. Any action or meeting taken or held without notice to that shareholder has the same effect as if the notice had been given. If any such shareholder delivers to the Corporation written notice setting forth the current address of that shareholder, the requirement that notice be given to that shareholder is reinstated. If the action taken by the Corporation is such as to require the filing of a certificate as required under the laws of the State of Nevada, the certificate need not state that notice was not given to persons to whom notice was not required to be given.

            (f) Notice delivered or mailed to shareholders in accordance with the provisions of this Section 1.4 and the provisions, if any, of the Articles of Incorporation, or an amendment thereof, is sufficient, and in the event of transfer of that shareholder's stock after such delivery or mailing and before the holding of the meeting it is not necessary to deliver or mail notice of the meeting to the transferee.

            (g) Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not properly included in the notice if such objection is expressly made at the time any such matters are presented at the meeting.

      SECTION 1.5 MEETING WITHOUT NOTICE.

            (a) Whenever all persons entitled to vote at any meeting of shareholders consent, either by:

                  (i) A writing on the records of the meeting or filed with the secretary; or

                  (ii) Presence at such meeting and oral consent entered on the minutes; or

                  (iii) Taking part in the deliberations at such meeting without objection;

      the actions taken at such meeting shall be as valid as if such had occurred at a meeting regularly called and noticed.

            (b) At such meeting any business may be transacted that is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time.

            (c) If any meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of the meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meeting.

            (d) Such consent or approval may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.

      SECTION 1.6 DETERMINATION OF SHAREHOLDERS OF RECORD.

            (a) For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof or for the purpose of determining shareholders entitled to receive payment of any distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date for the determination of such shareholders, which shall not be more than sixty

      (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

            (b) If no record date is fixed for the purposes set forth in Section
      1.6 (a), the record date for determining shareholders: (i) entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the date on which the meeting is held; and (ii) for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

            (c) The Board of Directors may adopt a resolution prescribing a date upon which the shareholders of record are entitled to give written consent pursuant to Section 1.9. The date prescribed by the Board of Directors may not precede nor be more than ten (10) days after the date the resolution is adopted by the Board of Directors. If the Board of Directors does not adopt a resolution prescribing a date upon which the shareholders of record are entitled to give written consent pursuant to Section 1.9, and

                  (i) no prior action by the Board of Directors is required, the date is the first date on which a valid written consent is delivered in accordance with the provisions of Section 1.9;

                  (ii) prior action by the Board of Directors is required, the date is at the close of business on the day on which the Board of Directors adopt the resolution taking the required action.

      SECTION 1.7 QUORUM; ADJOURNED MEETINGS.

            (a) Unless the Articles of Incorporation provide for a different proportion, shareholders holding a majority of the voting power of the Corporation's stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum for the transaction of business at any meeting. If, on any issue, voting by classes is required by the laws of the State of Nevada, the Articles of Incorporation or these Bylaws, at least a majority of the voting power within each such class is necessary to constitute a quorum of each such class.

            (b) If a quorum is not present or represented by proxy, a majority of the voting power so represented may adjourn the meeting from time to time until holders of the voting power required to constitute a quorum shall be represented. At any such adjourned meeting at which a quorum shall be represented, any business may be transacted which might have been transacted as originally called. When a shareholders meeting is adjourned to another time and place hereunder, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. The shareholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum of the voting power.

            (c) With respect to shares outstanding in the name of another corporation, partnership, limited liability company or other legal entity on the record date, votes may be cast: (i) in the case of a corporation, by such individual as the bylaws of such other corporation prescribe, by such individual as may be appointed by resolution of the board of directors of such other corporation or by such individual (including the officer making the authorization) authorized in writing to do so by the chairman of the board of directors, president or any vice-president of such corporation and (ii) in the case of a partnership, limited liability company or other legal entity, by an individual representing such shareholder upon presentation to the Corporation of satisfactory evidence of that person's authority to do so.

            (d) Notwithstanding anything to the contrary herein contained, no votes may be cast for shares owned by this Corporation or its subsidiaries, if any. If shares are held by this Corporation or its wholly-owned subsidiaries, if any, in a fiduciary capacity, no votes shall be cast with respect thereto on any matter except to the extent that the beneficial owner thereof possesses and exercises either a right to vote or to give the Corporation holding the same binding instructions on how to vote.

            (e) With respect to shares standing in the name of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, husband and wife as community property, tenants by the entirety, voting trustees, persons entitled to vote under a shareholder voting agreement or otherwise and shares held by two or more persons (including proxy holders) having the same fiduciary relationship in respect to the same shares, votes may be cast in the following manner:

                  (i) If only one person votes, the vote of such person binds all.

                  (ii) If more than one person casts votes, the act of the
            majority so voting binds all.

                  (iii) If more than one person casts votes, but the vote is evenly split on a particular matter, the votes shall be deemed cast proportionately, as split.

            (f) Except as otherwise required by law, the Articles of Incorporation, as amended, or these Bylaws, and except with respect to the election of directors, if a quorum is present, the affirmative vote of holders of at least a majority of the voting power represented at the meeting and entitled to vote shall be the act of the shareholders, unless voting by classes is required for any action of the shareholders by the laws of the State of Nevada, the Articles of Incorporation or these Bylaws in which case the affirmative vote of holders of at least a majority of the voting power of each such class shall be required. Each class of Directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of that class of directors at a meeting of shareholders at which a quorum is present.

      SECTION 1.8 PROXIES.

            (a) At any meeting of shareholders, any holder of shares entitled to vote may designate, in a manner permitted by the laws of the State of Nevada, another person or persons to act as proxy or proxies. No proxy is valid after the expiration of six (6) months from the date of its creation, unless it is coupled with an interest or unless otherwise specified in the proxy. In no event shall the term of a proxy exceed seven
      (7) years from the date of its creation. Subject to these restrictions, every proxy properly created is not revoked and shall continue in full force and effect until another instrument or transmission revoking it or a properly created proxy bearing a later date is filed with or transmitted to the secretary of the Corporation or another person or persons appointed by the Corporation to count the votes of shareholders and determine the validity of proxies and ballots.

            (b) Without limiting the manner in which a shareholder may authorize another person or persons to act on behalf thereof as proxy pursuant to
      Section 1.8 (a), the following constitute valid means by which a shareholder may grant such authority:

                  (i) a shareholder may execute a writing authorizing another person or persons to act for that shareholder as proxy. Execution may be accomplished by the signing of the writing by the shareholder or his authorized officer, director, employee or agent or by causing the signature of the shareholder to be affixed to the writing by any reasonable means, including, but not limited to, a facsimile signature;

                  (ii) a shareholder may authorize another person or persons to act for that shareholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a firm which solicits proxies or like agent who is authorized by the person who will be the holder of the proxy to receive the transmission. Any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the shareholder. If it is determined that the telegram, cablegram or other electronic transmission is valid, the persons appointed by the Corporation to count the votes of shareholders and determine the validity of proxies and ballots or other persons making those determinations must specify the information upon which they relied.

            (c) Any copy, communication by telecopier, or other reliable reproduction of the writing or transmission created pursuant to subparagraph (b), may be substituted for the original writing or transmission for any purposes for which the original writing or transmission could be used, if the copy, communication by telecopier, or other reproduction is a complete reproduction of the entire original writing or transmission.

      SECTION 1.9 ACTION TAKEN WITHOUT A MEETING.

            (a) Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a written consent thereto is signed by the holders of the voting power of the Corporation that would be required at a meeting to constitute the act of the shareholders. Any action required or permitted to be taken by the holders of any class or series of shares of the Corporation may be taken without a meeting if a written consent thereto is signed by the holders of a majority of the outstanding shares of such class or series, except that if a different proportion of voting power is required for such an action, then the written consent of the holders of that portion of the outstanding shares of such class or series shall be required. Whenever action is taken by written consent, a meeting of shareholders need not be called or notice given. The written consent may be signed in counterparts and must be filed with the minutes of the proceedings of the shareholders.

            (b) The board of directors may determine the record date of the written consent for the purpose of determining the shareholders entitled to deliver a consent, which date shall be no more than sixty (60) days prior to the date of the first written consent executed. If the board does not set a record date, it shall be the date of receipt by the Corporation of the first written consent.

            (c) A written consent is not valid unless it is:

                  (i)   Signed by the shareholder;

                  (ii)  Dated, as to the date of the shareholder's signature;

                  (iii) Delivered to the Corporation, in the manner prescribed herein, within sixty (60) days after the earliest date that the first shareholder signed and delivered the written consent. Delivery of a written consent may be made personally, by certified or registered mail, return receipt requested, by any receipted delivery service or by facsimile transmission to the Corporation's principal place of business. Any certificate required to be filed with the Secretary of State of the State of Nevada must state that the written consent has been effected in accordance with the provisions of the laws of the State of Nevada.

                                   ARTICLE II
                                    DIRECTORS

      SECTION 2.1 NUMBER AND QUALIFICATION. Unless a larger number is required by the laws of the State of Nevada or the Articles of Incorporation or until changed in the manner provided herein, the Board of Directors of the Corporation shall consist of two (2) classes, Class A, which shall consist of not fewer than one (1) or more than six (6), and Class B, which shall consist of not fewer than one (1) or more than three (3), subject to adjustment upon a Trigger Event, as provided in the Articles of Incorporation, as amended. The exact number of directors of each Class any time, removal of directors and filling vacancies on the Board of Directors shall be determined or effected as provided in the Articles of Incorporation, as amended from time to time.

      SECTION 2.2 ANNUAL AND REGULAR MEETINGS. Immediately following the adjournment of, and at the same place as, the annual or any special meeting of the shareholders at which directors are elected, the Board of Directors, including newly elected directors, shall hold its annual meeting without notice, other than this provision, to elect officers and to transact such further business as may be necessary or appropriate. The Board of Directors may provide by resolution the place, date, and hour for holding regular meetings between annual meetings.

      SECTION 2.3 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the chairman or the president and shall be called by the chairman, the president or the secretary upon the request of any two (2) directors. If the chairman refuses or, if there is no chairman, if both the president and secretary refuse or neglect to call such special meeting within five (5) business days of the request, a special meeting may be called by notice signed by any two (2) directors.

      SECTION 2.4 PLACE OF MEETINGS. Any regular or special meeting of the directors of the Corporation may be held at such place as the Board of Directors may designate or, in the absence of such designation, at the place designated in the notice calling the meeting.

      SECTION 2.5 NOTICE OF MEETINGS.

            (a) Except as otherwise provided in Section 2.7, there shall be delivered to all directors, at least forty-eight (48) hours before the time of a meeting, a copy of a written notice of the meeting, by delivery of such notice personally, by mailing such notice postage prepaid, or by telegraph or telecopier. Such notice shall be addressed to each director at the address appearing on the records of the Corporation. If mailed, the notice shall be deemed delivered on the date the same is deposited in the United States mail, postage prepaid. Any director may waive notice of any meeting, and the attendance of a director at a meeting and oral consent entered on the minutes of the meeting or taking part in deliberations of the meeting without objection shall constitute a waiver of notice of such meeting. Attendance for the express purpose of objecting to the transaction of business thereat because the meeting is not properly called or convenient shall not constitute presence nor a waiver of notice for purposes hereof.

            (b) Whenever all persons entitled to vote at any meeting of directors consent, either by:

                  (i) A writing on the records of the meeting or filed with the secretary; or

                  (ii) Presence at such meeting and oral consent entered on the minutes; or

                  (iii) Taking part in the deliberations at such meeting without objection;

      the actions taken at such meeting shall be as valid as if such had occurred at a meeting regularly called and noticed.

            (c) At such meeting any business may be transacted that is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time.

            (d) If any meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of the meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meeting.

            (e) Such consent or approval may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.

      SECTION 2.6 QUORUM; ADJOURNED MEETINGS.

            (a) A majority of the directors in office, provided that each of Class A and Class B has at least one (1) representative, at a meeting duly assembled, is necessary to constitute a quorum for the transaction of business.

            (b) At any meeting of the Board of Directors where a quorum is not present, a majority of those present may adjourn the meeting, from time to time, until a quorum is present, and no notice of such adjournment shall be required. At any adjourned meeting where a quorum is present, any business may be transacted which could have been transacted at the meeting originally called.

      SECTION 2.7 BOARD OF DIRECTORS' DECISIONS. The affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

      SECTION 2.8 TELEPHONIC MEETINGS. Members of the Board of Directors or of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or committee by means of a telephone conference or similar method of communication by which all persons participating in such meeting can hear each other. Participation in a meeting pursuant to this Section
2.13 constitutes presence in person at the meeting.

      SECTION 2.9 ACTION WITHOUT MEETING. Any action required or permitted to be taken at a meeting of the Board of Directors or of a committee thereof, or by any Class of Directors, may be taken without meeting if, before or after the action, a written consent thereto is signed by all of the members of the Board of Directors, the committee or such Class, as the case may be. The written consent may be signed in counterparts and must be filed with the minutes of the proceedings of the Board of Directors or committee. A telegram, telex, cablegram, or similar transmission by a director or member of a committee, or a photographic, photostatic, facsimile, or similar reproduction of a writing signed by a director or member of a committee, shall be regarded as signed by the director or member of a committee for purposes of this section.

      SECTION 2.10 POWERS AND DUTIES. Except as otherwise restricted by Nevada law or the Articles of Incorporation, as amended, the Board of Directors shall have full control over the affairs of the Corporation. The Board of Directors may delegate any of its authority to manage, control or conduct the business of the Corporation to any standing or special committee or to any officer or agent and to appoint any person to be agents of the Corporation with such powers, including the power to subdelegate, and upon such terms as may be deemed fit.

      SECTION 2.11 COMPENSATION. The directors and members of committees shall be allowed and paid all necessary expenses incurred in attending any meetings of the Board of Directors or committees. Unless otherwise provided in the Articles of Incorporation, the Board of Directors may fix by resolution the compensation of directors for services in any capacity.

      SECTION 2.12 BOARD OF DIRECTORS' OFFICERS.

            (a) At its annual meeting, the Board of Directors may elect from among its members, a chairman who shall preside at meetings of the Board of Directors and may preside at meetings of the shareholders. The Board of Directors may also elect such other officers of the Board of Directors and for such terms as it may from time to time deem advisable.

            (b) Any vacancy in any office of the chairman of the Board of Directors because of death, resignation, removal or otherwise may be filled by the Board of Directors for the unexpired portion of the term of such office.

      SECTION 2.13 COMMITTEES OF DIRECTORS; CONDUCT OF BUSINESS.

            (a) The Board of Directors may, by resolution or resolutions passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation, which, to the extent provided in said resolution or resolutions, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

            (b) Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by the laws of the State of Nevada. Adequate provisions shall be made for notice to members of all meetings and all matters shall be determined by a majority vote of the members present.

                                   ARTICLE III
                                    OFFICERS

      SECTION 3.1 ELECTION. The Board of Directors, at its annual meeting, shall elect a chairman of the board, a president and chief executive officer, a secretary and a treasurer to hold office for a term of one (1) year or until their successors are chosen and qualify. Any individual may hold two or more offices. The Board of Directors may, from time to time, by resolution, elect one or more vice-presidents, assistant secretaries and assistant treasurers and appoint agents of the Corporation, prescribe their duties and fix their compensation.

      SECTION 3.2 REMOVAL; RESIGNATION. Any officer or agent elected or appointed by the Board of Directors may be removed by it with or without cause. Any officer may resign at any time upon written notice to the Corporation. Any such removal or resignation shall be subject to the rights, if any, of the respective parties under any contract between the Corporation and such officer or agent.

      SECTION 3.3 VACANCIES. Any vacancy in any office because of death, resignation, removal or otherwise may be filled by the Board of Directors for the unexpired portion of the term of such office.

      SECTION 3.4 CHAIRMAN OF THE BOARD. The chairman of the board shall, in the absence of the president, preside at all meetings of the shareholders and of the Board of Directors. The chairman of the board shall have the authority to agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation; and the chairman of the board shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time may be assigned to the chairman of the board by the Board of Directors.

      SECTION 3.5 PRESIDENT.

            (a) The president shall be the chief executive of the Corporation (and, in his discretion, may use either title), subject to the supervision and control of the Board of Directors, and shall have general executive charge, management and control over the properties, business and operations of the Corporation with all such powers as may be reasonably incident to such responsibilities. The president may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation and may sign all certificates for shares of stock of the Corporation; and shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time may be assigned to the president by the Board of Directors.

            (b) The president shall have full power and authority on behalf of the Corporation to attend and to act and to vote, or designate such other officer or agent of the Corporation to attend and to act and to vote, at any meetings of the shareholders of any corporation in which the Corporation may hold stock and, at any such meetings, shall possess and may exercise any and all rights and powers incident to the ownership of such stock. The Board of Directors, by resolution from time to time, may confer like powers on any person or persons in place of the president to exercise such powers for these purposes.

      SECTION 3.6 VICE-PRESIDENTS. Each vice-president shall at all times possess power to sign all certificates, contracts and other instruments of the Corporation, except as otherwise limited in writing by the Board of Directors or the president of the Corporation. Each vice-president shall have such other powers and duties as from time to time may be assigned to such vice-president by the Board of Directors or the president.

      SECTION 3.7 SECRETARY. The secretary shall keep the minutes of all meetings of the Board of Directors, committees of the Board of Directors and the shareholders, in books provided for that purpose; shall attend to the giving and serving of all notices; may in the name of the Corporation affix the seal of the Corporation to all contracts and attest to the affixation of the seal of the Corporation thereto; may sign with the other appointed officers all certificates for shares of stock of the Corporation; shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct, all of which shall at all reasonable times be open to inspection of any director at the office of the Corporation during business hours; shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to the secretary by the Board of Directors or the president; and shall in general perform all acts incident to the office of secretary, subject to the control of the Board of Directors or the president.

      SECTION 3.8 ASSISTANT SECRETARIES. Each assistant secretary shall have the usual powers and duties pertaining to such offices, together with such other powers and duties as designated in these Bylaws and as from time to time may be assigned to an assistant secretary by the Board of Directors, the president or the secretary. The assistant secretaries shall exercise the powers of the secretary during that officer's absence or inability or refusal to act.

      SECTION 3.9 TREASURER.

            (a) The treasurer shall be the chief financial officer of the Corporation (and, in his discretion, may use either title), subject to the supervision and control of the Board of Directors, and shall have custody of all the funds and securities of the Corporation. When necessary or proper, the treasurer shall endorse on behalf of the Corporation for collection checks, notes, and other obligations, and shall deposit all monies to the credit of the Corporation in such bank or banks or other depository as the Board of Directors may designate, and shall sign all receipts and vouchers for payments made by the Corporation. Unless otherwise specified by the Board of Directors, the treasurer may sign with the president all bills of exchange and promissory notes of the Corporation, shall also have the care and custody of the stocks, bonds, certificates, vouchers, evidence of debts, securities, and such other property belonging to the Corporation as the Board of Directors shall designate, and shall sign all papers required by law, by these Bylaws, or by Board of Directors to be signed by the treasurer. The treasurer shall enter, or cause to be entered, regularly in the financial records of the Corporation, to be kept for that purpose, full and accurate accounts of all monies received and paid on account of the Corporation and, whenever required by the Board of Directors, the treasurer shall render a statement of any or all accounts. The treasurer shall at all reasonable times exhibit the books of account to any director of the Corporation and shall perform all acts incident to the position of treasurer subject to the control of the Board of Directors.

            (b) The treasurer shall, if required by the Board of Directors, give bond to the Corporation in such sum and with such security as shall be approved by the Board of Directors for the faithful performance of all the duties of treasurer and for restoration to the Corporation, in the event of the treasurer's death, resignation, retirement or removal from office, of all books, records, papers, vouchers, money and other property in the treasurer's custody or control and belonging to the Corporation. The expense of such bond shall be borne by the Corporation.

      SECTION 3.10 ASSISTANT TREASURERS. The Board of Directors may appoint one or more assistant treasurers who shall have such powers and perform such duties as may be prescribed by the Board of Directors or the treasurer. The Board of Directors may require an assistant treasurer to give a bond to the Corporation in such sum and with such security as it may approve, for the faithful performance of the duties of assistant treasurer, and for restoration to the Corporation, in the event of the assistant treasurer's death, resignation, retirement or removal from office, of all books, records, papers, vouchers, money and other property in the assistant treasurer's custody or control and belonging to the Corporation. The expense of such bond shall be borne by the Corporation.

      SECTION 3.11 COMPENSATION. The Board of Directors shall have the power to fix the compensation of officers directly or by delegation of such authority which may be either general or specific.

                                   ARTICLE IV
                                  CAPITAL STOCK

      SECTION 4.1 ISSUANCE. Shares of the Corporation's authorized stock shall, subject to any provisions or limitations of the laws of the State of Nevada, the Articles of Incorporation or any contracts or agreements to which the Corporation may be a party, be issued in such manner, at such times, upon such conditions and for such consideration as shall be prescribed by the Board of Directors.

      SECTION 4.2 CERTIFICATES. Ownership in the Corporation shall be evidenced by certificates for shares of stock in such form as shall be prescribed by the Board of Directors, shall be under the seal of the Corporation and shall be manually signed by the president or a vice-president and also by the secretary or an assistant secretary; provided, however, whenever any certificate is countersigned or otherwise authenticated by a transfer agent or transfer clerk, and by a registrar, then a facsimile of the signatures of said officers of the Corporation may be printed or lithographed upon the certificate in lieu of the actual signatures. If the Corporation uses facsimile signatures of its officers on its stock certificates, it shall not act as registrar of its own stock, but its transfer agent and registrar may be identical if the institution acting in those dual capacities countersigns any stock certificates in both capacities. Each certificate shall contain the name of the record holder, the number, designation, if any, class or series of shares represented, a statement or summary of any applicable rights, preferences, privileges or restrictions thereon, and a statement, if applicable, that the shares are assessable. All certificates shall be consecutively numbered. If provided by the shareholder, the name, address and federal tax identification number of the shareholder, the number of shares, and the date of issue shall be entered in the stock transfer records of the Corporation.

      SECTION 4.3 SURRENDERED, LOST OR DESTROYED CERTIFICATES. All certificates surrendered to the Corporation, except those representing shares of treasury stock, shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been canceled, except that in case of a lost, stolen, destroyed or mutilated certificate, a new one may be issued therefor. However, any shareholder applying for the issuance of a stock certificate in lieu of one alleged to have been lost, stolen, destroyed or mutilated shall, prior to the issuance of a replacement, provide the Corporation with the shareholder's affidavit of the facts surrounding the loss, theft, destruction or mutilation and, if required by the Board of Directors, an indemnity bond in an amount not less than twice the current market value of the stock, and upon such terms as the treasurer or the Board of Directors shall require, to indemnify the Corporation against any loss, damage, cost or inconvenience arising as a consequence of the issuance of a replacement certificate.

      SECTION 4.4 REPLACEMENT CERTIFICATE. When the Articles of Incorporation are amended in any way affecting the statements contained in the certificates for outstanding shares of capital stock of the Corporation or it becomes desirable for any reason, in the discretion of the Board of Directors, including, without limitation, the merger of the Corporation with another corporation or the reorganization of the Corporation, to cancel any outstanding certificate for shares and issue a new certificate therefor conforming to the rights of the holder, the Board of Directors may order any holders of outstanding certificates for shares to surrender and exchange the same for new certificates within a reasonable time to be fixed by the Board of Directors. The order may provide that a holder of any certificate(s) ordered to be surrendered shall not be entitled to vote, receive distributions or exercise any other rights of shareholders of record until the holder has complied with the order, but the order operates to suspend such rights only after notice and until compliance.

      SECTION 4.5 TRANSFER OF SHARES. No transfer of stock shall be valid as against the Corporation except on surrender and cancellation of the certificates therefor accompanied by an assignment or transfer by the registered owner made either in person or under assignment. Whenever any transfer shall be expressly made for collateral security and not absolutely, the collateral nature of the transfer shall be reflected in the entry of transfer in the records of the Corporation.

      SECTION 4.6 TRANSFER AGENT; REGISTRARS. The Board of Directors may appoint one or more transfer agents, transfer clerks and registrars of transfer and may require all certificates for shares of stock to bear the signature of such transfer agent, transfer clerk and/or registrar of transfer.

      SECTION 4.7 MISCELLANEOUS. The Board of Directors shall have the power and authority to make such rules and regulations not inconsistent herewith as it may deem expedient concerning the issue, transfer, and registration of certificates for shares of the Corporation's stock.

                                    ARTICLE V
                                  DISTRIBUTIONS

      SECTION 5.1 Distributions may be declared, subject to the provisions of the laws of the State of Nevada and the Articles of Incorporation, by the Board of Directors at any regular or special meeting and may be paid in cash, property, shares of corporate stock, or any other medium. The Board of Directors may fix in advance of a record date, as provided in Section l.6, prior to the distribution for the purpose of determining shareholders entitled to receive any distribution.

                                   ARTICLE VI
                  RECORDS; REPORTS; SEAL; AND FINANCIAL MATTERS

      SECTION 6.1 RECORDS. All original records of the Corporation shall be kept by or under the direction of the secretary or at such places as may be prescribed by the Board of Directors.

      SECTION 6.2 DIRECTORS' AND OFFICERS' RIGHT OF INSPECTION. Every director and officer shall have the absolute right at any reasonable time for a purpose reasonably related to the exercise of such individual's duties to inspect and copy all of the Corporation's books, records, and documents of every kind and to inspect the physical properties of the Corporation and its subsidiary corporations. Such inspection may be made in person or by agent or attorney.

      SECTION 6.3 CORPORATE SEAL. The Board of Directors may, by resolution, authorize a seal, and the seal may be used by causing it, or a facsimile, to be impressed or affixed or reproduced or otherwise. Use or non-use of a seal shall not in any way affect the legality of any document.

      SECTION 6.4 FISCAL YEAR-END. The fiscal year-end of the Corporation shall be such date as may be fixed from time to time by resolution of the Board of Directors.

      SECTION 6.5 RESERVES. The Board of Directors may create, by resolution, such reserves as the directors may, from time to time, in their discretion, think proper to provide for contingencies, or to equalize distributions or to repair or maintain any property of the Corporation, or for such other purpose as the Board of Directors may deem beneficial to the Corporation, and the directors may modify or abolish any such reserves in the manner in which they were created.

                                   ARTICLE VII
           INDEMNIFICATION, INSURANCE AND OTHER FINANCIAL ARRANGEMENTS

      SECTION 7.1 INDEMNIFICATION.

            (a) The Corporation shall indemnify any Director of the Corporation who was or is a party (whether plaintiff, defendant or third party) or witness, or is threatened to be made a party or witness to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Corporation, by reason of the fact that the Director is or was a director, officer, shareholder, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (whether or not for profit), or by reason of anything done or not done by the Director in any such capacity or capacities, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the Director in connection with the action, suit or proceeding if the Director acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was illegal. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and that, with respect to an criminal action or proceeding, he or she had reasonable cause to believe that his or her conduct was unlawful.

            The Corporation shall indemnify any Director of the Corporation who was or is a party (whether plaintiff, defendant or third party) or witness, or is threatened to be made a party or witness to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the Director is or was a director, officer, shareholder, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (whether or not for profit), or by reason of anything done or not done by the Director in any such capacity or capacities, against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by the Director in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom, to be liable to the Corporation or for amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines, upon application, that in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

            The expenses of Directors incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Director to repay the amount if it is ultimately determined by a court of competent jurisdiction that the Director is not entitled to be indemnified by the Corporation. The provisions of this paragraph do not affect any rights to advancement of expenses to which corporate personnel other than Directors may be entitled under any contract or otherwise by law.

            The indemnification and advancement of expenses authorized by this
      Article:

                  (i) Does not exclude any other rights to which a Director
            seeking indemnification or advancement of expenses may be entitled under any other Article of these Bylaws, the Articles of Incorporation, agreement, vote of shareholders or disinterested directors, insurance policy or otherwise, for either an action in his or her official capacity or an action in another capacity while holding his or her office, except that indemnification, unless ordered by a court or for the advancement of expenses made pursuant to this Article, may not be made to or on behalf of any Director if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violations of the law and was material to the cause of action.

                  (ii) Continues for a person who has ceased to be a director or officer and inures to the benefit of the estate, spouse, heirs, executors, administrators and personal representatives of such a person.

            Any change or amendment in these Bylaws that would adversely affect the rights granted to the indemnified person shall be prospective only and shall not be operative to adversely affect any rights of any person entitled to indemnification hereunder.

      SECTION 7.2 INSURANCE. The Corporation shall use its best efforts to purchase and maintain insurance or make other financial arrangements on behalf of any Director who is or was a director, officer, shareholder, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise (whether or not for profit), or by reason of anything done or not done by the Director in any such capacity or capacities, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, shareholder, employee or agent, or arising out of his status as such, whether or not the Corporation has the authority to indemnify him against such liability and expenses.

      SECTION 7.3 OTHER FINANCIAL ARRANGEMENTS.

       The other financial arrangements which may be made by the Corporation pursuant to part (b) above may include, but are not limited to, the following:

            (a)   The creation of a trust fund;

            (b)   The establishment of a program of self-insurance;

            (c) The securing of its obligations of indemnification by granting a security interest or other lien on any assets of the Corporation; or

            (d) The establishment of a letter of credit, guaranty or surety.

      No financial arrangement made pursuant to this part (c) may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

      Any insurance or other financial arrangement made on behalf of a person pursuant to this Article may be provided by the Corporation or any other person approved by the Board of Directors, even if all of the other person's stock or other securities is owned by the Corporation.

      SECTION 7.4 GENERAL.

      In the absence of intentional misconduct, fraud or a knowing violation of law:

            (a) The decision of the Board of Directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to parts (b) and (c) above and the choice of the person to provide the insurance or other financial arrangement is conclusive; and

            (b) The insurance or other financial arrangement:

                  (i)   Is not void or voidable; and

                  (ii) Does not subject any director approving it to personal liability for his or her action, even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

                                  ARTICLE VIII
                               AMENDMENT OR REPEAL

      SECTION 8.1 AMENDMENT. Except as otherwise restricted in the Articles of Incorporation or these Bylaws:

            (a) Any provision of these Bylaws may be altered, amended or repealed at the annual or any regular meeting of the Board of Directors without prior notice, or at any special meeting of the Board of Directors if notice of such alteration, amendment or repeal is contained in the notice of such special meeting.

            (b) These Bylaws may also be altered, amended, or repealed at a duly convened meeting of the shareholders by the affirmative vote of the holders of a majority percent of the voting power of the Corporation issued and outstanding and entitled to vote.

                                 CERTIFICATION

      The undersigned duly elected secretary of the Corporation does hereby certify that the foregoing Bylaws were adopted by the Board of Directors on the ____ day of October, 1999.

                                                 -------------------------
                                                 Jerry M. Crews, Secretary

                                   EXHIBIT E

                            INDEMNIFICATION AGREEMENT


      THIS INDEMNIFICATION AGREEMENT ("Agreement"), dated as of the _____ day of ____________, 1999, is by and between TEXOIL, INC., a Nevada corporation (the "Company"), and ______________________ (the "Director"), a member of the Board of Directors of the Company (the "Board").

                                    RECITALS

      A. The Company desires to retain the services of the Director as a director of the Company.

      B. As a condition to the Director's agreement to continue to serve the Company as a director and to undertake to serve in certain other capacities on behalf of the Company, the Director requires that he be indemnified from liability to the fullest extent permitted by law.

      C. The Company is willing to indemnify the Director to the fullest extent permitted by law in order to retain the services of the Director.

                                    AGREEMENT

      NOW, THEREFORE, for and in consideration of the mutual promises and covenants contained herein, the Company and the Director agree as follows:

      SECTION 1. MANDATORY INDEMNIFICATION IN ACTIONS, SUITS OR PROCEEDINGS OTHER THAN THOSE BY OR IN THE RIGHT OF THE COMPANY. Subject to SECTION 4 hereof, the Company shall indemnify and hold harmless the Director from and against any claims, damages, expenses (including attorneys' fees), judgments, fines (including excise taxes assessed with respect to an employee benefit plan) and amounts paid in settlement actually and reasonably incurred by him in connection with the investigation, defense, settlement or appeal of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) and to which the Director was or is a party or is threatened to be made a party by reason of the fact that the Director is or was a director, officer, stockholder, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, or by reason of anything done or not done by the Director in any such capacity or capacities, provided that the Director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. For purposes of this Agreement, the Director who serves as a director or officer of a subsidiary of the Company is deemed to be serving at the request of the Company and the Director is considered to be serving an employee benefit plan at the Company's request if his duties to the Company also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan.

      SECTION 2. MANDATORY INDEMNIFICATION IN ACTIONS OR SUITS BY OR IN THE RIGHT OF THE COMPANY. Subject to SECTION 4 hereof, the Company shall indemnify and hold harmless the Director from and against any expenses (including attorneys' fees) or amounts paid in settlement actually and reasonably incurred by him in connection with the investigation, defense, settlement or appeal of any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor and to which the Director was or is a party or is threatened to be made a party by reason of the fact that the Director is or was a director, officer, stockholder, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of anything done or not done by the Director in any such capacity or capacities, provided that the Director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made under this SECTION 2 in respect of any claim, issue or matter as to which the Director shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Company or for amounts paid in settlement to the Company, unless and only to the extent that the court in which such action or suit was brought (or any other court of competent jurisdiction) shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Director is fairly and reasonably entitled to indemnity for such expenses that such court shall deem proper.

      SECTION 3. REIMBURSEMENT OF EXPENSES FOLLOWING ADJUDICATION OF NEGLIGENCE. Subject to SECTION 4 hereof and any provisions of SECTION 2 hereof to the contrary notwithstanding, the Company shall reimburse the Director for any expenses (including attorneys' fees) or amounts paid in settlement actually and reasonably incurred by him in connection with the investigation, defense, settlement or appeal of any action or suit described in SECTION 2 hereof that results in an adjudication that the Director was liable for negligence (including gross negligence but not willful misconduct) in the performance of his duty to the Company; provided, however, that the Director acted in good faith and in a manner he believed to be in the best interests of the Company.

      SECTION 4.  AUTHORIZATION OF INDEMNIFICATION.

      4.1 DETERMINATION. Any indemnification under SECTIONS 1 and 2 hereof (unless ordered by a court) and any reimbursement under SECTION 3 hereof shall be made by the Company only as authorized in the specific case upon a determination (the "Determination") that indemnification or reimbursement of the Director is proper in the circumstances because the Director has met the applicable standard of conduct set forth in SECTION 1, 2 or 3 hereof, as the case may be. Subject to SUBSECTIONS 5.7, 5.8 and SECTION 8 of this Agreement, the Determination shall be made (i) by the Board by a majority vote or consent of a quorum consisting of directors ("Disinterested Directors") who are not, at the time of the Determination, named parties to the action, suit or proceeding for which indemnification or reimbursement is sought (the "Proceeding"), or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of Disinterested Directors so directs, by independent legal counsel in a written opinion, or (iii) by vote or consent of the holders of a majority of the outstanding shares of the Company that are entitled to vote generally for the election of directors and are represented in person or by proxy at a meeting called for such purpose, or (iv) if a quorum cannot be obtained under SUBDIVISION (I), by majority vote or consent of a committee duly designated by the Board (in which designation all directors, whether or not disinterested, may participate), consisting solely of two or more directors who are not, at the time of the Determination, named parties, to the Proceeding.

     4.2 NO PRESUMPTIONS. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the Director did not act in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

      4.3 BENEFIT PLAN CONDUCT. The Director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan shall be deemed to be conduct that the Director reasonably believed to be not opposed to the best interests of the Company.

      4.4 RELIANCE AS SAFE HARBOR. For purposes of any Determination hereunder, the Director shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Company or another enterprise, including financial statements, or on information supplied to him by the directors of the Company or another enterprise in the course of their duties, or on the advice of legal counsel for the Company or another enterprise or on information or records given or reports made to the Company or another enterprise by an independent certified public accountant, registered professional engineer or by an appraiser or other expert selected with reasonable care by the Company or another enterprise. The term "another enterprise" as used in this SUBSECTION 4.4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which the Director is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent. The provisions of this SUBSECTION 4.4 shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Director may be deemed to have met the applicable standard of conduct set forth in SECTION 1, 2 or 3 hereof, as the case may be.

      4.5 SUCCESS ON MERITS OR OTHERWISE. Notwithstanding any other provision of this Agreement, to the extent that the Director has been successful on the merits or otherwise in defense of any action, suit or proceeding described in SECTIONS 1, 2 and 3 hereof, or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the investigation, defense, settlement or appeal thereof. For purposes of this SUBSECTION 4.5, the term "successful on the merits or otherwise" shall include, but not be limited to, (i) any termination, withdrawal, or dismissal (with or without prejudice) of any claim, action, suit or proceeding against the Director without any express finding of liability or guilt against him, (ii) the expiration of one year after the making of any claim or threat of an action, suit or proceeding without the institution of the same and without any promise or payment made by or on behalf of the Director to induce a settlement, or (iii) the settlement of any action, suit or proceeding under SECTION 1, 2 or 3 hereof pursuant to which the Director pays less than $25,000.

      4.6 PARTIAL INDEMNIFICATION OR REIMBURSEMENT. If the Director is entitled under any provision of the Agreement to indemnification and/or reimbursement by the Company for some or a portion of the claims, damages, expenses (including attorneys' fees), judgments, fines or amounts paid in settlement by the Director in connection with the investigation, defense, settlement or appeal of any action specified in SECTION 1, 2 or 3 hereof, but not, however, for the total amount thereof, the Company shall nevertheless indemnify and/or reimburse the Director for the portion thereof to which the Director is entitled. The party or parties making the

Determination shall determine the portion (if less than all) of such claims, damages, expenses (including attorneys' fees), judgments, fines or amounts paid in settlement for which the Director is entitled to indemnification and/or reimbursement under this Agreement.

      SECTION 5. PROCEDURES FOR DETERMINATION OF WHETHER STANDARDS HAVE BEEN SATISFIED.

      5.1 COSTS. All costs of making the Determination required by SECTION 4 hereof shall be borne solely by the Company, including, but not limited to, the costs of legal counsel, proxy solicitations and judicial determinations. The Company shall also be solely responsible for paying (i) all reasonable expenses incurred by the Director to enforce this Agreement, including, but not limited to, the costs incurred by the Director to obtain court-ordered indemnification pursuant to SECTION 8 hereof, regardless of the outcome of any such application or proceeding, and (ii) all costs of defending any suits or proceedings challenging payments to the Director under this Agreement.

      5.2 TIMING OF THE DETERMINATION. The Company shall use its best efforts to make the Determination contemplated by SECTION 4 hereof promptly.
In addition, the Company agrees:

            (A) if the Determination is to be made by the Board or a committee thereof, such Determination shall be made not later than fifteen (15) days after a written request for a Determination (a "Request") is delivered to the Company by the Director;

            (B) if the Determination is to be made by independent legal counsel, such Determination shall be made not later than twenty (20) days after a Request is delivered to the Company by the Director; and

            (C) if the Determination is to be made by the stockholders of the Company, such Determination shall be made not later than ninety (90) days after a Request is delivered to the Company by the Director.

The failure to make a Determination within the above-specified time periods shall constitute a Determination approving full indemnification or reimbursement of the Director, as the case may be, except as expressly limited by the laws of the State of Nevada. Notwithstanding anything herein to the contrary, a Determination may be made in advance of (i) the Director's payment (or incurring) of expenses with respect to which indemnification is sought, and/or
(ii) final disposition of the action, suit or proceeding with respect to which indemnification is sought.

      5.3 REASONABLENESS OF EXPENSES. Notwithstanding the definition of "Determination," the evaluation as to the reasonableness of expenses incurred by the Director for purposes of this Agreement shall be made within fifteen (15) days of the Director's delivery to the Company of a Request that includes a reasonable accounting of expenses incurred:

            (A) by the Board by a majority vote of a quorum consisting of directors not (at the time of the Determination) parties to the proceeding for which the Director seeks indemnification; or

            (B) if a quorum cannot be obtained under SUBDIVISION (A), by majority vote of a committee duly designated by the Board (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding; or

           (C) if an evaluation cannot be obtained under either SUBDIVISION (A) or (B) of this SUBSECTION 5.3, by vote or consent of the holders of a majority of the outstanding shares of the Company that are entitled to vote generally for the election of directors and are represented in person or by proxy at a meeting called for such purpose.

All expenses shall be considered reasonable for purposes of this Agreement if the evaluation contemplated by this SUBSECTION 5.3 is not made within the prescribed time. The finding required by this SUBSECTION 5.3 may be made in advance of the payment (or incurring) of the expenses for which indemnification is sought.

      5.4 PAYMENT OF INDEMNIFIED OR REIMBURSED AMOUNT. Immediately following a Determination that the Director has met the applicable standard of conduct set forth in SECTION 1, 2 or 3 hereof, as the case may be, and the finding of reasonableness of expenses contemplated by SUBSECTION 5.3 hereof, or the passage of time prescribed for making such determination(s), the Company shall pay to the Director in cash the amount to which the Director is entitled to be indemnified or reimbursed, as the case may be, without further authorization or action by the Board; provided, however, that the expenditures for which indemnification is sought have actually been incurred by the Director.

      5.5 PARTICIPATION IN STOCKHOLDER VOTE ON DETERMINATION. In connection with each meeting at which a stockholder Determination will be made, the Company shall solicit proxies that expressly include a proposal to indemnify or reimburse the Director. The Company proxy statement relating to the proposal to indemnify or reimburse the Director shall not include a recommendation against indemnification or reimbursement, as the case may be.

      5.6 SELECTION OF INDEPENDENT LEGAL COUNSEL. If the Determination required under SECTION 4 is to be made by independent legal counsel, such counsel shall be selected by the Director with the approval of the Board, which approval shall not be unreasonably withheld. The fees and expenses incurred by counsel in making any Determination (including Determinations pursuant to SUBSECTION 5.8 hereof) shall be borne solely by the Company regardless of the results of any Determination and, if requested by counsel, the Company shall give such counsel an appropriate written agreement with respect to the payment of their fees and expenses and such other matters as may be requested by counsel.

      5.7 RIGHT OF DIRECTOR TO APPEAL AN ADVERSE DETERMINATION BY BOARD. If a Determination is made by the Board or a committee thereof that the Director did not meet the applicable standard of conduct set forth in SECTION 1, 2 or 3 hereof, upon the written request of the Director and the Director's delivery of $500 to the Company, the Company shall cause a new Determination to be made by the Company's stockholders at the next regular or special meeting of Stockholders. Subject to SECTION 8 hereof, such Determination by the Company's stockholders shall be binding and conclusive for all purposes of this Agreement.

      5.8 RIGHT OF DIRECTOR TO SELECT FORUM FOR DETERMINATION. If, at any time subsequent to the date of this Agreement, "Continuing Directors" (as defined below) do not constitute a majority of the members of the Board, or there is otherwise a change in control of the Company as contemplated by Item 403(c) of Regulation S-K, then upon the request of the Director, the Company shall cause the Determination required by SECTION 4 hereof to be made by independent legal counsel selected by the Director and approved by the Board (which approval shall not be unreasonably withheld), which counsel shall be deemed to satisfy the requirements of CLAUSE (II) of SECTION 4 hereof. If none of the legal counsel selected by the Director are willing and/or able to make the Determination, then the Company shall cause the Determination to be made by a majority vote or consent of a Board committee consisting solely of Continuing Directors. For purposes of this Agreement, a "Continuing Director" means either a member of the Board at the date of this Agreement or a person nominated to serve as a member of the Board by a majority of the then Continuing Directors.

      5.9 ACCESS BY DIRECTOR TO DETERMINATION. The Company shall afford to the Director and his representatives ample opportunity to obtain documents and information in the possession or control of the Company prior to any Determination and to present evidence of the facts upon which the Director relies for indemnification or reimbursement, together with other information relating to any requested Determination. The Company shall also afford the Director the reasonable opportunity to include such evidence and information in any Company proxy statement relating to a stockholder Determination.

      5.10 JUDICIAL DETERMINATIONS IN DERIVATIVE SUITS. In each action or suit described in SECTION 2 hereof, the Company shall cause its counsel to use its best efforts to obtain from the Court in which such action or suit was brought
(i) an express adjudication whether the Director is liable for negligence or misconduct in the performance of his duty to the Company, and, if the Director is so liable, (ii) a determination whether and to what extent, despite the adjudication of liability but in view of all the circumstances of the case (including this Agreement), the Director is fairly and reasonably entitled to indemnification.

      SECTION 6. SCOPE OF INDEMNITY. The actions, suits and proceedings described in SECTIONS 1, 2 and 3 hereof shall include, for purposes of this Agreement, any actions that involve, directly or indirectly, activities of the Director both in his official capacities as a Company director and actions taken in another capacity while a director, including, but not limited to, actions or proceedings involving (i) compensation paid to the Director by the Company, (ii) activities by the Director on behalf of the Company, including actions in which the Director is plaintiff, (iii) actions alleging a misappropriation of a "corporate opportunity," (iv) responses to a takeover attempt or threatened takeover attempt of the Company, (v) transactions by the Director in Company securities, (vi) the Director's preparation for and appearance (or potential appearance) as a witness in any proceeding relating, directly or indirectly, to the Company and (vii) any actions against the Director related to the employees of the Company.

      SECTION 7.  ADVANCE FOR EXPENSES.

      7.1 MANDATORY ADVANCE. Any expenses (including attorneys' fees, court costs, judgments, fines, amounts paid in settlement and other payments) incurred or reasonably expected to be incurred by the Director in investigating, defending, settling or appealing any action, suit or proceeding described in
SECTION 1, 2 or 3 hereof shall be paid by the Company in advance of the final disposition of such action, suit or proceeding. The Company shall promptly pay the amount of such expenses to the Director, but in no event later than ten (10) days following the Director's delivery to the Company of a written request for an advance pursuant to this SECTION 7, together with a reasonable accounting of such expenses (if already incurred) or a reasonable estimate of such expenses (if not yet incurred). If the Director shall receive from the Company an advance of expenses based on the Director's reasonable estimate of such expenses before such expenses are incurred, the Director shall promptly provide to the Company a reasonable accounting of such expenses following the actual incurrence of such expenses, but in no event later than ten (10) days after such incurrence. In the event that the amount advanced by the Company to the Director for such expenses exceeds the expenses actually incurred by the Director, the Director shall promptly pay the amount of such excess to the Company, but in no event later than ten (10) days following the Director's actual incurrence of such expenses. In the event that the actual expenses incurred by the Director exceed the estimated expenses, the Company shall promptly pay the amount of such excess expenses to the Director, but in no event later than ten (10) days following the Director's delivery to the Company of a reasonable accounting of such expenses.

      7.2 UNDERTAKING TO REPAY. The Director hereby undertakes and agrees to repay to the Company any advances made pursuant to this SECTION 7 if it is ultimately determined by a court of competent jurisdiction that the Director is not entitled to be indemnified or reimbursed by the Company for such amounts.

      7.3 MISCELLANEOUS. The Company shall make the advances contemplated by this SECTION 7 regardless of the Director's financial ability to make repayment, and regardless whether indemnification or reimbursement of the Director by the Company will ultimately be required. Any advances and undertakings to repay pursuant to this SECTION 7 shall be unsecured and interest-free.

      7.4 CONTROL OF LITIGATION. Notwithstanding anything herein to the contrary, and without affecting the indemnity herein provided for, the Director shall have the absolute right to (i) retain separate counsel in connection with any action or proceeding described in SECTION 1, 2 or 3 hereof, and (ii) to settle any such action or portion thereof with respect to the Director.

      SECTION 8. COURT-ORDERED INDEMNIFICATION. Regardless whether the Director has met the standard of conduct set forth in SECTIONS 1, 2 and 3 hereof, as the case may be, and notwithstanding the presence or absence of any Determination whether such standards have been satisfied, the Director may apply for indemnification to the court conducting any proceeding to which the Director is a party or to any other court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification if it determines the Director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances (including this Agreement).

      SECTION 9. NONDISCLOSURE OF PAYMENTS. Except as required by federal securities laws or other applicable laws, neither party shall disclose any payments under this Agreement unless prior approval of the other party is obtained.

      SECTION 10. INSURANCE. The Company shall use its best efforts to maintain in effect the policies of the directors' and officers' liability insurance maintained by the Company as of the date hereof (the "Present Insurance"); provided, however, that (i) the Company may substitute therefor policies of at least the same coverage containing terms and conditions that are no less advantageous to the insured parties, and (ii) if the premiums for such insurance shall become unreasonably expensive, then the Company may discontinue such insurance if the Company itself insures the Director up to the same amounts, and on the same terms and conditions, as though the Company were the insurer under the current policies. In addition, if the Present Insurance or comparable coverage is not available, the Company shall issue the Director up to the same amounts, and on the same terms and conditions, as though the Company were the insurer under the Present Insurance.

      SECTION 11. LIMITATION OF ACTIONS AND RELEASE OF CLAIMS. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company (or any of its subsidiaries) against the Director, his spouse, heirs, executors, personal representative or administrators after the expiration of twelve (12) months from the date the Director ceases (for any reason) to be a director or officer of the Company, and any claim or cause of action of the Company (or any of its subsidiaries) shall be extinguished and deemed released unless asserted by filing of a legal action within such twelve-month period.

      SECTION 12. INDEMNIFICATION OF DIRECTOR'S ESTATE. Notwithstanding any other provision of this Agreement, and regardless whether indemnification or reimbursement of the Director would be permitted and/or required under this Agreement, if the Director is deceased, the Company shall indemnify and hold harmless the Director's estate, spouse, heirs, administrators, personal representatives and executors (collectively the "Director's Estate") against, and the Company shall assume, any and all claims, damages, expenses (including attorneys' fees), penalties, judgments, fines and amounts paid in settlement actually incurred by the Director or the Director's Estate in connection with the investigation, defense, settlement or appeal of any action described in
SECTION 1, 2 or 3 hereof. Indemnification of the Director's Estate pursuant to this SECTION 12 shall be mandatory and not require a Determination or any other finding that the Director's conduct satisfied a particular standard of conduct.

      SECTION 13.  MISCELLANEOUS.

      13.1 OTHER INDEMNIFICATION. The indemnification provided for in this Agreement is in addition to indemnification to which the Director is entitled pursuant to the Articles of Incorporation and Bylaws of the Company, other agreements or otherwise.

      13.2 NOTICE PROVISION. Any notice, payment, demand or communication required or permitted to be delivered or given by the provisions of this Agreement shall be deemed to have been effectively delivered or given and received on the date personally delivered to the respective party to whom it is directed, or when deposited by registered or certified mail, with postage and charges prepaid and addressed to the Company at its principal office and addressed to the Director at the following address:

                              Quantum Energy Partners, LP
                             777 Walker, Suite 2530
                              Houston, Texas 77002

or at such other address given from time to time by the Director to the Company.

      13.3 SEVERABILITY OF PROVISIONS. If any provision or any portion of any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision (or portion thereof) shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision (or portion thereof) had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision (or portion thereof) or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid or unenforceable provision (or portion thereof), there shall be added automatically as a part of this Agreement a provision (or portion thereof) as similar in terms to such illegal, invalid or unenforceable provision (or portion thereof) as may be possible and be legal, valid and enforceable.

      13.4  APPLICABLE   LAW.  This   Agreement   shall  be  governed  by  and
construed under the laws of the State of Nevada.

      13.5 EXECUTION IN COUNTERPARTS. This Agreement and any amendment may be executed simultaneously or in two or more counterparts, each of which together shall constitute one and the same instrument.

      13.6 COOPERATION AND INTENT. The Company shall cooperate in good faith with the Director and use its best efforts to ensure that the Director is indemnified, insured and/or reimbursed for liabilities described herein to the fullest extent permitted by law.

      13.7 AMENDMENT. No amendment, modification or alteration of the terms of this Agreement shall be binding unless in writing, dated subsequent to the date of this Agreement, and executed by the parties.

      13.8 BINDING EFFECT. The obligations of the Company to the Director hereunder shall survive and continue as to the Director even if the Director ceases to be a director, officer, employee and/or agent of the Company. Each and all of the covenants, terms and provisions of this Agreement shall be binding upon and inure to the benefit of the successors to the Company and, upon the death of the Director, to the benefit of the estate, heirs, executors, administrators and personal representatives of the Director.

      13.9 GENDER AND NUMBER. Wherever the context shall so require, all words herein in the male gender shall be deemed to include the female or neuter gender, all singular words shall include the plural and all plural words shall include the singular.

      13.10 NONEXCLUSIVITY. The rights of indemnification, reimbursement and insurance provided in this Agreement shall be in addition to any rights to which the Director may otherwise be entitled by statute, bylaw, agreement, vote of stockholders or otherwise.

      13.11 EFFECTIVE DATE. The provisions of this Agreement shall cover claims, actions, suits and proceedings whether now pending or hereafter commenced and shall be retroactive to cover acts or omissions or alleged acts or omissions that heretofore have taken place.

                                          THE COMPANY

                                          TEXOIL, INC.


                                          By: _____________________________
                                              Frank A. Lodzinski, President


                                          THE DIRECTOR



                                          _________________________________
                                          [NAME OF DIRECTOR]

                                    EXHIBIT F

                          REGISTRATION RIGHTS AGREEMENT

      THIS REGISTRATION RIGHTS AGREEMENT, dated as of __________________, 1999, is entered into by and among Texoil, Inc., a Nevada corporation (together with its successors and assigns, the "Company"), Quantum Energy Partners, LP, EnCap Equity 1996 Limited Partnership, Energy Capital Investment Company PLC, V&C Energy Limited Partnership, Arthur L. Smith, Paul B. David, Thomas A. Reiser and Jerry M. Crews (together, the "Investors").

      1. BACKGROUND. The Company and each of the Investors have entered into a Preferred Stock Purchase Agreement, dated as of October 12, 1999 (the "Purchase Agreement"), relating to a proposed transaction in which the Investors will each purchase shares of Series A Preferred Stock, par value $0.01 per share (the "Series A Preferred"), of the Company (the "Proposed Transaction"). The execution and delivery of this Agreement is a condition to consummation of the Proposed Transaction.

      2.   REGISTRATION UNDER SECURITIES ACT, ETC.

      2.1. REGISTRATION ON REQUEST.

      (a) Upon the written request of one or more holders of Registrable Securities requesting that the Company effect the registration under the Securities Act of all or a portion of such holders' Registrable Securities and specifying the intended method of disposition thereof and whether or not such requested registration is to be an underwritten offering, the parties hereto agree as follows:

            (i) The Company will promptly give written notice of such requested registration to all other holders of Registrable Securities, if any;

            (ii) Promptly after the performance of any obligations imposed under clause (i) of this Section 2.1(a), and subject to the limitations set forth in subsection (e) of this Section 2.1, the Company will use its best efforts to effect the registration under the Securities Act of:

                 (A) the Registrable Securities which the Company has been so requested to register by such holders, and

                 (B) all other Registrable Securities which the Company has been requested to register by the holders thereof by written request given to the Company within 30 days after the giving of such written notice by the Company (which request shall specify the intended method of disposition of such Registrable Securities), all to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities to be registered;

      (b) REGISTRATION OF OTHER SECURITIES. Whenever the Company shall effect a registration pursuant to this Section 2.1 in connection with an underwritten offering by one or more holders of

Registrable Securities, no securities other than Registrable Securities shall be included among the securities covered by such registration unless (i) the managing underwriter of such offering shall have advised each holder of Registrable Securities to be covered by such registration in writing that the inclusion of such other securities would not adversely affect such offering or
(ii) the holders of all Registrable Securities to be covered by such registration shall have consented in writing to the inclusion of such other securities.

      (c) REGISTRATION STATEMENT FORM. Registrations under this Section 2.1 shall be on such appropriate registration form of the Commission (i) as shall be selected by the Company and as shall be reasonably acceptable to the Requisite Holders, and (ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in their request for such registration. The Company agrees to include in any such registration statement all information which holders of Registrable Securities being registered shall reasonably request.

      (d) EXPENSES. The Company will pay all Registration Expenses in connection with any registration requested pursuant to this Section 2.1. Any Selling Expenses in connection with any registration requested under this Section 2.1 shall be allocated among all Persons on whose behalf securities of the Company are included in such registration, on the basis of the respective amounts of the securities then being registered on their behalf.

      (e) LIMITATIONS ON REQUESTED REGISTRATIONS. The Company's obligation to take or continue any action to effect a requested registration under this
Section 2.1 shall be subject to the following:

            (i) The Company shall not be required to effect more than three registrations requested pursuant to this Section 2.1; provided that, a registration requested pursuant to this Section 2.1 shall not be deemed to have been effected (A) unless a registration statement with respect thereto has been declared effective for a period of at least 90 days, (B) if after a registration statement has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason, or (C) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied, other than as a result of the voluntary termination of such offering by the Requisite Holders;

            (ii) The Company will not be required to effect a registration pursuant to this Section 2.1 unless such registration has been requested by the holders of Registrable Securities which either (A) represent at least 25% of the Registrable Securities then outstanding, or (B) have an estimated aggregate offering price to the public of at least $5,000,000;

            (iii) The Company will not be required to effect a registration pursuant to this Section 2.1 during the ninety-day period after a registration statement shall have been filed and declared effective under the Securities Act with respect to the public offering of any class of the Company's equity securities (which shall exclude a registration of securities with respect to an employee benefit, retirement or similar plan); and

            (iv) If (A) in the good faith judgment of the Board of Directors of the Company, a required registration under this Section 2.1 would be seriously detrimental to the Company and the Board of Directors of the Company concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and (B) the Company shall furnish to the holders of Registrable Securities requesting registration a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing for a period of not more than one hundred eighty (180) days after receipt of the request of a holder of Registrable Securities, and, provided further, that the Company shall not defer its obligation in this manner more than once in any twelve-month period.

      (f) SELECTION OF UNDERWRITERS. If a requested registration pursuant to this Section 2.1 involves an underwritten offering, the underwriter or underwriters thereof shall be selected by the Requisite Holders, subject to the approval of the Company, such approval not to be unreasonably withheld.

      (g) PRIORITY IN REQUESTED REGISTRATIONS. If a requested registration pursuant to this Section 2.1 involves an underwritten offering, and the managing underwriter shall advise the Company in writing (with a copy to each holder of Registrable Securities requesting registration) that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering within a price range acceptable to the Requisite Holders, the Company will include in such registration the number of securities which the Company has been advised can be sold in such offering. Registrable Securities requested to be included in such registration shall be allocated on a pro rata basis among the holders thereof requesting such registration. In connection with any registration as to which the provisions of this clause (g) apply, no securities other than Registrable Securities shall be covered by such registration.

      2.2.  INCIDENTAL REGISTRATION.

      (a) RIGHT TO INCLUDE REGISTRABLE SECURITIES. If the Company at any time proposes to register any of its securities under the Securities Act (other than (i) in connection with a registration of any employee benefit, retirement or similar plan, or (ii) with respect to a Rule 145 transaction, or (iii) pursuant to Section 2.1), whether or not for sale for its own account, it will each such time give prompt written notice to all holders of Registrable Securities of its intention to do so and of such holders' rights under this Section 2.2. Upon the written request of any such holder made within 30 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the holders thereof, to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities to be registered; provided, that if at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any holder or holders of Registrable Securities entitled to registration under Section 2.1, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. No registration effected under this Section
2.2 shall be deemed to have been effected pursuant to Section 2.1 or shall relieve the Company of its obligation to effect any registration upon request under Section 2.1. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this
Section 2.2 and any Selling Expenses shall be allocated among all Persons on whose behalf securities of the Company are included in such registration, on the basis of the respective amounts of the securities then being registered on their behalf.

      (b) PRIORITY IN INCIDENTAL REGISTRATIONS. If (i) a registration pursuant to this Section 2.2 involves an underwritten offering of the securities being registered, whether or not for sale for the account of the Company, and (ii) the managing underwriter of such underwritten offering shall inform the Company and the holders of the Registrable Securities requesting such registration by letter of its belief that the number of securities requested to be included in such registration exceeds the number which can be sold in (or during the time of) such offering, then the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in (or during the time of) such offering, first, all securities proposed by the Company to be sold for its own account, and second, such Registrable Securities requested to be included in such registration pro rata on the basis of the number of such securities proposed to be sold and requested to be included.

      2.3. REGISTRATION PROCEDURES. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 2.1 and 2.2, the Company will as expeditiously as possible:

           (i) prepare and (as soon thereafter as possible or in any event no later than 60 days after the end of the period within which requests for registration may be given to the Company) file with the Commission the requisite registration statement to effect such registration and thereafter use its best efforts to cause such registration statement to become effective for the period of the distribution contemplated thereby; provided, that the Company may discontinue any registration of its securities which are not Registrable Securities (and, under the circumstances specified in Section 2.2(a), its securities which are Registrable Securities) at any time prior to the effective date of the registration statement relating thereto;

           (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

           (iii) furnish to each seller of Registrable Securities covered by such registration statement such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request;

           (iv) use its best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller thereof shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (iv) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

           (v) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

           (vi) furnish to each seller of Registrable Securities a signed counterpart, addressed to such seller (and underwriters, if any) of:

                (A) an opinion of counsel for the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to such seller, and

                (B) a "comfort" letter, dated the effective date of such
            registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities and, in the case of the accountants' letter, such other financial matters, and, in the case of the legal opinion, such other legal matters, as such seller may reasonably request;

           (vii) notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such seller promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

           (viii) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, and will furnish to each such seller at least five business days prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any thereof to which any such seller shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

           (ix) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

           (x) use its best efforts to list all Registrable Securities covered by such registration statement on any securities exchange on which any of the securities of the Company is then listed;

           (xi) assist in marketing the offering, including conducting and participating in a roadshow as recommended and scheduled by the underwriters; and

           (xii) enter into such agreements and take such other actions as the Requisite Holders shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

      The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing in order to assure compliance with federal and applicable state securities laws.

      Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that upon receipt of any notice from the Company of the happening of any event of the kind described in subdivision (vii) of this
Section 2.3, such holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by subdivision
(vii) of this Section 2.3 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

      2.4. UNDERWRITTEN OFFERINGS.

      (a) REQUESTED UNDERWRITTEN OFFERINGS. If requested by the underwriters for any underwritten offering by holders of Registrable Securities pursuant to a registration requested under Section 2.1, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to be satisfactory in substance and form to each such holder, the underwriters and the Company, and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of this type, including, without limitation, indemnities and contribution to the effect and to the extent provided in Section 2.7. The holders of Registrable Securities to be distributed by such underwriters shall, as a condition to inclusion of their Registrable Securities in such registration, be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities. Any such holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, such holder's Registrable Securities and such holder's intended method of distribution and any other representation required by law.

      (b) INCIDENTAL UNDERWRITTEN OFFERINGS. If the Company at any time proposes to register any of its securities under the Securities Act as contemplated by Section 2.2 and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by any holder of Registrable Securities as provided in Section 2.2 and subject to the provisions of Section 2.2(b), arrange for such underwriters to include all the Registrable Securities to be offered and sold by such holder among the securities to be distributed by such underwriters. The holders of Registrable Securities to be distributed by such underwriters shall, as a condition to the inclusion of their Registrable Securities in such registration, be parties to the underwriting agreement between the Company and such underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities. Any such holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, such holder's Registrable Securities and such holder's intended method of distribution and any other representation required by law.

      2.5. PREPARATION: REASONABLE INVESTIGATION. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the holders of Registrable Securities registered under such registration statement, and their counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders' counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

      2.6. ADDITIONAL RIGHTS OF INVESTORS. If any registration statement prepared under this Agreement refers to any Investor by name or otherwise as the holder of any securities of the Company, then such Investor shall have the right to require (x) the insertion therein of language, in form and substance satisfactory to such Investor, to the effect that the holding by such Investor of such securities does not necessarily make such Investor a "controlling person" of the Company within the meaning of the Securities Act and is not to be construed as a recommendation by such Investor of the investment quality of the Company's debt or equity securities covered thereby and that such holding does not imply that such Investor will assist in meeting any future financial requirements of the Company, or (y) in the event that such reference to such Investor by name or otherwise is not required by the Securities Act or any rules and regulations promulgated thereunder, the deletion of the reference to such Investor.

      2.7. INDEMNIFICATION AND CONTRIBUTION.

      (a) INDEMNIFICATION BY THE COMPANY. In the event of any registration of any securities of the Company under the Securities Act, the Company will and hereby does indemnify and hold harmless the seller of any Registrable Securities covered by such registration statement, its directors and officers, each other Person who participates in the offering or sale of such securities and each other Person, if any, who controls such seller within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller or any such director or officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such seller and each such director, officer, and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller specifically stating that it is for use in the preparation thereof and; provided, further, that the Company shall not be liable to any Person who participates as an underwriter, in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, underwriter or controlling person and shall survive the transfer of such securities by such seller.

      (b) INDEMNIFICATION BY THE SELLERS. The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section 2.3, that the Company shall have received an undertaking satisfactory to it from the prospective seller of such securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 2.7) the Company, each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by such seller. Notwithstanding the foregoing, the liability of a seller of Registrable Securities pursuant to this Section 2.7(b) shall not exceed the net proceeds received by such seller in connection with the sale of the Registrable Securities.

      (c) NOTICES OF CLAIMS, ETC. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 2.7, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 2.7, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

      (d) OTHER INDEMNIFICATION. Indemnification similar to that specified in the preceding subdivisions of this Section 2.7 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Securities Act.

      (e) CONTRIBUTION.

          (i) If the indemnification provided for in this Section 2.7 is unavailable (except if inapplicable according to its terms) to an indemnified party under paragraphs (a), (b) or (d) hereof or is insufficient to hold such indemnified party harmless in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact has been taken, or relates to information supplied by or on behalf of such indemnifying party, on the one hand, or by or on behalf of such indemnified party, on the other hand, and such parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such statement or omission.

          (ii) The Company and the Seller(s) of the Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 2.7 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e)(i) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (e)(i) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 2.7, the seller(s) of the Registrable Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds received by them in connection with the sale of the Registrable Securities exceeds the amount of any damages which such sellers have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
      Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

      (f) INDEMNIFICATION OR CONTRIBUTION PAYMENTS. The indemnification and contribution required by this Section 2.7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

      2.8. LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. So long as any of the registration rights under this Agreement remain in effect, the Company will not, without the prior written consent of the Majority Holders, grant to any third party registration rights.

      3. DEFINITIONS. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

      CLASS B COMMON STOCK: The Class B Common Stock, $0.01 par value per share, of the Company.

      COMMISSION: The Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

      COMMON STOCK: The common shares, $0.01 par value per share, of the Company.

      COMPANY: As defined in the introductory paragraph of this Agreement.

      CONVERSION SHARES: The shares of Common Stock issued or issuable upon conversion of the Series A Preferred or the Class B Common Stock.

      EXCHANGE ACT: The Securities Exchange Act of 1934, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934 shall include a reference to the comparable section, if any, of any such similar federal statute.

      MAJORITY HOLDERS: At any time, the holder or holders of more than 50% of all Registrable Securities then outstanding.

      PERSON: A corporation, an association, a partnership, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

      REGISTRABLE SECURITIES: The Conversion Shares or shares of any security of the Company issued or issuable upon conversion of the Series A Preferred, and any securities issued or issuable with respect to such securities by way of distribution or in connection with any reorganization, recapitalization, merger, consolidation or otherwise.

      As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been sold to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (c) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company, and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force, or (d) they shall have ceased to be outstanding.

      REGISTRATION EXPENSES: All expenses incident to the Company's performance of or compliance with Sections 2.1 and 2.2, including, without limitation, all registration, filing and National Association of Securities Dealers, Inc. fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, the fees and disbursements incurred by the holders of Registrable Securities to be registered (including the fees and disbursements of not more than one special counsel to the holders of such Registrable Securities), premiums and other costs of policies of insurance against liabilities arising out of the public offering of the Registrable Securities being registered, any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, fees and expenses for independent reports and other experts and fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed, but excluding Selling Expenses, if any.

      REQUISITE HOLDERS: With respect to any registration of Registrable Securities pursuant to Section 2.1, any holder or holders of more than 50% of the Registrable Securities to be so registered.

      SECURITIES ACT: The Securities Act of 1933, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as of the same shall be in effect at the time. References to a particular section of the Securities Act of 1933 shall include a reference to the comparable section, if any, of any such similar federal Statute.

      SELLING EXPENSES: Underwriting discounts and selling commissions and stock transfer taxes relating to the sale of securities registered by the Company.

      4. RULE 144 AND REPORTS: The Company shall timely file the reports required to be filed by it under the Securities Act and the Exchange Act (including but not limited to the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 adopted by the Commission under the Securities Act) and the rules and regulations adopted by the Commission thereunder and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements. After any sale of Registrable Securities pursuant to this Section 4, the Company will, to the extent allowed by law, cause any restrictive legends to be removed and any transfer restrictions to be rescinded with respect to such Registrable Securities.

      5. AMENDMENTS AND WAIVERS. This Agreement may be amended and the Company may take any action herein prohibited or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the holder or holders of 75% or more of the Registrable Securities. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 5, whether or not such Registrable Securities shall have been marked to indicate such consent.

      6. NOMINEES FOR BENEFICIAL OWNERS. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

      7. NOTICES. All communications provided for hereunder shall be sent by first-class mail and (a) if addressed to a party other than the Company, addressed to such party at the address set forth opposite such party's name on the execution page hereof or (b) if addressed to the Company, at 110 Cypress Station Drive, Suite 220, Houston, Texas 77090-1629 or at such other address, or to the attention of such other officer, as the Company shall have furnished to each holder of Registrable Securities at the time outstanding; provided, however, that any such communication to the Company may also, at the option of any of the parties hereunder, be either delivered to the Company at its address set forth above or to any officer of the Company.

      8. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the parties hereto other than the Company shall also be for the benefit of and enforceable by any subsequent holder of any Registrable Securities, subject to the provisions respecting the minimum numbers or percentages of Registrable Securities required in order to be entitled to certain rights, or take certain actions, contained herein.

      9. TERMINATION. This Agreement shall terminate when no Registrable Securities remain outstanding.

      10. DESCRIPTIVE HEADINGS. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

      11. SPECIFIC PERFORMANCE. The parties hereto recognize and agree that money damages may be insufficient to compensate the holders of any Registrable Securities for breaches by the Company of the terms hereof and, consequently, that the equitable remedy of specific performance of the terms hereof will be available in the event of any such breach.

      12. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Texas.

      13. SEVERABILITY. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

      14. COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                              TEXOIL, INC.

                              By:_______________________________________
                              Name:  Frank A. Lodzinski
                              Title: President

                              Address:    110 Cypress Station Drive
                                          Suite 220
                                          Houston, Texas 77090
                                          Telephone:____________________
                                          Telecopy:_____________________


                              QUANTUM ENERGY PARTNERS, LP

                              By:  Quantum Energy Management, LLC,
                                   its General Partner

                                   By:__________________________________
                                   Name:  S. Wil VanLoh, Jr.
                                   Title: President

                              Address:    777 Walker
                                          2530 Two Shell Plaza
                                          Houston, Texas  77002
                                          Telephone: (713) 225-4800
                                          Telecopy:  (713) 225-5700

                              ENCAP EQUITY 1996 LIMITED PARTNERSHIP

                              By:   EnCap Investments LLC,
                                    its general partner

                                    By:_________________________________
                                    Name:  Robert L. Zorich
                                    Title: Managing Director

                              Address:    1100 Louisiana
                                          Suite 3150
                                          Houston, Texas  77002
                                          Telephone:  (713) 659-6100
                                          Telecopy:  (713) 659-6130


                              ENERGY CAPITAL INVESTMENT COMPANY PLC


                              By:_______________________________________
                              Name:  Gary R. Petersen
                              Title: Director

                              Address:    1100 Louisiana
                                          Suite 3150
                                          Houston, Texas  77002
                                          Telephone:  (713) 659-6100
                                          Telecopy:  (713) 659-6130


                              V&C ENERGY LIMITED PARTNERSHIP

                              By:   Energy Resource Associates, Inc.,
                                    its general partner

                                    By:_________________________________
                                    Name:  Frank A. Lodzinski
                                    Title: President

                              Address:     110 Cypress Station Drive
                                           Suite 220
                                           Houston, Texas  77090
                                           Telephone:  (281)  537-9920
                                           Telecopy:  (281) 537-8324

                              __________________________________________
                              Arthur L. Smith

                              Address:    John S. Herold, Inc.
                                          Wedgewood International Tower
                                          1415 Louisiana
                                          Suite 2210
                                          Houston, Texas  77002
                                          Attn:  Mr. Arthur L. Smith
                                          Telephone:  (713) 651-1399
                                          Telecopy:  (713) 651-1390




                              __________________________________________
                              Paul B. David

                              Address:    204 Kings Road
                                          Lafayette, Louisiana  70503
                                          Telephone:  (318) 988-2121
                                          Telecopy:  (318) 988-2122





                              __________________________________________
                              Thomas A. Reiser

                              Address:    2020 N. Memorial Way
                                          Houston, Texas  77007
                                          Telephone:  (713) 802-1560
                                          Telecopy:  (713) 802-1571





                              __________________________________________
                              Jerry M. Crews

                              Address:    8930 Sedgemoor Drive
                                          Tomball, Texas  77375
                                          Telephone:  (281) 351-6396

                                    EXHIBIT G


                             (Intentionally Omitted)

Page 1 of 2
                                  SCHEDULE 2.1

                                  JURISDICTIONS
                                       TO
                       PREFERRED STOCK PURCHASE AGREEMENT
                             DATED OCTOBER 12, 1999
                                  BY AND AMONG
                                  TEXOIL, INC.,
                           QUANTUM ENERGY PARTNERS, LP
                                       AND
                             CERTAIN OTHER INVESTORS
                          AS SPECIFIED ON SCHEDULE 1.1



                              JURISDICTION OF                OTHER QUALIFIED
COMPANY & SUBSIDIARIES         INCORPORATION                  JURISDICTIONS
----------------------        ---------------                ---------------
Texoil, Inc.                      Nevada

Texoil Company                    Tennessee                      Texas
                                                                 Louisiana

Cliffwood Oil & Gas Corp.         Texas                          Colorado
                                                                 Kansas
                                                                 Louisiana
                                                                 Mississippi
                                                                 Nebraska
                                                                 North Dakota
                                                                 Oklahoma
                                                                 Texas
                                                                 Wyoming

                              JURISDICTION OF                 OTHER QUALIFIED
COMPANY & SUBSIDIARIES         INCORPORATION                   JURISDICTIONS
----------------------        ---------------                 ---------------
Cliffwood Production Co.           Texas                         Mississippi
                                                                 Nebraska
                                                                 Oklahoma
                                                                 Texas

New Cliffwood Company              Texas

Cliffwood Exploration Company      Texas

Cliffwood Acquisition -
  1998 Limited Partnership*        Texas

Cliffwood-Blue Moon Joint
  Venture, Inc.                    Texas


      *Cliffwood Oil & Gas Corp. is the General Partner

                                  SCHEDULE 2.5

                                 CAPITALIZATION
                                       TO
                       PREFERRED STOCK PURCHASE AGREEMENT
                             DATED OCTOBER 12, 1999
                                  BY AND AMONG
                                  TEXOIL, INC.,
                           QUANTUM ENERGY PARTNERS, LP
                                       AND
                             CERTAIN OTHER INVESTORS
                          AS SPECIFIED ON SCHEDULE 1.1



AUTHORIZED SHARES AT JUNE 25, 1999 - 25,000,000 SHARES COMMON STOCK, PAR VALUE $.01 AND 5,000,000 SHARES PREFERRED STOCK, $.01 PAR VALUE

                                                                     AVERAGE
                                         SHARES      PROCEEDS       EXERCISE
                                                                     PRICE
Outstanding * ....................     6,555,126
Texoil Warrants ..................       553,242    $2,105,749       $3.81
Texoil Options ...................       643,669    $2,008,247       $3.12
"Old" Texoil Options (Pre-Merger)        122,959    $  541,772       $4.41
1999 Staff Options ...............        29,167    $  175,002       $6.00
1999 Management Options ..........        80,000    $  380,000 (1)   $4.75 (1)
                                      ----------
                     FULLY DILUTED     7,984,163

(1) Exercise price, and therefore proceeds, escalates at 9% per year. *Subject to minimal change as a result of recent reverse stock split.

                                  SCHEDULE 2.7

                              FINANCIAL STATEMENTS
                                       TO
                       PREFERRED STOCK PURCHASE AGREEMENT
                             DATED OCTOBER 12, 1999
                                  BY AND AMONG
                                  TEXOIL, INC.,
                           QUANTUM ENERGY PARTNERS, LP
                                       AND
                             CERTAIN OTHER INVESTORS
                          AS SPECIFIED ON SCHEDULE 1.1



     This Schedule 2.7 consists of the following:

        1. Annual report of Texoil, Inc. on Form 10-K/SB for the year ended December 31, 1998.

        2. Quarterly report of Texoil, Inc. on Form 10-Q/SB for the period ended March 31, 1999.

        3. Quarterly report of Texoil, Inc. on Form 10-Q/SB for the period ended June 30, 1999.

     All as previously filed with the Securities and Exchange Commission

                                  SCHEDULE 2.8

                           LIABILITIES AND OBLIGATIONS
                                       TO
                       PREFERRED STOCK PURCHASE AGREEMENT
                             DATED OCTOBER 12, 1999
                                  BY AND AMONG
                                  TEXOIL, INC.,
                           QUANTUM ENERGY PARTNERS, LP
                                       AND
                             CERTAIN OTHER INVESTORS
                          AS SPECIFIED ON SCHEDULE 1.1





                                      NONE

                                 SCHEDULE 2.9(B)
                               COMPENSATION PLANS
                                       TO
                       PREFERRED STOCK PURCHASE AGREEMENT
                             DATED OCTOBER 12, 1999
                                  BY AND AMONG
                                  TEXOIL, INC.,
                           QUANTUM ENERGY PARTNERS, LP
                                       AND
                             CERTAIN OTHER INVESTORS
                          AS SPECIFIED ON SCHEDULE 1.1





                                      NONE

                                 SCHEDULE 2.9(C)

                               EMPLOYEE AGREEMENTS
                                       TO
                       PREFERRED STOCK PURCHASE AGREEMENT
                             DATED OCTOBER 12, 1999
                                  BY AND AMONG
                                  TEXOIL, INC.,
                           QUANTUM ENERGY PARTNERS, LP
                                       AND
                             CERTAIN OTHER INVESTORS
                          AS SPECIFIED ON SCHEDULE 1.1



Employee Agreements for Frank A. Lodzinski, Jerry M. Crews, Francis M. Mury and Peggy Simpson, in accordance with this Preferred Stock Purchase Agreement, are as set forth in Exhibit C.

                                 SCHEDULE 2.9(D)

                                EMPLOYEE POLICIES
                                        &
                                   PROCEDURES
                                       TO
                       PREFERRED STOCK PURCHASE AGREEMENT
                             DATED OCTOBER 12, 1999
                                  BY AND AMONG
                                  TEXOIL, INC.,
                           QUANTUM ENERGY PARTNERS, LP
                                       AND
                             CERTAIN OTHER INVESTORS
                          AS SPECIFIED ON SCHEDULE 1.1



                              1999 HOLIDAY SCHEDULE

      New Year's Day
      Good Friday/Easter
      Memorial Day
      Independence Day
      Labor Day
      Thanksgiving and Friday following Thanksgiving
      Christmas Eve
      Christmas
      New Year's Eve


                          SICK LEAVE; FLOATING HOLIDAYS

The following sick leave policy was implemented for 1999.

All employees will be entitled to eight (8) paid sick leave days during the year. You will need to notify your supervisor at the beginning of each day that you are unable to come to work, unless other arrangements are agreed to with your supervisor.

In addition, each full-time employee is eligible for three additional days off with pay (floating holidays) to be scheduled with his or her supervisor's approval. During the first year of employment, these floating holidays will be granted in the following manner:

      If employed prior to January 1           3 days
      If employed prior to June 1              2 days
      If employed on or after June             No floating days will be granted

                                 SCHEDULE 2.9(D)

Floating holidays are to be used for personal absences, including the observance of any religious or other holiday. They cannot be carried over to the following, and are not compensable upon termination of employment.

Once eight (8) paid sick days and eligible floating days have been paid, deductions from payroll will be made for any additional absences. It is the responsibility of each supervisor to notify the payroll department when this occurs.

                                 VACATION POLICY

All employees will be entitled to two weeks vacation each year. New employees will be entitled to take the first week after six months of service. Vacation time will accrue on January 1 of each year. Vacation time should be approved with individual supervisors.


NOTE: The Company is in the process of revising its holiday, absence and vacation policies and is preparing an Employee Handbook expected to be implemented no later than January 1, 2000.

                                SCHEDULE 2.9(F)

                                LABOR COMPLIANCE
                                       TO
                       PREFERRED STOCK PURCHASE AGREEMENT
                             DATED OCTOBER 12, 1999
                                  BY AND AMONG
                                 TEXOIL, INC.,
                          QUANTUM ENERGY PARTNERS, LP
                                      AND
                            CERTAIN OTHER INVESTORS
                          AS SPECIFIED ON SCHEDULE 1.1





                                      NONE

                                  SCHEDULE 2.10

                             EMPLOYEE BENEFITS PLANS
                                       TO
                       PREFERRED STOCK PURCHASE AGREEMENT
                             DATED OCTOBER 12, 1999
                                  BY AND AMONG
                                  TEXOIL, INC.,
                           QUANTUM ENERGY PARTNERS, LP
                                       AND
                             CERTAIN OTHER INVESTORS
                          AS SPECIFIED ON SCHEDULE 1.1





        TYPE OF                            CARRIER/                  EFFECTIVE
        COVERAGE                        POLICY NUMBER                   DATE
        --------                        -------------                ---------
Medical, Vision, Dental and Life    Great West Life &                 09/01/99
                                    Annuity Insurance Company/
                                    Policy #266145

                                  SCHEDULE 2.11

                                 CERTAIN CHANGES
                                       TO
                       PREFERRED STOCK PURCHASE AGREEMENT
                             DATED OCTOBER 12, 1999
                                  BY AND AMONG
                                  TEXOIL, INC.,
                           QUANTUM ENERGY PARTNERS, LP
                                       AND
                             CERTAIN OTHER INVESTORS
                          AS SPECIFIED ON SCHEDULE 1.1





On September 22, 1999, the Company signed a Purchase and Sale Agreement with Energen Resources MAQ, Inc. and Westport Oil and Gas Company, Inc. related to the acquisition of the Eloi Bay and Half Moon Lake Fields, St. Bernard Parish, Louisiana for SEVEN MILLION TWO HUNDRED THOUSAND DOLLARS (US $7,200,000).

Also on September 22, 1999, the Company signed a related Purchase and Sale Agreement with Energen Resources MAQ, Inc. for the acquisition of certain well interests and seismic data located in the Southwest Abbeville Prospect, Vermilion Parish, Louisiana and Northwest Ridge Prospect, Lafayette Parish, Louisiana for THREE HUNDRED THOUSAND DOLLARS (US $300,000).

                                  SCHEDULE 2.13

                                    INSURANCE
                                       TO
                       PREFERRED STOCK PURCHASE AGREEMENT
                             DATED OCTOBER 12, 1999
                                  BY AND AMONG
                                  TEXOIL, INC.,
                           QUANTUM ENERGY PARTNERS, LP
                                       AND
                             CERTAIN OTHER INVESTORS
                          AS SPECIFIED ON SCHEDULE 1.1

    TYPE OF                     CARRIER/                 EFFECTIVE                LIMITS                         DEDUCTIBLE
   COVERAGE                  POLICY NUMBER                 DATE                   CARRIED                        APPLICABLE
------------------  --------------------------------  -----------------  -------------------------------  --------------------------
General Liability   Great Northern Insurance Company  09/01/99-09/01/00  $1,000,000 Per Occurrence         $2,500 Per Occurrence
                    Policy #3535-69-06 ERG                               $2,000,000
                                                                         General Policy Aggregate

Umbrella Liability  Federal Insurance Company         09/01/99-09/01/00  $10,000,000 Per Occurrence        $25,000 SIR
                    Policy #7975-55-21                                   $10,000,000
                                                                         General Policy Aggregate

Workers'            Altus Insurance Holdings          05/24/99-05/24/00  $500,000 Each Accident             NONE
Compensation        Policy # ICW1950048                                  $500,000 Each Employee-Disease
                                                                         $500,000 Policy Aggregate-Disease


Commercial          Vigilant Insurance Company        09/01/99-09/01-00  $1,000,000 CSL Liability           NONE on Liability
Automobile-Texas    Policy # 7324-99-15                                  $1,000,000 CSL Uninsured/          Coverage/.$500 on
                                                                         Underinsured Motorist              Collision/$0 on
                                                                         $1,000,000 Hired & Non-Owned Auto  Specified Causes of Loss


                                  SCHEDULE 2.13

    TYPE OF                     CARRIER/                 EFFECTIVE                LIMITS                         DEDUCTIBLE
   COVERAGE                  POLICY NUMBER                 DATE                   CARRIED                        APPLICABLE
-----------------   --------------------------------  -----------------  -------------------------------  --------------------------

Commercial          Great Northern Insurance Company  09/01/99-09/01-00  $1,000,000 CSL Liability          NONE on Liability
Automobile - Out    Policy # 7325-53-33                                  $1,000,000 CSL Uninsured/         Coverage/$500 on
Of State                                                                 Underinsured Motorist             Collision/$0 on Specified
                                                                         $3,000 Medical Payments Ea Per    Causes of Loss

Pollution           Great Northern Insurance Company  09/01/99-09/01/00  $1,000,000 Per Occurrence         $1,000,000 Per Occurrence
Liability           Policy # 37250501 ERG                                $2,000,000 General
                                                                         Aggregate

Operators Extra     St. Paul Surplus Lines            09/01/99-09/01/00  $2,000,000 Per Occurrence         $25,000 Per Occurrence
Expense             Insurance Company                                    $250,000 Care, Custody & Control  $10,000 Per Occurrence
                    Policy # MU05503497                                                                    for CCC

Directors &         Executive Risks                   07/09/99-07-09/00  $1,000,000 Per Occurrence         $100,000 Per Occurrence
Officers            Insurance Company                                    $1,000,000 General Policy         Except $125,000 SEC
Liability           Policy # 75112323198                                 Aggregate                         Related Claims

Business Property   Great Northern Insurance          09/01/99-09/01-00  $300,000                          $1,000 Per Occurrence
                    Company/Policy # 3535-69-06 ERG

Equipment Floater   Federal Insurance Company         09/01/99-09/01/00  $1,500,000 Any One Loss           $1,000 Per Occurrence
                    Policy # 0660-85-48                                  $350,000 Any One Well Site


                                  SCHEDULE 2.16

                                 GAS IMBALANCES
                               PREFERENTIAL RIGHTS
                                       TO
                       PREFERRED STOCK PURCHASE AGREEMENT
                             DATED OCTOBER 12, 1999
                                  BY AND AMONG
                                  TEXOIL, INC.,
                           QUANTUM ENERGY PARTNERS, LP
                                       AND
                             CERTAIN OTHER INVESTORS
                          AS SPECIFIED ON SCHEDULE 1.1





GAS IMBALANCES
--------------
      NO NET LIABILITY


PREFERENTIAL RIGHT TO PURCHASE
------------------------------
      HAGIST RANCH

                  Call on Oil:      Vastar's posted price or the average of the
                                    3 highest posted prices in the area. Volume subject to call is a approximately 60 BOPD gross.

                  Call on Gas:      Vastar has the right to purchase at the
                                    average of the Inside F.E.R.C Index first of the month spot prices for Natural Gas
                                    Pipeline Co. of America and Valero National
                                    Gas-Texas, less actual gathering,
                                    dehydration, and other costs.

                                  SCHEDULE 2.17

                                      TAXES
                                       TO
                       PREFERRED STOCK PURCHASE AGREEMENT
                             DATED OCTOBER 12, 1999
                                  BY AND AMONG
                                  TEXOIL, INC.,
                           QUANTUM ENERGY PARTNERS, LP
                                       AND
                             CERTAIN OTHER INVESTORS
                          AS SPECIFIED ON SCHEDULE 1.1





                                      NONE

                                  SCHEDULE 2.19

                                   LITIGATION
                                       TO
                       PREFERRED STOCK PURCHASE AGREEMENT
                             DATED OCTOBER 12, 1999
                                  BY AND AMONG
                                  TEXOIL, INC.,
                           QUANTUM ENERGY PARTNERS, LP
                                       AND
                             CERTAIN OTHER INVESTORS
                          AS SPECIFIED ON SCHEDULE 1.1


1.) Tom E. Dillard and Martha S. Dillard vs. Sonat Exploration Company and Cliffwood Production Co.
      Cause No. 4490
      Description:  Summarized, contamination of stock tank and damage to property caused by rupture in pipeline which eventually causes death of grazing livestock (goats).
      Status:  Pending; Texoil indemnified by Sonat.

2.)   1600 Smith Street Venture vs. Texoil, Inc.
      Cause No. 9847705
      Description:  Suing because of early cancellation of lease and demanding payment of $35,000 plus interests and costs.
      Status: Pending; trial court signed final summary judgment - Texoil filed Notice of Appeal, contingent fee arrangement.

3.)   Ernest Cannon, et al vs. J. R. Parten, et al.
      Cause No. 94-7447-278-06
      Description:  The plaintiffs sued certain former Lessees and an affiliated pipeline company and subsequently included Cliffwood Production Co., and the Madison County Energy Limited Partnership for breach and cancellation of certain mineral leases, mineral trespass, surface trespass, trespass damage to the mineral estate, trespass injury to the surface estate, non-payment of royalty and relinquishment of rights-of-way.
      Status: Cliffwood Production Co. entered into a settlement agreement; Parten recently settled. This suit should be dismissed

                                  SCHEDULE 2.20

                                LEGAL COMPLIANCE
                                       TO
                       PREFERRED STOCK PURCHASE AGREEMENT
                             DATED OCTOBER 12, 1999
                                  BY AND AMONG
                                  TEXOIL, INC.,
                           QUANTUM ENERGY PARTNERS, LP
                                       AND
                             CERTAIN OTHER INVESTORS
                          AS SPECIFIED ON SCHEDULE 1.1





                                      NONE

                                  SCHEDULE 2.21

                                  SUBSIDIARIES
                                       TO
                       PREFERRED STOCK PURCHASE AGREEMENT
                             DATED OCTOBER 12, 1999
                                  BY AND AMONG
                                  TEXOIL, INC.,
                           QUANTUM ENERGY PARTNERS, LP
                                       AND
                             CERTAIN OTHER INVESTORS
                          AS SPECIFIED ON SCHEDULE 1.1


                             COMPANY & SUBSIDIARIES
                             ----------------------

Texoil, Inc.

Texoil Company

Cliffwood Oil & Gas Corp.

Cliffwood Production Co.

New Cliffwood Company

Cliffwood Exploration Company

Cliffwood Acquisition - 1998 Limited Partnership*

Cliffwood-Blue Moon Joint Venture, Inc.**


        *Cliffwood Oil & Gas Corp. is the General Partner
       **Cliffwood-Blue Moon Joint Venture, Inc. is not wholly owned
              80% Texoil/20%Bechtel

                                  SCHEDULE 2.22

                                    BROKERAGE
                                       TO
                       PREFERRED STOCK PURCHASE AGREEMENT
                             DATED OCTOBER 12, 1999
                                  BY AND AMONG
                                  TEXOIL, INC.,
                           QUANTUM ENERGY PARTNERS, LP
                                       AND
                             CERTAIN OTHER INVESTORS
                          AS SPECIFIED ON SCHEDULE 1.1


Fees due First Union Capital Markets as specified in that certain Letter Agreement dated January 7, 1999 and the subsequent Letter Agreement Extension dated July 7, 1999

                                  SCHEDULE 2.23

                               OWNERSHIP INTEREST
                                       OF
                               INTERESTED PARTIES
                                       TO
                       PREFERRED STOCK PURCHASE AGREEMENT
                             DATED OCTOBER 12, 1999
                                  BY AND AMONG
                                  TEXOIL, INC.,
                           QUANTUM ENERGY PARTNERS, LP
                                       AND
                             CERTAIN OTHER INVESTORS
                          AS SPECIFIED ON SCHEDULE 1.1



                                      NONE

                                  SCHEDULE 2.25

                              ENVIRONMENTAL MATTERS
                                       TO
                       PREFERRED STOCK PURCHASE AGREEMENT
                             DATED OCTOBER 12, 1999
                                  BY AND AMONG
                                  TEXOIL, INC.,
                           QUANTUM ENERGY PARTNERS, LP
                                       AND
                             CERTAIN OTHER INVESTORS
                          AS SPECIFIED ON SCHEDULE 1.1



                                      NONE

                                  SCHEDULE 2.27

                              GOVERNMENTAL INQUIRES
                                       TO
                       PREFERRED STOCK PURCHASE AGREEMENT
                             DATED OCTOBER 12, 1999
                                  BY AND AMONG
                                  TEXOIL, INC.,
                           QUANTUM ENERGY PARTNERS, LP
                                       AND
                             CERTAIN OTHER INVESTORS
                          AS SPECIFIED ON SCHEDULE 1.1

                                      NONE